UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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The NASDAQ OMX Group, Inc.

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April •, 2013

Dear Fellow NASDAQ OMX Stockholder:

We are pleased to enclose this year’s proxy statement and to invite you to attend our 2013 annual meeting of stockholders. For your convenience, we will offer a live webcast of the annual meeting on our website at http://ir.nasdaqomx.com/events.cfm.

2013 is an important year for NASDAQ OMX, and we remain focused on our goal to be strategically positioned for strong long-term performance. The following highlights elements of our corporate governance, stockholder engagement and executive compensation that are described in more detail in this proxy statement.

Corporate Governance

NASDAQ OMX’s board of directors and nominating & governance committee continue to evaluate NASDAQ OMX’s corporate governance practices. As discussed in Proposal IV, we are seeking stockholder approval to amend NASDAQ OMX’s restated certificate of incorporation to remove and replace each supermajority voting requirement with a “majority of outstanding shares” voting requirement. We weighed the pros and cons of the supermajority voting requirements and ultimately decided that it is in the best interests of NASDAQ OMX and its stockholders to eliminate these requirements.

In addition, the board of directors, upon the recommendation of the nominating and governance committee, has approved amendments to our by-laws to allow stockholders holding 15% or more of our voting power to call a special meeting under certain circumstances. As described under “NASDAQ OMX’s Corporate Governance,” these amendments, as well the proposed charter amendments discussed above, are subject to filing and effectiveness with the U.S. Securities and Exchange Commission. We believe both sets of amendments serve to enhance further NASDAQ OMX’s corporate governance practices and demonstrate our responsiveness to stockholder concerns.

Stockholder Engagement

Stockholders are key participants in the governance of NASDAQ OMX, and investor feedback is extremely helpful in enabling us to achieve our mission. In 2012, management met with investors representing a substantial portion of our investor base to understand their perspectives. In addition, we invite stockholders to communicate directly with the board through the procedures outlined below in “Stockholder Communication with Directors.”

Executive Compensation

On the executive compensation front, our program and policies are designed to emphasize pay for performance. NASDAQ OMX’s performance was strong in 2012 against difficult market conditions. Several of our key financial results decreased as compared to 2011, largely due to lower industry trading volumes in the cash equity and derivative trading markets. As a result, none of the named executive officers received an increase in base salary, and on average, the annual performance-based cash incentive awards paid to our named executive officers decreased significantly from 2011.

At the same time, we are looking to the future, and we have implemented a new performance-based long-term incentive program for our CEO, executive vice presidents and senior vice presidents that focuses on total shareholder return over a three-year period. In 2012, equity awards to the named executive officers were granted under this program, and therefore, equity awards to our named executive officers are totally performance-based. As this demonstrates, we continue to look for ways to improve NASDAQ OMX’s executive compensation program.

We are optimistic about NASDAQ OMX’s strategy and long-term success. We look forward to sharing information with you about NASDAQ OMX at the annual meeting. Whether or not you plan to attend, we encourage you to vote your proxy as soon as possible so that your shares will be represented at the meeting.

The Board of Directors of The NASDAQ OMX Group, Inc.

THE NASDAQ OMX GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2013

To the Stockholders of The NASDAQ OMX Group, Inc.:

Please take notice that the annual meeting of stockholders of The NASDAQ OMX Group, Inc., a Delaware corporation, will be held at NASDAQ OMX’s principal executive offices located at One Liberty Plaza, 50th Floor, New York, New York 10006, on May 22, 2013, at 9:00 a.m. (E.D.T.), for the following purposes, all as described in the attached proxy statement:

1.	To elect 11 directors for a one-year term;

2.	To ratify the appointment of Ernst & Young LLP as NASDAQ OMX’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve the company’s executive compensation on an advisory basis;

4.	To approve an amendment of NASDAQ OMX’s restated certificate of incorporation to remove and replace the supermajority voting requirements;

5.	To approve an amendment and restatement of NASDAQ OMX’s restated certificate of incorporation to make other non-substantive changes; and

6.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

We urge you to read carefully the attached proxy statement for additional information concerning the matters to be considered at this meeting.

Our board of directors has fixed the close of business on April 2, 2013 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment of the meeting. A list of these holders will be available at the annual meeting, and for at least 10 days prior to the annual meeting, at our principal executive offices at One Liberty Plaza, 50th Floor, New York, New York 10006.

To ensure your representation at the 2013 annual meeting of stockholders, you are urged to vote, whether or not you plan to attend the meeting, by proxy by one of the following methods as promptly as possible:

1.	Submit a proxy via the Internet or telephone pursuant to the instructions provided in the notice of Internet availability of proxy materials that we will mail no later than April •, 2013 to stockholders as of the record date; or

2.	Request printed copies of the proxy materials by mail pursuant to the instructions provided in the notice of Internet availability of proxy materials and complete, sign, date and return the proxy card that you will receive in response to your request.

If you attend the meeting, you may revoke your proxy and vote in person, even if you have previously submitted a proxy for your NASDAQ OMX shares.

By Order of the Board of Directors,

Robert Greifeld

Chief Executive Officer

New York, New York

April •, 2013

EXECUTIVE SUMMARY	1

THE ANNUAL MEETING	5

PROPOSAL I: ELECTION OF DIRECTORS	10

DIRECTOR COMPENSATION	20

NASDAQ OMX’S CORPORATE GOVERNANCE	24

PROPOSAL II: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30

AUDIT COMMITTEE REPORT	32

PROPOSAL III: APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS	33

COMPENSATION DISCUSSION AND ANALYSIS	34

MANAGEMENT COMPENSATION COMMITTEE REPORT	56

MANAGEMENT COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	56

EXECUTIVE COMPENSATION	57

PROPOSAL IV: APPROVAL OF AN AMENDMENT OF NASDAQ OMX’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE AND REPLACE THE SUPERMAJORITY VOTING REQUIREMENTS	77

PROPOSAL V: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF NASDAQ OMX’S RESTATED CERTIFICATE OF INCORPORATION TO MAKE OTHER NON-SUBSTANTIVE CHANGES	80

OTHER BUSINESS	82

EXECUTIVE OFFICERS OF NASDAQ OMX	83

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	85

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	89

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	90

STOCKHOLDER COMMUNICATION WITH DIRECTORS	93

ONLINE ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K	93

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS	94

CORPORATE SUSTAINABILITY	96

ANNEX A: PROPOSED AMENDMENT AND RESTATEMENT OF NASDAQ OMX’S RESTATED CERTIFICATE OF INCORPORATION	97

EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, and we invite you to read the entire proxy statement, as well as our annual report on Form 10-K, as filed with the SEC on February 21, 2013 (Form 10-K), carefully before voting.

ANNUAL MEETING INFORMATION

Time and Date:	9:00 a.m. (E.D.T.) on Wednesday, May 22, 2013
Place:	NASDAQ OMX One Liberty Plaza 50th Floor New York, New York 10006
Record Date:	April 2, 2013

You can ensure that your NASDAQ OMX shares are voted at the meeting by:	Attending the meeting and voting in person	Submitting your proxy by Internet (http://www.proxyvote.com) or telephone	If you request a printed copy of proxy materials, completing, signing, dating and returning the proxy card in the envelope provided	Scanning this QR code to access the voting site from your mobile device

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Voting Standard	Effect of Abstentions and Broker Non-Votes	Board Voting Recommendation	Page Reference

Election of 11 directors	Majority of votes cast	Not counted as votes cast and therefore have no effect	FOR EACH NOMINEE	10
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013	Majority of votes present in person or represented by proxy	Abstentions have the effect of a vote against the proposal; there will not be broker non-votes	FOR	30
Advisory vote to approve the company’s executive compensation on an advisory basis	Majority of votes present in person or represented by proxy	Abstentions have the effect of a vote against the proposal; broker non-votes have no effect	FOR	33
Approval of an amendment of NASDAQ OMX’s restated certificate of incorporation to remove and replace the supermajority voting requirements	At least 66 2/3% of the total voting power of NASDAQ OMX’s common stock	Have the effect of a vote against the proposal	FOR	78
Approval of an amendment and restatement of NASDAQ OMX’s restated certificate of incorporation to make other non-substantive changes	At least 66 2/3% of the total voting power of NASDAQ OMX’s common stock	Have the effect of a vote against the proposal	FOR	81

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BOARD NOMINEES

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

Name	Age	Classification	Director Since

Steven D. Black	60	Non-Industry; Public	2011
Börje E. Ekholm	50	Non-Industry	2011
Robert Greifeld	55	Staff	2003
Glenn H. Hutchins	57	Industry	2005
Essa Kazim	54	Non-Industry	2008
John D. Markese	67	Non-Industry; Public	1996
Ellyn A. McColgan	59	Non-Industry; Public	2012
Thomas F. O’Neill	66	Non-Industry	2003
James S. Riepe	69	Industry	2003
Michael R. Splinter	62	Non-Industry; Issuer	2008
Lars R. Wedenborn	54	Non-Industry	2008

FINANCIAL HIGHLIGHTS

NASDAQ OMX’s performance was strong in 2012 against difficult market conditions, including lower industry trading volumes in the cash equity and derivative trading markets. The chart below summarizes key NASDAQ OMX financial results for the fiscal year ended December 31, 2012 when compared with the same period in 2011. For additional information, see “Compensation Discussion and Analysis – Executive Summary – 2012 Business Highlights” on page 34.

	Year Ended December 31,

	2012	2011	Percentage Change

	(in millions, except per share amounts)
Revenues less transaction rebates, brokerage, clearance and exchange fees	$1,663	$1,682	(1.1)%
Operating income	$690	$696	(0.9)%
Diluted earnings per share	$2.04	$2.15	(5.1)%
Stock price per share(1)	$24.99	$24.51	2.0%

(1)	Represents the closing market price of our common stock on the last trading day of each year.

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EXECUTIVE COMPENSATION HIGHLIGHTS

In line with our executive compensation program’s emphasis on pay for performance, compensation awarded to the named executive officers for 2012 reflected the decrease in several of our key financial results in 2012 as compared to 2011. The following table shows each named executive officer’s total cash compensation, including salary and cash incentive awards, for 2012 as compared to 2011. Total cash compensation does not include all of the elements of compensation that comprise “Total Compensation” as reported in the Summary Compensation Table. For additional information, see “Compensation Discussion and Analysis” on page 34 and “Executive Compensation” on page 57.

Named Executive Officer	2012 Total Cash Compensation ($)	2011 Total Cash Compensation ($)		2012 Total Cash Compensation vs. 2011 Total Cash Compensation

Robert Greifeld	$2,350,000	$4,591,000		(49)%
Chief Executive Officer
Lee Shavel	$1,378,625	$1,790,000	(1)	(23)%
Chief Financial Officer and Executive Vice President, Corporate Strategy
Anna M. Ewing	$1,074,125	$1,710,500		(37)%
Executive Vice President, Global Technology Solutions
Hans-Ole Jochumsen	$1,385,995	$1,376,543		1%
Executive Vice President, Transaction Services Nordic
Eric W. Noll	$1,188,500	$1,800,000		(34)%
Executive Vice President, Transaction Services U.S. and U.K.

(1)	Mr. Shavel began employment at NASDAQ OMX effective May 23, 2011. For comparison purposes, his 2011 total cash compensation is calculated on an annualized basis.

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EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE BEST PRACTICES

We regularly engage with our stockholders to discuss executive compensation, corporate governance and other issues. As detailed further in this proxy statement, the following executive compensation and corporate governance best practices are key aspects of our programs.

Executive Compensation Best Practices	Corporate Governance Best Practices

Pay for Performance Philosophy	Majority Voting for Directors in Uncontested Elections
Prohibition on Hedging and Pledging	Annual Election of Directors
Stock Ownership Guidelines	Separation of Board Chairman and CEO
Stock Holding Requirement	Majority Independent Board
Elimination of Share Recycling Provision	Three Fully Independent Board Committees
Frozen Pension Plan and SERP	Board Meets Regularly in Executive Session
Limited Severance Arrangements	No Director Attended Fewer Than 75% of Board and Committee Meetings
“Double Trigger” Change in Control Agreements	Annual Board and Committee Evaluations
Elimination of Tax Gross-Up Payments on Severance Arrangements	Corporate Governance Guidelines
Limited Perquisites	Global Ethics and Compliance Program and Confidential Whistleblower Process
Incentive Recoupment Policy	No “Poison Pill”
Limited Employment Agreements	Comprehensive Succession Planning Program
Engagement of Independent Compensation Consultant	Strong Risk Management Program
Extensive Risk Assessment of Compensation Program	Corporate Sustainability Program

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THE NASDAQ OMX GROUP, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2013

We are furnishing this proxy statement to the stockholders of The NASDAQ OMX Group, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use in voting at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice of annual meeting, and at any and all adjournments or postponements of this meeting.

In accordance with rules of the United States Securities and Exchange Commission (SEC), instead of mailing printed copies of our proxy materials to each stockholder of record, we are furnishing the proxy materials for the 2013 annual meeting by providing access to these documents on the Internet. A notice of Internet availability of proxy materials is being mailed to our stockholders. We first mailed or delivered this notice on or about April •, 2013. The notice of Internet availability contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the Internet. Our proxy materials were made available at www.proxyvote.com on the date that we first mailed or delivered the notice of Internet availability. The notice also will tell you how to request our proxy materials in printed form or by e-mail, at no charge. The notice contains a control number that you will need to submit a proxy for your shares.

THE ANNUAL MEETING

When and where is the meeting? The annual meeting is scheduled to be held at NASDAQ OMX’s principal executive offices located at One Liberty Plaza, 50th Floor, New York, New York 10006, on May 22, 2013, at 9:00 a.m. (E.D.T.).

What is the purpose of the meeting? At the annual meeting, NASDAQ OMX’s stockholders will be asked to consider and vote upon each of the following matters:

1.	To elect 11 directors for a one-year term;

2.	To ratify the appointment of Ernst & Young LLP as NASDAQ OMX’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve the company’s executive compensation on an advisory basis;

4.	To approve an amendment of NASDAQ OMX’s restated certificate of incorporation to remove and replace the supermajority voting requirements;

5.	To approve an amendment and restatement of NASDAQ OMX’s restated certificate of incorporation to make other non-substantive changes; and

6.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Who is entitled to vote? Only holders of record listed on the books of NASDAQ OMX at the close of business on April 2, 2013 (record date) of NASDAQ OMX’s common stock, par value $0.01 per share, will be entitled to notice of, and to vote at, the annual meeting. As of the record date, there were outstanding • shares of common stock.

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A list of holders entitled to vote at the annual meeting will be available at the annual meeting and for at least 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 5:00 p.m. (E.D.T.), at our principal executive offices, One Liberty Plaza, 50th Floor, New York, New York 10006. You may arrange to review this list by contacting NASDAQ OMX’s corporate secretary, Joan C. Conley, The NASDAQ OMX Group, Inc., One Liberty Plaza, 50th Floor, New York, New York 10006, in writing or by email (corporatesecretary@nasdaqomx.com).

How many votes do I have? Each share of common stock has one vote, subject to the voting limitation in our restated certificate of incorporation that generally prohibits a stockholder from voting in excess of 5% of the total voting power of NASDAQ OMX.

Is my vote confidential? Your individual vote is confidential and will not be disclosed to third parties. Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be displayed except as required by law.

What constitutes a quorum? The presence of the holders of a majority (greater than 50%) of the votes entitled to be cast at the meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you submit a proxy by Internet, by telephone or by returning a signed and dated proxy card (if proxy materials are requested in printed form) or if you vote in person at the annual meeting. Abstentions and broker non-votes are counted as present and entitled to vote at the meeting for purposes of determining a quorum.

Who counts the votes? Broadridge Financial Solutions, Inc. tabulates the votes and acts as inspector of elections.

How do I vote? You can ensure that your NASDAQ OMX shares are voted at the meeting by:

•	attending the meeting and voting in person, as discussed below;

•	submitting your proxy by Internet (www.proxyvote.com) or telephone; or

•	if you request a printed copy of proxy materials, completing, signing, dating and returning the proxy card in the envelope provided.

Proxy Submission by Internet. You have the option to submit a proxy for your shares through the Internet. The notice of Internet availability of proxy materials contains the website address (www.proxyvote.com) for Internet proxy submission. Internet proxy submission is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 21, 2013. You must enter your control number, which is printed in the lower right hand corner of the notice of Internet availability, and you will be given the opportunity to confirm that your instructions have been properly recorded.

Proxy Submission by Telephone. You have the option to submit a proxy for your shares by telephone. The notice of Internet availability of proxy materials will have information about Internet proxy submission, but is not permitted to include a telephone number for submitting a proxy by phone, because that would enable a stockholder to submit a proxy without first accessing the proxy materials.

The instructions for telephonic proxy submission are provided on the website where the proxy materials can be viewed. You will be provided with a telephone number for submitting your proxy at this site.

Alternatively, if you request paper copies of the proxy materials, your proxy card will list a toll-free telephone number that you may use to submit a proxy for your shares. Telephone proxy submission is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 21, 2013. When you submit a proxy by telephone, you will be required to enter your control number. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your shares and to confirm that your instructions have been properly recorded. If you are located outside the United States or Canada, you should instruct the proxy holders how to vote your shares by Internet or by mail.

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Proxy Submission by Mail. If you choose to submit a proxy by mail after requesting and receiving printed proxy materials, simply complete, sign and date your proxy card and return it in the postage-paid envelope provided.

How do I complete the proxy? The proxy provides that each stockholder may vote his or her NASDAQ OMX shares “For” or “Against” or “Abstain” for individual nominees and for each of the other proposals. Whichever method you select to transmit your instructions, the proxy holders will vote your shares as provided by those instructions. IF YOU PROVIDE A PROXY WITHOUT SPECIFIC VOTING INSTRUCTIONS, YOUR NASDAQ OMX SHARES WILL BE VOTED BY THE PROXY HOLDERS “FOR” THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY STATEMENT AND “FOR” PROPOSALS II, III, IV and V.

If your NASDAQ OMX shares are held by a broker, bank or other nominee that does not have express authority to vote on a particular matter, you will receive instructions from your nominee, which you must follow to have your NASDAQ OMX shares voted. The broker, bank or other nominee may vote only the NASDAQ OMX shares that it holds for you as provided by your instructions, subject to certain exceptions described below.

What do I need to do to attend the annual meeting? If you are a holder of record, you should indicate that you plan to attend the meeting when submitting your proxy. For the safety and comfort of our stockholders, admission to the annual meeting will be restricted to holders of record and beneficial owners of NASDAQ OMX shares as of the close of business on April 2, 2013. You will need to provide a valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the annual meeting. If you are a beneficial owner of NASDAQ OMX shares held by a bank, broker or other nominee, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your NASDAQ OMX shares held by a bank, broker or other nominee, you will have to obtain a proxy, executed in your favor, from the holder of record. Directions to the annual meeting are available at http://ir.nasdaqomx.com/annuals.cfm.

Is there a webcast of the annual meeting? We will offer a live webcast of the annual meeting on our website at http://ir.nasdaqomx.com/events.cfm.

What are the board’s recommendations? The NASDAQ OMX board recommends that you vote “FOR” each of the nominees for director named in Proposal I and “FOR” Proposals II, III, IV and V.

What vote is required to elect each director? Our directors are elected by the holders of a majority of votes cast at any meeting for the election of directors at which a quorum is present and there is an uncontested election. Each of the 11 nominees must receive the affirmative vote of the holders of a majority of the votes cast for the election of directors to be duly elected to the board of directors in an uncontested election. Any shares not voted, for example by abstention or, if applicable, broker non-vote, will not impact the vote. Our by-laws and corporate governance guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and such resignation will be considered by the nominating & governance committee. This committee will recommend to the full board whether or not to accept the resignation. The board is required to act on the recommendation and to disclose publicly its decision-making process with respect to the resignation. See “Proposal I: Election of Directors” and “NASDAQ OMX’s Corporate Governance” for full details of this policy. The 2013 election of directors is an uncontested election.

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What vote is required to approve the other proposals? The following proposals require an affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions have the effect of a vote against these proposals. Broker non-votes, if applicable, have no effect on these proposals.

•	Ratification of appointment of Ernst & Young LLP; and

•	Approval of the company’s executive compensation on an advisory basis.

The stockholder vote to approve executive compensation is an advisory vote only and, therefore, the result of that vote will not be binding on our board of directors or management compensation committee. Our board and management compensation committee will, however, consider the outcome of the vote when evaluating our executive compensation program in the future.

The following proposals require the affirmative vote of the holders of at least 66 2/3% of the total voting power of NASDAQ OMX’s outstanding shares of capital stock, voting together as a single class. Abstentions and broker non-votes have the effect of a vote against these proposals.

•	Approval of an amendment of NASDAQ OMX’s restated certificate of incorporation to remove and replace the supermajority voting requirements; and

•	Approval of an amendment and restatement of NASDAQ OMX’s restated certificate of incorporation to make other non-substantive changes.

The proposed changes to NASDAQ OMX’s restated certificate of incorporation will not become effective until they are filed and effective with the SEC and the state of Delaware.

What is a broker non-vote? If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” The ratification of the appointment of Ernst & Young LLP as our registered independent public accounting firm is considered a “routine” matter. Accordingly, brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal. The other proposals are considered “non-routine,” and brokers cannot vote shares on these proposals without your instructions.

If you hold your shares through a broker, it is important that you cast your vote if you want it to count on all of the matters to be considered at the annual meeting other than the ratification of the appointment of our independent registered public accounting firm. Thus, if you hold your shares in street name and you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf.

What if other items come up at the annual meeting and I am not there to vote? We are not now aware of any matters to be presented at the annual meeting other than those described in this proxy statement. When you provide your voting instructions by Internet or telephone, or return a signed and dated proxy card, you give the proxy holders the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting. If the meeting is adjourned or postponed, your NASDAQ OMX shares may be voted by the proxy holders on the new meeting date, unless you have revoked your proxy instructions before that date.

Can I change my vote? You can change your vote by revoking your proxy at any time before it is exercised in one of three ways:

•	Submit a later dated proxy (including a proxy submitted through the Internet, by telephone or by proxy card);

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•

Notify NASDAQ OMX’s corporate secretary, Joan C. Conley, The NASDAQ OMX Group, Inc., One Liberty Plaza, 50th Floor, New York, New York 10006, in writing or by email (corporatesecretary@nasdaqomx.com), that you are revoking your proxy; or

•	Vote in person at the annual meeting.

If you are a beneficial owner of NASDAQ OMX shares held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

When will the results of the voting be available? Votes will be tabulated by Broadridge Financial Solutions, Inc., the independent inspector of elections appointed for the meeting. Preliminary results will be announced at the meeting and, thereafter, final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting.

Who is paying the costs of this proxy solicitation? We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (who will not receive any additional compensation for these solicitations), in person or by telephone, electronic transmission and facsimile transmission. NASDAQ OMX will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy materials to their beneficial owners/customers and obtaining their proxies. We have hired AST Phoenix Advisors Partners to assist in soliciting proxies at a fee of $7,500 plus costs and expenses for these services. Your cooperation in promptly submitting your proxy through the Internet or by telephone, or, if proxy materials are requested by mail, by completing, signing, dating and returning the enclosed proxy card will help to avoid additional expense.

Does NASDAQ OMX have a practice of householding? In a further effort to reduce printing and postage fees for the meeting notice, NASDAQ OMX has adopted a practice approved by the SEC known as “householding.” Under our practice, stockholders who have the same last name and address will receive one notice of Internet availability of proxy materials, unless one or more of these stockholders notifies us that he or she desires to continue to receive a separate copy of the proxy materials. Beneficial owners can request information about householding from their bank, broker or other nominee of record. If you would like to receive a separate copy of the proxy materials or, if you are a stockholder at a shared address to which we delivered multiple copies of proxy materials and you desire to receive one copy of proxy materials in the future, please contact the NASDAQ OMX Investor Relations Department, Attention: Edward Ditmire, One Liberty Plaza, 49th Floor, New York, New York 10006, in writing or by email (investor.relations@nasdaqomx.com).

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PROPOSAL I

Election of Directors

The business and affairs of NASDAQ OMX are managed under the direction of our board of directors. Our directors have diverse backgrounds and experience and represent a broad spectrum of viewpoints.

Pursuant to our restated certificate of incorporation and by-laws and based on our governance needs, the board may determine the total number of directors. Currently, the board is authorized to have 11 directors.

Each of the current members of the board has been nominated by our nominating & governance committee and board of directors for re-election to a one-year term. All nominees have consented to be named in this proxy statement and to serve on the NASDAQ OMX board, if elected.

In an uncontested election, our directors are elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present. This election is an uncontested election, and therefore, each of the 11 nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the board of directors. Any shares not voted by abstention and broker non-votes will not impact the vote. Our corporate governance guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and such resignation will be considered by the nominating & governance committee. This committee will recommend to the full board whether or not to accept the resignation. The board is required to act on the recommendation and to disclose publicly its decision-making process with respect to the resignation. All the nominees have submitted the irrevocable resignation.

BOARD RESPONSIBILITIES

In addition to its general oversight of management, the board also performs a number of specific functions, including:

•	Reviewing, approving and overseeing our corporate strategies and corporate actions including long-term strategic plans and evaluating the results;

•	Reviewing, approving and overseeing fundamental financial information and reporting;

•	Assessing major risks and reviewing options for their mitigation;

•	Overseeing management’s efforts to establish and maintain the highest legal, regulatory and ethical conduct of all businesses, including conformity with applicable global laws and regulations;

•	Selecting, evaluating and approving the compensation of the Chief Executive Officer and other senior officers and overseeing succession planning for these executives;

•	Evaluating the overall structure and effectiveness of the board, board members and committees and overseeing effective corporate governance;

•	Providing advice and counsel to senior management; and

•	Evaluating, selecting and recommending an appropriate slate of candidates to stockholders for election as directors.

SEPARATION OF ROLES OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

NASDAQ OMX separates the roles of chairman of the board and Chief Executive Officer. NASDAQ OMX believes that this separation of roles promotes more effective communication channels for the board to express its views on management. NASDAQ OMX’s Chief Executive Officer, Robert Greifeld,

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who has over twenty years’ experience in the securities industry, is responsible for the strategic direction, day-to-day leadership and performance of NASDAQ OMX. The chairman of NASDAQ OMX’s board, Börje E. Ekholm, who brings to the board the perspective of a large stockholder, provides guidance to the Chief Executive Officer, presides over meetings and executive sessions of the board of directors and serves as the primary liaison between the Chief Executive Officer and the other directors. We believe that this separation of roles and allocation of distinct responsibilities to each role facilitates communication between senior management and the full board of directors about issues such as corporate governance, management development, succession planning, executive compensation and company performance.

DIRECTOR CLASSIFICATIONS

In accordance with SEC requirements to ensure that balanced viewpoints are represented on our board of directors, NASDAQ OMX’s by-laws require that all directors be classified as:

•	Industry Directors;

•	Non-Industry Directors, which are further classified as either Issuer Directors or Public Directors; or

•	Staff Directors.

The number of Non-Industry Directors shall equal or exceed the number of Industry Directors. The board shall include at least two Public Directors and at least one, but no more than two, Issuer Directors. The board shall include no more than one Staff Director, unless the board consists of ten or more directors. In that case, the board shall include no more than two Staff Directors.

We establish the classification of each director based on a questionnaire with specific questions relating to the classifications. NASDAQ OMX’s corporate secretary annually certifies to the nominating & governance committee the classification of each director. The following is a general description of NASDAQ OMX’s director classifications, which are detailed in our by-laws:

•

Industry Director means a director who is not a Staff Director and who (i) is, or within the last year was, or has an immediate family member who is, or within the last year was, a member of any of NASDAQ OMX’s self-regulatory subsidiaries; (ii) is, or within the last year was, employed by a member or a member organization of any of NASDAQ OMX’s self-regulatory subsidiaries; (iii) has an immediate family member who is, or within the last year was, an executive officer of a member or a member organization of any of NASDAQ OMX’s self-regulatory subsidiaries; (iv) has within the last year received from any member or member organization of any of NASDAQ OMX’s self-regulatory subsidiaries more than $100,000 per year in direct compensation, or received from such members or member organizations in the aggregate an amount of direct compensation that in any one year is more than 10% of the director’s annual gross compensation for such year, excluding in each case director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (v) is affiliated, directly or indirectly, with a member or member organization of any of NASDAQ OMX’s self-regulatory subsidiaries;

•	Non-Industry Director means a director who is not a Staff Director and who is (i) a Public Director; (ii) an Issuer Director; or (iii) any other individual who would not be an Industry Director;

•

Issuer Director means a director who is not a Staff Director and who is an officer or employee of an issuer of securities listed on a national securities exchange operated by any of NASDAQ OMX’s self-regulatory subsidiaries, excluding any director who is a director of an issuer but is not also an officer or employee of the issuer;

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•

Public Director means a director who (i) is not an Industry Director; (ii) is not an Issuer Director; and (iii) has no material business relationship with a member or member organization of any of NASDAQ OMX’s self-regulatory subsidiaries, NASDAQ OMX or its affiliates or FINRA; and

•	Staff Director means an officer of NASDAQ OMX that is serving as a director.

DIRECTOR INDEPENDENCE

NASDAQ OMX’s common stock is currently listed on The NASDAQ Stock Market and NASDAQ Dubai Limited (NASDAQ Dubai). The rules of The NASDAQ Stock Market require that a majority of the members of our board of directors be independent. NASDAQ Dubai requires that at least two directors be independent. In order to qualify as independent under the listing rules of The NASDAQ Stock Market, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from being deemed independent. These categories prohibit the finding of independence for:

•	a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

•

a director who accepted, or who has a family member who accepted, certain compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•

a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, certain payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more;

•

a director of the company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company serve on the compensation committee of such other entity; or

•

a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

Second, no director qualifies as independent unless the board affirmatively determines that the director has no direct or indirect relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, the board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The board’s inquiry extended to both direct and indirect relationships with the company.

NASDAQ OMX also is listed on NASDAQ Dubai and, as a result, is subject to the NASDAQ Dubai listing rules and the Markets Rules of the Dubai Financial Services Authority. Under these rules, a director is considered independent if the board determines the director to be independent in character and judgment and to have no relationship or circumstances that are likely to affect, or could appear to affect, the director’s judgment in a manner other than in the best interests of the company.

Based upon detailed written submissions by each individual, the board has determined that all of our current directors are independent, other than Messrs. Greifeld and Kazim. Mr. Greifeld is deemed not to be independent because he is the Chief Executive Officer of NASDAQ OMX. Mr. Kazim is deemed not to be independent because of his affiliations with Borse Dubai Limited (Borse Dubai), Dubai Financial Market PJSC (DFM) and NASDAQ Dubai.

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INFORMATION WITH RESPECT TO DIRECTOR NOMINEES

In evaluating candidates for nomination to the board, the nominating & governance committee reviews the skills, qualifications, characteristics and experience desired for the board as a whole and for its individual members, with the objective of having a board that reflects diverse backgrounds and senior level experience in the areas of global business, finance, legal and regulatory, technology and marketing. Characteristics of all directors include integrity and values, high personal and professional ethics, sound business judgment, the ability and willingness to commit sufficient time to fulfill their board responsibilities and a commitment to representing the long-term interests of our stockholders.

In evaluating the suitability of individual board nominees, the nominating & governance committee takes into account many factors, including general and diverse understanding of the global economy, capital markets, finance and other disciplines relevant to the success of a large publicly-traded financial services company; a general understanding of NASDAQ OMX’s business and technology; the individual’s educational and professional background and personal accomplishments; and factors such as geographic, gender, age and ethnic diversity. The committee evaluates each individual candidate in the context of the board as a whole, with the objective of maintaining a group of directors that can further the success of NASDAQ OMX’s business, while representing the interests of stockholders, employees and the communities in which the company operates. In determining whether to recommend a board member for re-election, the nominating & governance committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the board and the most recent board self-assessment. The nominating & governance committee reviews all candidates in the same manner, regardless of the source of the recommendation.

We are obligated by the terms of a stockholders’ agreement dated February 27, 2008 between NASDAQ OMX and Borse Dubai, as amended, to nominate and generally use best efforts to cause the election to the NASDAQ OMX board of one individual designated by Borse Dubai, subject to certain conditions. Mr. Kazim is the individual designated by Borse Dubai as its nominee.

Finally, we also are obligated by the terms of a stockholders’ agreement dated December 16, 2010 between NASDAQ OMX and Investor AB to nominate and generally use best efforts to cause the election to the NASDAQ OMX board of one individual designated by Investor AB, subject to certain conditions. Mr. Ekholm is the individual designated by Investor AB as its nominee.

Listed below are the nominees for directors. The information for each nominee includes the nominee’s principal occupation, business experience, directorships of publicly-traded companies in the past five years, age as of the date of this proxy statement and the year the nominee was first elected a director. Each nominee, if elected, will serve for a one-year term expiring at the 2014 annual meeting and until the election and qualification of his or her successor.

Name	Age	Classification	Director Since

Steven D. Black	60	Non-Industry; Public	2011
Börje E. Ekholm	50	Non-Industry	2011
Robert Greifeld	55	Staff	2003
Glenn H. Hutchins	57	Industry	2005
Essa Kazim	54	Non-Industry	2008
John D. Markese	67	Non-Industry; Public	1996
Ellyn A. McColgan	59	Non-Industry; Public	2012
Thomas F. O’Neill	66	Non-Industry	2003
James S. Riepe	69	Industry	2003
Michael R. Splinter	62	Non-Industry; Issuer	2008
Lars R. Wedenborn	54	Non-Industry	2008

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NOMINEES

Steven D. Black was elected to NASDAQ OMX’s board of directors in December 2011. Since September 2012, Mr. Black has been the Co-CEO of Bregal Investments, a private equity firm. He was the Vice Chairman of J.P. Morgan Chase & Co. from March 2010 through February 2011 and a member of the firm’s Operating and Executive committees. Prior to that position, Mr. Black was the Executive Chairman of J.P. Morgan Investment Bank from October 2009 through March 2010. Mr. Black served as a Co-Chief Executive Officer of J.P. Morgan Investment Bank from 2004 through 2009. Mr. Black was the Deputy Co-Chief Executive Officer of J.P. Morgan Investment Bank since 2003. He also served as head of J. P. Morgan Investment Bank’s Global Equities business since 2000 following a career with Citigroup and its predecessor firms.

Skills and Qualifications

Mr. Black served in various financial and strategic roles at J.P. Morgan throughout his career and prior to that at Citigroup. Under his leadership, J.P. Morgan Chase achieved a number one ranking in top global capital raising league tables. Mr. Black’s depth of knowledge and experience in the global financial services industry brings a wealth of knowledge to the board.

Börje E. Ekholm was elected to NASDAQ OMX’s board of directors effective February 17, 2011. Mr. Ekholm is the President and Chief Executive Officer, as well as a member of the board of directors, of Investor AB, which is an industrial holding company that invests in other companies in the ordinary course of business. Prior to becoming the President and Chief Executive Officer in 2005,
Mr. Ekholm was a Member of the Management Group of Investor AB, where he had oversight of the new investments business. Mr. Ekholm previously served as the President of Novare Kapital AB, an early-stage venture capital company. He also served in various positions at McKinsey & Co Inc. Mr. Ekholm is a member of the board and the remuneration committee of Telefonaktiebolaget LM Ericsson. In summary, as of April 11, 2013, Mr. Ekholm is a member of the boards of directors of Investor AB, of which he is the President and Chief Executive Officer, and two other public companies, NASDAQ OMX and Telefonaktiebolaget LM Ericsson.

Skills and Qualifications

Mr. Ekholm serves in a senior leadership role at Investor AB as President and Chief Executive Officer where he has gained invaluable experience in the financial sector. Mr. Ekholm brings an accounting background to the board from his current role at Investor AB.
Mr. Ekholm has broad knowledge of international markets and experience in the areas of corporate strategy, finance and technology. As a nominee designated by Investor AB, Mr. Ekholm also brings to the NASDAQ OMX board the perspective of a large stockholder.

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Robert Greifeld was elected to the board of directors and appointed Chief Executive Officer of NASDAQ OMX in May 2003. Prior to joining NASDAQ OMX, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991 through 1999, Mr. Greifeld was the President and Chief Operating Officer.

Skills and Qualifications

Mr. Greifeld has led NASDAQ OMX through a series of complex, innovative acquisitions that have extended its footprint across the world, spanning all asset classes. Mr. Greifeld also has broad experience in the areas of technology, finance, risk management, human resources and corporate strategy.

Glenn H. Hutchins was elected to NASDAQ OMX’s board of directors in May 2005. Mr. Hutchins is a Co-Founder of Silver Lake, a technology investment firm that was established in January 1999. Mr. Hutchins is the Chairman of the board of SunGard Capital Corp. and serves as a member of the Availability Services Committee and the Nominating and Governance Committee of SunGard Capital Corp.

Skills and Qualifications

Mr. Hutchins has extensive transactional experience as a private equity investor, particularly in the area of evaluating, negotiating and structuring mergers and acquisitions. Mr. Hutchins also holds a law degree and has extensive experience in the financial, technology and public policy sectors.

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Essa Kazim was elected to NASDAQ OMX’s board of directors effective March 1, 2008. Since 2006, Mr. Kazim has been the Chairman of Borse Dubai and Managing Director and Chief Executive Officer of the Dubai Financial Market. Mr. Kazim began his career as a Senior Analyst in the Research and Statistics Department of the UAE Central Bank in 1988 and then moved to the Dubai Department of Economic Development as Director of Planning and Development in 1993. He was then appointed Director General of the DFM from 1999 through 2006.

Skills and Qualifications

Through his roles at Dubai Financial Market and Borse Dubai, Mr. Kazim has experience in all aspects of the operation of stock exchanges, including regulatory compliance. He brings global experience to the board through his experience with financial markets in the Middle East. As a nominee designated by Borse Dubai, Mr. Kazim also brings to the NASDAQ OMX board the perspective of a large stockholder.

John D. Markese was elected to NASDAQ OMX’s board of directors in May 1996. Dr. Markese served on FINRA’s board of governors from 1998 to 2002. Since his retirement in October 2010, Dr. Markese has been the Vice Chairman of the American Association of Individual Investors, a not-for-profit organization providing investment education to individual investors founded in 1978. Previously, Dr. Markese was the President and Chief Executive Officer of the American Association of Individual Investors.

Skills and Qualifications

As a result of his over 40 years of work in finance, Dr. Markese meets the criteria of an audit committee financial expert and serves as the chairman of the audit committee of NASDAQ OMX’s board. Dr. Markese has a doctoral degree in Finance and has taught business school classes in the areas of Corporate Finance, Financial Case Analysis, Portfolio Management and Investment Analysis. Dr. Markese also brings to the NASDAQ OMX board the perspective of the individual investor community.

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Ellyn A. McColgan was elected to NASDAQ OMX’s board of directors in May 2012. Since September 2010, she has been an Executive Advisor at Aquiline Capital Partners, LLC, a private equity firm that invests in the financial services sector. Ms. McColgan worked as a private consultant from February 2009 through September 2010. From April 2008 through January 2009, Ms. McColgan was the President and Chief Operating Officer of the Global Wealth Management Group of Morgan Stanley. Prior to that, Ms. McColgan served in various senior management positions at Fidelity Investments from 1990 through 2007. Ms. McColgan was a director and member of the audit committee of Primerica from 2010 through 2011.

Skills and Qualifications

Ms. McColgan has been a senior executive in the financial services industry for over 25 years. She is a transformational leader who built the Fidelity Brokerage Company to be the largest brokerage company in the United States as measured by client assets and client accounts, growing the business to $1.9 trillion in assets. She also has substantial experience with managing large enterprises and service delivery.

Thomas F. O’Neill was elected to NASDAQ OMX’s board of directors in May 2003. Mr. O’Neill has been chairman of Ranieri Partners Financial Services Group, which acquires and manages financial services companies, since December 2010. In November 2010, Mr. O’Neill retired as a principal of Sandler O’Neill + Partners L.P., an investment bank that he co-founded in 1988. Mr. O’Neill is also a director of BankFinancial Corporation, Misonix, Inc. and Archer-Daniels-Midland Company. Mr. O’Neill serves as chairman of the audit committee of Archer-Daniels-Midland Company and is a member of the audit committee of Misonix.

Skills and Qualifications

Mr. O’Neill has worked on Wall Street since 1972, and as a founding principal of a nationally-recognized investment bank, he has broad experience in the areas of finance, mergers and acquisitions and business development. Mr. O’Neill specializes in working with financial institutions, and his substantial experience in the finance community contributes to his role as chairman of the finance committee of NASDAQ OMX’s board.

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James S. Riepe was elected to NASDAQ OMX’s board of directors in May 2003. Mr. Riepe is a Senior Advisor at T. Rowe Price Group, Inc., an investment management firm, from which Mr. Riepe retired from active management in 2006. Previously, Mr. Riepe served as Vice Chairman of the board of directors of T. Rowe Price and Chairman of the T. Rowe Price Mutual Funds. He was a member of the firm’s management committee and was responsible for overseeing mutual fund activities, including global marketing and service operations. Mr. Riepe joined T. Rowe Price in 1982 as a Vice President and Director of the firm. Mr. Riepe served as Chairman of the board of governors of the Investment Company Institute and on FINRA’s board of governors. He also serves on the boards of directors, audit committees and compensation committees of Genworth Financial, Inc., where he is the non-executive Chairman, and LPL Financial Holdings, Inc.

Skills and Qualifications

Mr. Riepe has experience in risk management as a result of his management oversight of financial, operational and investment activities and through his participation on audit, compensation and investment committees. He also has a broad knowledge of the securities business as a result of his 37 years in the asset management field.

Michael R. Splinter was elected to NASDAQ OMX’s board of directors effective March 1, 2008. Mr. Splinter has served as the Chief Executive Officer, as well as a member of the Board of Directors, of Applied Materials, Inc., the global leader in nanomanufacturing technology™ solutions for the electronics industry, since April 2003 and as Chairman since 2009. He served as President of Applied Materials from April 2003 through June 2012. An engineer and technologist, Mr. Splinter is a 30-year veteran of the semiconductor industry. Prior to joining Applied Materials, Mr. Splinter was an executive at Intel Corporation.

Skills and Qualifications

As the Chairman and Chief Executive Officer of Applied Materials, Mr. Splinter brings to the NASDAQ OMX board the perspective of a company listed on The NASDAQ Stock Market. Mr. Splinter also has significant experience in technology/information technology, finance, risk management and corporate strategy.

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Lars R. Wedenborn was elected to NASDAQ OMX’s board of directors effective March 1, 2008. Mr. Wedenborn was elected Chairman of the NASDAQ OMX Nordic Ltd. board in October 2009. Previously, he was a member of the OMX board since 2007. Mr. Wedenborn has been CEO of FAM (Foundation Asset Management), which is fully owned by Wallenberg Foundations, since September 2007. Mr. Wedenborn started his career as an auditor followed by an assignment as CFO at Cabanco. During 1991 through 2000, he was Deputy Managing Director and CFO at Alfred Berg, a Scandinavian investment bank. He served with Investor AB, a Swedish holding company, as Executive Vice President and CFO from 2000 through 2007.

Skills and Qualifications

Mr. Wedenborn gained senior leadership experience through his work at FAM, Investor AB and Alfred Berg. He also possesses significant regulatory, finance and technology experience, and adds a global perspective to the NASDAQ OMX board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED HEREIN FOR ELECTION AS DIRECTORS.

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DIRECTOR COMPENSATION

OVERVIEW OF DIRECTOR COMPENSATION

Annual non-employee director compensation is based upon a compensation year beginning and ending in May. Staff directors do not receive compensation for serving on the board of directors. The following table shows the compensation policy for non-employee directors that is in effect from May 2012 through May 2013. The board compensation policy has been unchanged since May 2011.

Item	May 2012 – May 2013

Annual retainer for board members (other than the chairman and deputy chairman)	$80,000
Annual retainer for board chairman	$155,000
Annual retainer for board deputy chairman(1)	$100,000
Annual equity award for all board members (grant date market value)	$115,000
Annual committee chair compensation (other than audit, executive and management compensation)(2)	$15,000
Annual audit committee chair compensation	$25,000
Annual audit committee member compensation	$5,000
Annual management compensation committee chair compensation	$25,000
Annual management compensation committee member compensation	$5,000
Board meeting attendance fee (per meeting)	$1,500
Committee meeting attendance fee (per meeting)	$1,500

(1)	The board did not appoint a deputy chairman for the compensation year beginning in May 2012.
(2)	The executive committee chair does not receive any compensation for this chairmanship.

Each non-employee director may elect to receive the annual retainer in cash (payable in equal quarterly installments), equity or a combination of one-half in cash and one-half in equity. The annual equity award and any equity elected as part of the annual retainer are awarded automatically on the date of the annual meeting of stockholders immediately following election and appointment to the board. Equity vests in full one year from the date of grant. Equity paid to board members consists of restricted stock. The amount of equity to be awarded is calculated based on the closing market price of our common stock on the date of grant. Unvested equity is forfeited in certain circumstances upon termination of the director’s service on the board of directors.

The payments to committee chairs and members of the audit and management compensation committees are made in cash in a lump sum in conjunction with our annual meeting of stockholders. Board and committee meeting fees are paid in arrears on a quarterly basis. Non-employee directors do not receive retirement, health or life insurance benefits. NASDAQ OMX provides each non-employee director with director and officer liability insurance coverage, as well as accidental death and dismemberment and travel insurance for and only when traveling on behalf of NASDAQ OMX.

STOCK OWNERSHIP GUIDELINES

Under our corporate governance guidelines, non-employee directors must maintain a minimum ownership level of three times the annual cash retainer in NASDAQ OMX common stock. All shares owned outright

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and unvested restricted stock units are taken into consideration in determining compliance with these stock ownership guidelines. Exceptions to this policy may be necessary or appropriate in individual situations, and the board of directors may approve such exceptions from time to time. New directors have until four years after their initial election to the board to obtain the minimum ownership level. All of the directors who were required to be in compliance with the guidelines on December 31, 2012 were in compliance with the guidelines as of that date.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by NASDAQ OMX to our current and former non-employee directors for services rendered during the fiscal year ended December 31, 2012.

2012 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(3)(4)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)

Urban Bäckström(7)	$57,500		—	—	—	—	—	$57,500
H. Furlong Baldwin(7)	$12,000		—	—	—	—	—	$12,000
Steven D. Black	$141,167		$115,015	—	—	—	—	$256,182
Michael Casey(7)	$62,500		—	—	—	—	—	$62,500
Börje E. Ekholm	$128,266		$195,032	—	—	—	—	$323,298
Lon Gorman(7)	$41,500		—	—	—	—	—	$41,500
Glenn H. Hutchins	$51,500		$195,032	—	—	—	—	$246,532
Birgitta Kantola(7)	$62,718	(8)	—	—	—	—	—	$62,718
Essa Kazim	$137,000		$115,015	—	—	—	—	$252,015
John D. Markese	$230,750	(9)	$115,015	—	—	—	—	$345,765
Ellyn A. McColgan	$64,398		$195,032	—	—	—	—	$259,430
Hans Munk Nielsen(7)	$55,000		—	—	—	—	—	$55,000
Thomas F. O’Neill	$146,000		$115,015	—	—	—	—	$261,015
James S. Riepe	$128,000		$115,015	—	—	—	—	$243,015
Michael R. Splinter	$79,000		$195,032	—	—	—	—	$274,032
Lars R. Wedenborn	$99,801	(10)	$195,032	—	—	—	—	$294,833
Deborah L. Wince-Smith(7)	$28,500		—	—	—	—	—	$28,500

(1)	Robert Greifeld, our Chief Executive Officer, is not included in this table as he is an employee of NASDAQ OMX and thus receives no compensation for his service as a director. For information on the compensation received by Mr. Greifeld as an employee of the company, see “Compensation Discussion and Analysis” and “Executive Compensation.”

(2)	The differences in fees earned or paid in cash reported in this column largely reflect differences in each individual director’s election to receive the annual retainer in cash, restricted stock or a combination of cash and restricted stock. This election is made at the beginning of the board compensation year in May and applies throughout the year. In addition, the difference in fees earned or paid also reflects committee service and meeting attendance.

(3)	The amounts reported in this column reflect the grant date fair value of the stock awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation” (FASB ASC Topic 718). The assumptions used in the calculation of these amounts are included in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K. The differences in the amounts reported among non-employee directors reflect differences in each individual director’s election to receive a portion of the annual retainer in cash or restricted stock.

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(4)	These stock awards, which were awarded on May 22, 2012, represent the annual equity award and any portion of the annual retainer that the director elected to receive in equity. Each non-employee director received the annual equity award, which consisted of 5,153 units of restricted stock with a grant date fair value of $115,015. Messrs. Ekholm, Hutchins, Splinter and Wedenborn and Ms. McColgan elected to receive all of their annual retainers in equity, so they each received an additional 3,585 units of restricted stock with a grant date fair value of $80,017 for a total grant date fair value of $195,032.

(5)	The aggregate number of unvested and vested shares and units of restricted stock held by each non-employee director as of December 31, 2012 is summarized in the following table:

Director	Number of Unvested Restricted Shares and Units	Number of Vested Restricted Shares and Units

Urban Bäckström	—	18,029
H. Furlong Baldwin	—	55,697
Steven D. Black	5,153	—
Michael Casey	—	36,664
Börje E. Ekholm	8,738	7,999
Lon Gorman	—	—
Glenn H. Hutchins(A)	8,738	24,563
Birgitta Kantola	—	15,151
Essa Kazim	5,153	15,151
John D. Markese	5,153	47,915
Ellyn A. McColgan	8,738	—
Hans Munk Nielsen	—	—
Thomas F. O’Neill	5,153	8,678
James S. Riepe	5,153	22,911
Michael R. Splinter	8,738	24,494
Lars R. Wedenborn	8,738	28,867
Deborah L. Wince-Smith	—	32,497

(A)	Under Mr. Hutchins’ arrangements with Silver Lake or its affiliates with respect to director compensation, 16,564 shares or proceeds therefrom are expected to be assigned to Silver Lake or its affiliates. Mr. Hutchins disclaims beneficial ownership of any NASDAQ OMX securities that may be held by Silver Lake or its affiliates, except to the extent of any pecuniary interest he may have therein.

For further information on our non-employee directors’ security ownership, see “Security Ownership of Certain Beneficial Owners and Management.”

(6)	No perquisites were paid to non-employee directors in the fiscal year ended December 31, 2012. Directors are reimbursed for business expenses and reasonable travel expenses for attending NASDAQ OMX board and committee meetings.

(7)	Messrs. Bäckström, Baldwin, Casey, Gorman and Nielsen and Mses. Kantola and Wince-Smith did not stand for reelection to the board of directors at NASDAQ OMX’s 2012 annual meeting of stockholders, and therefore, their terms as a director expired on May 22, 2012.

(8)	Fees earned by Ms. Kantola include $7,718 (€6,000) for her service as chair of the surveillance committees of NASDAQ OMX Copenhagen A/S, NASDAQ OMX Helsinki Ltd and NASDAQ OMX

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Stockholm AB. This amount was converted to U.S. dollars from euros at an exchange rate of $1.2864 per euro, which was the average exchange rate for 2012.

(9)	Fees earned by Dr. Markese include $70,000 for his service as a director of our U.S. exchange subsidiaries The NASDAQ Stock Market LLC, NASDAQ OMX BX, Inc. and NASDAQ OMX PHLX LLC.

(10)	Fees earned by Mr. Wedenborn include $28,301 (€22,000) for his service as chairman of the board of NASDAQ OMX Nordic Ltd. This amount was converted to U.S. dollars from euros at an exchange rate of $1.2864 per euro, which was the average exchange rate for 2012.

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NASDAQ OMX’S CORPORATE GOVERNANCE

BOARD AND COMMITTEE MEETINGS

The NASDAQ OMX board held 29 meetings during the year ended December 31, 2012, and the board met in executive session without management present during 27 of those meetings. None of the current directors attended fewer than 75% of the meetings of the board and those committees on which the director served during the 2012 calendar year.

BOARD COMMITTEES

Pursuant to NASDAQ OMX’s by-laws, the board of directors has established five standing committees. The table below shows the standing committee membership.

Committee	Current Members	Number of Meetings in 2012

Audit	John D. Markese (Chair) Ellyn A. McColgan James S. Riepe Lars R. Wedenborn	10
Executive	Börje E. Ekholm Robert Greifeld Glenn H. Hutchins (Chair) Essa Kazim John D. Markese Thomas F. O’Neill Michael R. Splinter	0
Finance	Börje E. Ekholm Robert Greifeld Essa Kazim Thomas F. O’Neill (Chair) James S. Riepe	9
Management Compensation	Steven D. Black Glenn H. Hutchins Michael R. Splinter (Chair) Lars R. Wedenborn	8
Nominating & Governance	Steven D. Black Börje E. Ekholm (Chair) John D. Markese Ellyn A. McColgan	7

Included below are summary descriptions of the standing committees. Each committee has adopted a charter, which is available on NASDAQ OMX’s website at http://ir.nasdaqomx.com/nasdaq-omx-group.cfm. The board and committees may hire outside experts to assist them when necessary.

Audit Committee. The audit committee, which is comprised of independent board members, has the primary responsibility for engaging the independent registered public accounting firm and assists the board by reviewing and discussing the quality and integrity of accounting, auditing and financial reporting and practices at NASDAQ OMX. In addition, the audit committee assists the board by reviewing the effectiveness of controls over NASDAQ OMX’s risk management and regulatory program. The audit committee also assists the board in reviewing and discussing NASDAQ OMX’s global ethics and compliance program and confidential whistleblower process.

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The audit committee assists the board in reviewing and discussing our financial reporting process and reports to the board the results of these activities. This includes the systems of internal controls that management and the board of directors have established, our audit and compliance process and financial reporting. The audit committee, among other duties, engages the independent registered public accounting firm, pre-approves all audit and non-audit services provided by the independent public accounting firm, reviews with the independent public accounting firm the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accounting firm with the independence of such firm, reviews the independence of the independent public accounting firm and reviews and approves all related party transactions. Audit committee members must meet the independence standards applicable to audit committee members of companies listed on The NASDAQ Stock Market, and our board has concluded that each member of the audit committee satisfies these independence standards. Each member of the audit committee meets the standard for financial knowledge for audit committee members of companies listed on The NASDAQ Stock Market. In addition, the board of directors has determined that Dr. Markese and Ms. McColgan are each qualified as an audit committee financial expert within the meaning of SEC regulations and that each has accounting and related financial management expertise that meets the standard for “financial sophistication” set forth in the rules of The NASDAQ Stock Market.

Executive Committee. Subject to the limitations in our by-laws, the executive committee has the general power and authority of the board of directors to act in the management of our business and affairs.

Finance Committee. The finance committee advises the board of directors with respect to the oversight of our financial operations and conditions, including recommendations for our annual operating and capital budgets.

Management Compensation Committee. Among other duties, the management compensation committee establishes a compensation philosophy and reviews annually, and recommends to the full board of directors for approval all material changes to, compensation and benefit plans for officers and staff of the company. The management compensation committee reviews and refers to the board for approval the base salary, incentive compensation awards, performance goals and equity awards for the chief executive officer and all executive vice presidents. For other Section 16 officers, the management compensation committee reviews and approves the base salary, incentive compensation awards, performance goals and equity awards. The management compensation committee also reviews and approves the base salary and incentive compensation awards for other officers whose compensation exceeds certain thresholds, which currently are set at base compensation in excess of $350,000 and/or total annual cash compensation (including targeted incentive compensation) in excess of $650,000. In addition, the management compensation committee reviews and approves equity awards granted to other officers valued at $100,000 or greater. Finally, the management compensation committee reviews annually the peer groups used for competitive market analysis and a succession plan for the development, retention and replacement of Section 16 officers and other selected officers.

Each member of the management compensation committee is independent, as required by the rules of The NASDAQ Stock Market, and meets the additional eligibility requirements set forth in NASDAQ Listing Rule 5605(d)(2)(A). Specifically, none of the members of the management compensation committee accepts directly or indirectly any consulting, advisory or other compensatory fee from NASDAQ OMX or any subsidiary. In addition, none of the members of the management compensation committee is affiliated with NASDAQ OMX, any subsidiary or any affiliate of a subsidiary in a way that would impair the director’s judgment as a member of the compensation committee.

Nominating & Governance Committee. Pursuant to NASDAQ OMX’s by-laws, this committee serves as the nominating committee with additional responsibilities related to corporate governance. The nominating & governance committee has the authority to identify and nominate candidates for vacancies on the NASDAQ OMX board. Additionally, if a director position becomes vacant because of death,

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disability, disqualification, removal, resignation or increase in the number of directors, the nominating & governance committee will nominate, and the board of directors will elect by majority vote, a person satisfying the classification (Industry, Non-Industry, Issuer or Public Director) of the directorship, if applicable, to fill such vacancy, except that if the remaining term is not more than six months, no replacement is required.

The nominating & governance committee considers possible candidates suggested by board and committee members, industry groups, stockholders or senior management. In addition to submitting suggested nominees to the nominating & governance committee, a NASDAQ OMX stockholder may nominate a person for election as a director at NASDAQ OMX’s annual meeting or at a special meeting, provided the stockholder follows the procedures specified in NASDAQ OMX’s by-laws.

The nominating & governance committee annually evaluates and makes recommendations to the board on the overall effectiveness of the board through an annual review and evaluation of the structure, size, composition, development, selection and process of the board and its committees. The committee annually reviews and recommends to the board the assignment of board members to each of the board committees, including rotation, reassignment and removal of any committee member. The nominating & governance committee considers matters of corporate governance and periodically reviews, reassesses and recommends proposed changes for board approval of the following documents: the Board of Directors Duties and Obligations and the NASDAQ OMX Corporate Governance Guidelines (including the criteria used in selecting director nominees). Both documents are available on NASDAQ OMX’s website at http://ir.nasdaqomx.com/nasdaq-omx-group.cfm.

This committee also monitors NASDAQ OMX compliance in the areas of corporate governance pursuant to The NASDAQ Stock Market LLC listing rules and best practices, in order to report and make recommendations to the board with respect to such requirements and practices. This committee identifies current and emerging corporate governance trends and issues that may affect the business operations, performance and public image of NASDAQ OMX. It prepares, and reports to the board the results of, the annual performance evaluation of the committee, which compares the performance of the committee with the requirements of the committee charter. Finally, the committee reviews, at least annually, its charter.

Each member of the nominating & governance committee is independent, as required by the rules of The NASDAQ Stock Market.

NASDAQ OMX BOARD’S RISK OVERSIGHT ROLE

NASDAQ OMX’s management has day-to-day responsibility for: (i) identifying risks and assessing them in relation to NASDAQ OMX’s strategies and objectives, (ii) implementing suitable risk mitigation plans, processes and controls and (iii) appropriately managing risks in a manner that serves the best interests of NASDAQ OMX, its stockholders and other stakeholders. NASDAQ OMX has a risk steering committee, comprised of employees, that regularly reviews risks for materiality and refers significant risks to the board of directors or specific board committees.

NASDAQ OMX’s board of directors has ultimate responsibility for overseeing risk management with a focus on the most significant risks facing the company.

The board is assisted with this responsibility by the following board committees.

Audit Committee. The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing and discussing the financial information, the systems of internal controls, financial reporting and the legal and compliance process. Additionally, the committee reviews and discusses the Enterprise Risk Management (ERM) structure and process.

Finance Committee. The finance committee monitors the risks associated with the financial operations of the company.

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Management Compensation Committee. The management compensation committee monitors the risks associated with elements of the compensation program, including organizational structure, compensation plans and goals, succession planning, organizational development and selection processes. The management compensation committee also evaluates and opines on the effect the compensation structure may have on risk-related decisions.

Nominating & Governance Committee. The nominating & governance committee oversees risks related to the company’s governance structure, policies and processes.

Furthermore, non-management directors meet in executive session on a regular basis without the presence of management with discussions that include matters pertaining to risk. NASDAQ OMX does not believe that the board’s role in risk oversight has affected its leadership structure.

RISK ASSESSMENT OF COMPENSATION PROGRAM

We monitor the risks associated with our compensation program on an ongoing basis. In March 2013, the management compensation committee and audit committee were presented with the results of an annual formal assessment of our employee compensation program in order to evaluate the risks arising from our compensation policies and practices. This risk assessment report reflected a comprehensive review and analysis of the components of our compensation program, including the performance measures established under the 2013 cash performance-based incentive award program and the sales plans for various business units. The management compensation committee and the audit committee each agreed with the report’s findings that the risks associated with our compensation program were manageable and within our ability to effectively monitor, and that these risks are not reasonably likely to have a material adverse effect on the company.

The risk assessment was performed by an internal working group consisting of employees in the human resources, risk management, internal audit and corporate finance departments, as well as the offices of general counsel and corporate secretary. The findings were presented to the risk steering committee, which concurred with the working group’s report. The risk assessment included the following steps:

•	collection and review of existing NASDAQ OMX compensation policies and pay structures;

•	development of a risk assessment scorecard, analysis approach and timeline;

•	conduct of a qualitative risk assessment of performance goals to determine overall risk level; and

•	review and evaluation of controls that might mitigate risk taking (e.g., equity vesting structure, incentive recoupment policy and stock ownership guidelines).

The audit and management compensation committees of our board of directors both concluded, based on the risk assessment report’s findings, that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on the company.

CORPORATE GOVERNANCE GUIDELINES

The NASDAQ OMX board has adopted corporate governance guidelines that set forth a flexible framework within which the board of directors and its committees operate. These guidelines cover a number of areas including the selection, composition and functions of our board, committee assignments and rotation, executive sessions, director orientation and continuing education, stock ownership guidelines for directors, evaluation of senior management and succession planning. Additionally, the guidelines set forth procedures in the event one or more nominees to the company’s board do not receive the affirmative vote of a majority of the votes cast in an uncontested election.

If an incumbent director desires to become a nominee of the board, the incumbent director must submit an irrevocable resignation contingent on (i) the incumbent not receiving a majority of the votes cast in

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an uncontested election and (ii) acceptance of that resignation by the board. If the incumbent director does not receive the affirmative vote of a majority of the votes cast, the nominating & governance committee will consider the resignation and recommend acceptance or rejection of the resignation to the board. The board will act on the resignation, taking the nominating & governance committee’s recommendation into account, within 90 days following certification of the stockholder vote.

Thereafter, the board will promptly disclose its decision whether to accept or reject the director’s resignation (and the reasons for rejecting the resignation, if applicable) in a press release to be disseminated in the manner that NASDAQ OMX’s press releases typically are distributed.

Any incumbent director who fails to receive the votes required for re-election in an uncontested election and who tenders his or her resignation will remain active and engaged in board activities while the nominating & governance committee considers his or her resignation. However, the incumbent director is expected to voluntarily recuse himself or herself from participation in any proceedings or consideration by the nominating & governance committee or the board regarding the incumbent director.

CODE OF ETHICS

We also have adopted the NASDAQ OMX Code of Ethics, which is applicable to all of our employees, including the principal executive officer, the principal financial officer and the controller and principal accounting officer (senior executive and financial officers). We have a separate NASDAQ OMX Code of Conduct for the Board of Directors, which contains provisions specifically applicable to directors. We post amendments to or waivers from the NASDAQ OMX Code of Ethics (to the extent applicable to the senior executive and financial officers) or to the NASDAQ OMX Code of Conduct for the Board of Directors on our website at the location listed below. We also disclose amendments or waivers to the codes in any manner otherwise required by the standards applicable to companies listed on The NASDAQ Stock Market.

The following materials related to our corporate governance are available publicly on our web site at http://ir.nasdaqomx.com/nasdaq-omx-group.cfm.

•	Corporate Governance Guidelines

•	NASDAQ OMX Code of Ethics

•	NASDAQ OMX Code of Conduct for the Board of Directors

•	Procedures to Report Concerns

•	Procedures for Communicating with the Board of Directors

•	Board of Directors Duties and Obligations

Copies also may be obtained, free of charge, by writing to our corporate secretary at the address listed below under “Stockholder Communication With Directors.” Please specify the document that you would like to receive. Our charter, by-laws and committee charters also are online at the same web address.

PROPOSED BY-LAW AMENDMENTS

At last year’s annual meeting, our stockholders considered a stockholder proposal requesting that the board of directors amend our by-laws to enable stockholders to call a special meeting. While that proposal was not approved by stockholders, our nominating & governance committee and board of directors considered the feedback received from stockholders on the proposal and decided to respond to this feedback. Accordingly, the committee and board have approved proposed amendments to our by-laws to allow stockholders holding at least 15% of NASDAQ OMX’s voting power to call a special meeting under the following circumstances.

•

The stockholders calling the special meeting must be record holders and must have held a “net long position” equivalent to 15% of the outstanding common stock entitled to vote continuously for one year prior to the request to call a special meeting.

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•	Upon receipt of a stockholder request to call a special meeting, NASDAQ OMX’s board of directors must set the meeting within 120 days.

•	A special meeting request will not be valid if it relates to an item of business that is not a proper subject for stockholder action under applicable law.

•

A special meeting request will not be valid if it is delivered: (i) within 90 days before an annual meeting; (ii) within 120 days after a meeting at which a similar item was considered; or (iii) when a similar item is to be presented at a meeting that has been called by NASDAQ OMX, but not yet held.

•

To be in proper form, a special meeting request must include certain disclosures about the proposing stockholders, any proposed nominees for director and any proposed items of business to be brought before a meeting.

The proposed amendments to NASDAQ OMX’s by-laws will not become effective until they are filed and effective with the SEC.

NASDAQ OMX BOARD ATTENDANCE AT MEETINGS OF STOCKHOLDERS

NASDAQ OMX’s policy is to encourage all directors to attend annual and special meetings of our stockholders. Nine of the current members of NASDAQ OMX’s board attended the annual meeting held on May 22, 2012.

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PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for fiscal year 2013. We are asking the stockholders to ratify the audit committee’s selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2013. In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the audit committee will reconsider this selection. Even if the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the company’s and its stockholders’ best interests.

Ernst & Young LLP has audited NASDAQ OMX’s financial statements since fiscal year 1986. Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The table below shows the amount of fees NASDAQ OMX paid to Ernst & Young LLP for fiscal years 2012 and 2011 (including expenses), which totaled $6,987,765 and $6,814,170 respectively. Details of the fees are based on the categories provided by the SEC auditor independence rules that became effective in 2003.

	2012	2011

Audit fees(1)	$6,408,642	$6,445,095
Audit-related fees(2)	389,000	95,000

Audit and audit-related fees	6,797,642	6,540,095
Tax fees(3)	3,200	3,450
All other fees(4)	186,923	270,625

Total(5)	$6,987,765	$6,814,170

(1)	Audit services were provided globally in 2012 and 2011, and the fees related to the audits of international subsidiaries are translated into U.S. dollars at the date of the pre-approval.

(2)	The 2012 and 2011 audit-related fees primarily include due diligence on strategic initiatives, including mergers and acquisitions.

(3)	The 2012 and 2011 tax fees relate to tax compliance services provided to certain of NASDAQ OMX’s non-U.S. subsidiaries.

(4)	The 2012 and 2011 other fees primarily relate to Swedish Financial Supervisory Authority listing requirements for companies applying for a listing on NASDAQ OMX Stockholm AB. The validation of the company is required to be performed by an external accounting firm. The fees are collected from the listing company by NASDAQ OMX and paid to Ernst & Young LLP on behalf of the listing company.

(5)	Fees exclude services provided to NASDAQ OMX’s non-profit entities and services provided in relation to NASDAQ OMX’s role as the Securities Information Processor under the Unlisted Trading Privileges Plan.

Audit fees primarily represent fees for the audit of NASDAQ OMX’s annual financial statements included in our annual report on Form 10-K, the review of NASDAQ OMX’s quarterly reports on

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Form 10-Q, statutory audits of subsidiaries as required by statutes and regulations, accounting consultations on matters addressed during the audit or interim reviews, comfort letters and consents, and internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees primarily represent fees for consultations associated with strategic initiatives, including mergers and acquisitions.

Under the Sarbanes-Oxley Act, the audit committee is responsible for the appointment, compensation and oversight of the services provided by NASDAQ OMX’s independent registered public accounting firm. The audit committee is required to pre-approve both audit and non-audit services performed by the independent registered public accounting firm, and NASDAQ OMX’s audit committee pre-approved all such services in 2012 and 2011. See also “Audit Committee Report.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NASDAQ OMX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2013.

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AUDIT COMMITTEE REPORT

In accordance with its written charter, the audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of NASDAQ OMX’s accounting, auditing, financial reporting practices and risk management. The audit committee also assists the board by reviewing and discussing the effectiveness of controls over NASDAQ OMX’s regulatory and ERM structure and process. The audit committee also assists the board by reviewing and discussing NASDAQ OMX’s global ethics and compliance program and confidential whistleblower process. The audit committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The NASDAQ Stock Market. The complete text of the charter is available on NASDAQ OMX’s website at http://ir.nasdaqomx.com/nasdaq-omx-group.cfm.

Each of the audit committee members meets the independence criteria prescribed by applicable law and the rules of the SEC and is an “independent director” as defined in the rules of The NASDAQ Stock Market. Each of the audit committee members meets the financial knowledge requirements of The NASDAQ Stock Market, and Dr. Markese and Ms. McColgan have been designated by the board of directors as “audit committee financial experts” under SEC rules.

The audit committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and NASDAQ OMX that might bear on the firm’s independence, consistent with the applicable requirements of the Public Company Accounting Oversight Board. The audit committee discussed with the independent registered public accounting firm any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence. The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The audit committee also discussed the results of the internal audit examinations and ERM program results. The audit committee approved all audit and allowable non-audit services.

The audit committee discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of NASDAQ OMX’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The audit committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks. In addition, the audit committee reviewed and approved all related party transactions.

The audit committee reviewed and discussed NASDAQ OMX’s audited financial statements as of and for the fiscal year ended December 31, 2012, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of NASDAQ OMX’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Also, the audit committee completed its oversight of the global ethics and compliance program and confidential whistleblower process.

Based on the above-mentioned reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in NASDAQ OMX’s annual report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The audit committee also recommended the reappointment, subject to stockholder ratification, of the independent registered public accounting firm and the board of directors concurred in such recommendation.

The Audit Committee

John D. Markese, Chair

Ellyn A. McColgan

James S. Riepe

Lars R. Wedenborn

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PROPOSAL III

APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS

We are asking stockholders to approve, on an advisory basis, the company’s executive compensation as reported in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 34 of this proxy statement, as well as the executive compensation tables and narrative beginning on page 57. The Compensation Discussion and Analysis describes our executive compensation program and the decisions made by our management compensation committee in 2012 in more detail and the compensation tables provide detailed information on the compensation of our named executive officers. The board of directors and the management compensation committee believe that the compensation program for our named executive officers has been effective in meeting the core principles described in the Compensation Discussion and Analysis in this proxy statement, and has contributed to the company’s long-term success.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2013 annual meeting of stockholders:

RESOLVED, that the stockholders of The NASDAQ OMX Group, Inc. approve, on an advisory basis, the compensation of NASDAQ OMX’s named executive officers, as disclosed in the proxy statement for NASDAQ OMX’s 2013 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables and other related tables and narrative disclosure.

This advisory vote is not binding on the board of directors and the management compensation committee. Although non-binding, the board of directors and the management compensation committee will review and consider the outcome of the vote when making future decisions regarding our executive compensation program.

The board of directors has adopted a policy providing for annual advisory votes to approve the company’s executive compensation. The next advisory vote to approve executive compensation will occur at the 2014 annual meeting of stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS.

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COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

This Compensation Discussion and Analysis describes the compensation program for the year ended December 31, 2012 for our named executive officers:

•	Robert Greifeld, Chief Executive Officer;

•	Lee Shavel, Chief Financial Officer and Executive Vice President, Corporate Strategy;

•	Anna M. Ewing, Executive Vice President, Global Technology Solutions;

•	Hans-Ole Jochumsen, Executive Vice President, Transaction Services Nordic; and

•	Eric W. Noll, Executive Vice President, Transaction Services U.S and U.K.

The independent members of NASDAQ OMX’s board of directors are responsible for overseeing our executive compensation program, and the board has delegated to its management compensation committee the primary responsibility for administering the program. Among other things, the management compensation committee is responsible for establishing the principles that underlie our executive compensation program and, in conjunction with the board, evaluating the performance and determining the compensation of our CEO and other executive officers. For additional information on the committee and its members, see “NASDAQ OMX’s Corporate Governance – Board Committees.” The committee’s charter can be found on NASDAQ OMX’s website at http://ir.nasdaqomx.com/nasdaq-omx-group.cfm.

EXECUTIVE SUMMARY

2012 Business Highlights

NASDAQ OMX’s performance was strong in 2012 against difficult market conditions. We achieved many operational, financial and transactional successes during the year. Operationally, we launched NASDAQ OMX BX Options, our third U.S. options market, and announced several new products in our Access Services and Market Data business units. We attracted significant listing transfers, announcing that companies with more than $135 billion in market capitalization, including Kraft Foods, Texas Instruments, Goodyear Tire & Rubber and Analog Devices, switched their listing to The NASDAQ Stock Market. We also established an enterprise-wide operational excellence program to strengthen the way we develop, deploy and maintain technology products in the marketplace.

As part of our strategy of delivering strong returns to stockholders, we completed share repurchases totaling $275 million, or 11.5 million shares, during 2012. We also returned $65 million to our investors through the payment of quarterly cash dividends.

In connection with our continued efforts to expand and diversify our franchise, we announced an agreement with Thomson Reuters to acquire its Investor Relations, Public Relations and Multimedia Solutions businesses, as well as an agreement to acquire a 25% stake in The Order Machine. Both proposed acquisitions are subject to customary regulatory approvals. We also closed the acquisitions of NOS Clearing ASA, a majority interest in BWise Beheer B.V. and its subsidiaries, and the index business of Mergent, Inc., including Indxis.

We also continued to diversify our revenue stream with an emphasis on our subscription and recurring revenues. Specifically:

•	Issuer Services revenues increased $19 million, primarily from Corporate Solutions and Global Index Group revenues;

•	Access Services revenues increased $16 million, primarily from increased demand for services and revenues from new products;

•	Market Data revenues increased $15 million, primarily from U.S. market data products; and

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•	Market Technology revenues increased $7 million, primarily from delivery project and change request, advisory and broker surveillance revenues.

We also generated pre-tax savings of approximately $60 million in 2012 from our restructuring actions, and we expect an annualized savings of $60 million beginning in 2013.

On the other hand, the successes described above occurred against a backdrop of investors’ cautious outlook about the pace of the global economic recovery and governments’ ability to fund their sovereign debt. In 2012, both the U.S. and European cash equity trading and derivative trading and clearing businesses were negatively impacted by significantly lower industry trading volumes. In addition, the global IPO market in 2012 remained flat when compared to 2011. These factors negatively affected our financial results in 2012 as compared to 2011. For additional information on the economic and market considerations that influenced our 2012 financial results, please refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-K. In addition, we also experienced widely publicized systems issues in connection with the IPO by Facebook on May 18, 2012.

The table below summarizes key NASDAQ OMX financial results for the fiscal year ended December 31, 2012 when compared with the same period in 2011.

	Year Ended December 31,

	2012	2011	Percentage Change

	(in millions, except per share amounts)
Revenues less transaction rebates, brokerage, clearance and exchange fees	$1,663	$1,682	(1.1)%
Operating income	$690	$696	(0.9)%
Diluted earnings per share	$2.04	$2.15	(5.1)%
Stock price per share(1)	$24.99	$24.51	2.0%

(1)	Represents the closing market price of our common stock on the last trading day of each year.

2012 Executive Compensation Highlights

In line with our executive compensation program’s emphasis on pay for performance, compensation awarded to the named executive officers decreased on average in 2012 as compared to 2011. Listed below are some highlights of our 2012 executive compensation program.

Annual Base Salaries. For 2012, the base salaries of the named executive officers remained at the same levels as for 2011.

Annual Performance-Based Cash Incentive Awards. In 2012, the annual performance-based cash incentive awards for our named executive officers were tied to two corporate performance measures, operating income (run rate) and net revenue, as well as business unit strategic performance objectives and the results of a “business effectiveness survey” (BES). NASDAQ OMX’s operating income (run rate) exceeded the target range, but fell below the maximum performance level, for this goal. Our 2012 net revenue exceeded the minimum performance level, but fell below the target range. These results influenced final payouts for each of our named executive officers under our annual performance-based cash incentive program. On average, final payments were significantly lower than 2011 levels based on 2012 performance.

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Long-Term Stock-Based Compensation. In 2012, the management compensation committee and board of directors approved a new performance-based long-term incentive program for our CEO, executive vice presidents and senior vice presidents that focuses on total shareholder return (TSR). Each of our named executive officers received an equity award under this program in 2012. In addition, in early 2013, the committee and board determined the number of shares that our CEO was entitled to receive upon vesting in connection with his 2010 grant of performance share units (PSUs). Because the company exceeded the minimum, but fell below the target, performance level for non-GAAP earnings per share (EPS) growth over a three-year performance period from January 1, 2010 through December 31, 2012, Mr. Greifeld received a 95% payout of the target amount of PSUs awarded under his 2010 PSU grant.

New CEO Employment Agreement. As described further below, on February 22, 2012, NASDAQ OMX entered into a new employment agreement with Robert Greifeld, our CEO. The terms of the new agreement are similar in most respects to the terms of Mr. Greifeld’s prior agreement. However, the new agreement eliminates a provision from Mr. Greifeld’s prior employment agreement that provided, in limited circumstances, for a modified excise tax reimbursement with a gross-up payment.

Elimination of Share Recycling. In 2012, the committee amended and restated Section 4(a) of the NASDAQ OMX Equity Incentive Plan (Equity Plan) to eliminate a share recycling provision applicable to shares deliverable to participants but withheld by the company, by “net settlement” or otherwise, for the payment of taxes or exercise costs. As a result, shares used to pay taxes or exercise costs are no longer returned to the available share pool for future grants under the Equity Plan.

2013 Significant Executive Compensation Events

In early 2013, the committee and board adopted a policy prohibiting NASDAQ OMX’s directors and Section 16 officers from hedging or pledging NASDAQ OMX’s common stock. These individuals may not engage in securities transactions that allow them either to insulate themselves, or profit, from a decline in NASDAQ OMX’s stock price (with the exception of selling shares outright). Specifically, these individuals may not enter into hedging transactions with respect to NASDAQ OMX’s common stock, including short sales and transactions in derivative securities. Finally, these individuals may not pledge, hypothecate or otherwise encumber their shares of NASDAQ OMX common stock.

Executive Compensation Best Practices

Over the past several years, we have implemented several best practices to align with emerging market practices and stockholder expectations. Our executive compensation program is detailed over the next few pages; however, the following executive compensation practices are key aspects of our program.

•

Pay for Performance Philosophy. The primary focus of NASDAQ OMX’s executive compensation program is on pay for performance. As a result, a significant portion of compensation is performance-based and varies based on overall NASDAQ OMX performance.

•

Prohibition on Hedging and Pledging. NASDAQ OMX does not allow directors or Section 16 officers to hedge the economic risk of their ownership of NASDAQ OMX common stock, or to pledge, hypothecate or otherwise encumber their shares of NASDAQ OMX common stock.

•

Stock Ownership Guidelines. To align our executives with our stockholders, we have in place stock ownership guidelines. All of the named executive officers were in compliance with the guidelines as of December 31, 2012.

•	Stock Holding Requirement. Our stock ownership guidelines encourage the CEO, CFO, executive vice presidents and senior vice presidents to hold specified dollar amounts of

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stock grants until the stock ownership guidelines are met. Further, the guidelines require that these executives hold the specified dollar amounts of stock through the end of their employment with NASDAQ OMX.

•

Elimination of Share Recycling Provision. As discussed above, the committee eliminated from the Equity Plan a share recycling provision. This change ensures that our stockholders are asked to approve the available shares for grant under the Equity Plan more frequently.

•

Frozen Pension Plan and SERP. We do not accrue supplemental retirement benefits for our named executive officers. Our tax-qualified defined benefit pension plan (Pension Plan) and non-qualified supplemental executive retirement plan (SERP) have been frozen since 2007. Since then, no new participants may enter the Pension Plan or SERP, and no additional benefits may accrue under these plans.

•

Limited Severance Arrangements. We are not obligated to pay severance or other enhanced benefits to any named executive officer upon termination of his or her employment, except as described below in the case of a change in control of the company and in certain circumstances under the employment agreements with Messrs. Greifeld and Jochumsen and the employment offer letter with Mr. Shavel.

•

“Double Trigger” Change In Control Agreements. We do not pay severance benefits solely upon the occurrence of a change in control of the company. Rather, severance benefits are payable only upon a “double trigger,” which occurs if a named executive officer incurs a qualifying termination of employment following a change in control of the company.

•	Elimination of Tax Gross-Up Payments on Severance Arrangements. We do not provide any tax gross-up payments on severance arrangements, and we do not intend to do so in the future.

•	Limited Perquisites. Our executive compensation program includes very few perquisites for our executives. We do not provide tax gross-up payments on perquisites.

•

Incentive Recoupment Policy. We maintain an incentive recoupment or “clawback” policy that allows the company to recoup incentive payments to the named executive officers and other executive vice presidents in certain circumstances. In addition, Mr. Greifeld’s employment agreement contains an incentive recoupment provision.

•

Limited Employment Agreements. We typically provide an offer letter to executive officers upon hire or promotion noting that the executive is employed “at will.” Of our named executive officers, only Messrs. Greifeld and Jochumsen have employment agreements.

•

Engagement of Independent Compensation Consultant. The management compensation committee engages an independent compensation consultant to assist the committee, as requested, in fulfilling various aspects of the committee’s charter. The independent compensation consultant reports directly to the committee, and not to management.

•

Extensive Risk Assessment of Compensation Program. We monitor the risks associated with our compensation program on an ongoing basis. In addition, on an annual basis, the audit and management compensation committees of our board of directors are presented with the results of an assessment of our employee compensation program, including the performance goals set under the annual performance-based cash incentive plans, in order to evaluate the risks arising from our compensation policies and practices.

Approval of the Company’s Executive Compensation on an Advisory Basis

At our most recent annual meeting of stockholders, held on May 22, 2012, NASDAQ OMX conducted an advisory vote to approve the company’s executive compensation for the year ended December 31, 2011. Stockholders expressed substantial support for the compensation of our named executive officers, with approximately 97% of the votes present in person or represented by proxy at the meeting

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and entitled to vote on the matter cast to approve the advisory vote. The committee took into account the results of this advisory vote when making compensation decisions through the remainder of 2012 and into early 2013. The committee also considered many other factors in evaluating our executive compensation programs, including the company’s pay for performance philosophy and a competitive market analysis of peer companies. While each of these factors influenced the committee’s recommendations regarding our named executive officers’ compensation in 2012, the committee did not make any changes to our executive compensation program, policies and decisions as a result of the advisory vote.

Opportunity for Stockholder Feedback

The committee carefully considers feedback from NASDAQ OMX’s regular engagement with our stockholders on executive compensation, corporate governance and other issues. The committee welcomes input from our stockholders on NASDAQ OMX’s compensation program through the communication process discussed in “Stockholder Communication With Directors.”

COMPENSATION PHILOSOPHY

The management compensation committee recognizes its important responsibilities to our stockholders. The committee has endeavored to create a performance-based compensation program that meets the needs of our global company and its stockholders.

On an annual basis, the committee reviews NASDAQ OMX’s compensation philosophy, programs and practices. The following core principles reflect the committee’s current compensation philosophy.

•	The compensation program creates long-term stockholder value by fostering an ownership culture.

•	All employees are eligible to participate in NASDAQ OMX’s equity programs.

•	Programs support an ownership culture that is focused on integrity and the key drivers of stockholder value.

•	Ownership guidelines applicable to the CEO, CFO, executive vice presidents and senior vice presidents are used to encourage executive stock ownership.

•	The compensation program supports a high-performance environment via performance-based rewards.

•	Variable pay is emphasized over fixed pay through participation in annual and long-term incentive plans.

•

A significant portion of compensation is performance-based and varies based on NASDAQ OMX’s performance, which enables participation in the short- and long-term growth and financial success of the company.

•	The program reinforces the importance of meeting and/or exceeding performance targets through superior awards for superior performance and through differentiated awards based on performance achieved.

•	Goal setting and achievement tracking are highly structured and measurable, with few discretionary adjustments.

•	Select employee benefits are performance-based.

•	Compensation plans and arrangements do not encourage excessive risk-taking by management.

•	The compensation program focuses on key business goals.

•	The program encourages decision-making to align the business strategy with goals set to drive industry-leading performance.

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•	Goal setting at NASDAQ OMX is based on a continuous improvement philosophy.

•	Management is rewarded for maintaining a premier regulatory, ethics and compliance program.

•	The compensation program enables NASDAQ OMX to compete effectively for talent.

•	The program is designed to attract, motivate and retain talented, high-performing individuals who are willing to commit to NASDAQ OMX’s success and to build long-term stockholder value.

•

The compensation program at NASDAQ OMX is reflective of industry practices and competitive global markets while remaining responsive to local market conditions, offering both competitive programs and compensation opportunities, while balancing the need for talent with the need to maintain reasonable compensation costs.

•	NASDAQ OMX communicates its compensation objectives and program clearly.

•	Ongoing employee educational programs ensure that the compensation objectives and program are well understood and serve as an effective motivational tool.

•	The value of total rewards is emphasized, versus only specific components of pay.

•	NASDAQ OMX ensures that its compensation program is straightforward and transparent so it is clear how organizational and individual actions translate into NASDAQ OMX performance and rewards.

•	NASDAQ OMX uses structured goal setting and achievement tracking.

DETERMINING EXECUTIVE COMPENSATION

Elements of Our Executive Compensation Program

The primary elements of our executive compensation program are:

•	annual base salaries;

•	annual performance-based cash incentive awards;

•	long-term stock-based compensation (i.e., equity awards);

•	retirement savings plans;

•	limited severance arrangements;

•	health and welfare benefits; and

•	limited perquisites.

Role of Our CEO

Mr. Greifeld, our CEO, regularly attends management compensation committee meetings at the invitation of the committee. Mr. Greifeld provides his perspective to the committee regarding executive compensation matters generally and the specific performance of the executives reporting to him, as discussed above.

However, in accordance with the listing rules of The NASDAQ Stock Market, Mr. Greifeld does not vote on executive compensation matters or attend executive sessions of the committee or board, and Mr. Greifeld is not present when his own compensation is being discussed or approved.

Mr. Essa Kazim, NASDAQ OMX’s other director who has been deemed by the board of directors not to be independent, also does not vote on executive compensation matters when such matters are considered by the board.

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Role of Compensation Consultants

In early 2013, the management compensation committee engaged Exequity LLP, an outside, independent compensation consultant, to assist the committee, as requested, in fulfilling various aspects of the committee’s charter. Exequity LLP is independent from NASDAQ OMX, has not provided any services to NASDAQ OMX other than to the committee, and receives compensation from NASDAQ OMX, as approved by the committee chair, only for services provided to the committee. Exequity LLP reports directly to the committee, and not to management.

In 2012, the management compensation committee engaged Frederic W. Cook & Co., Inc. (Cook & Co.), an outside, independent compensation consultant, to assist the committee, as requested, in fulfilling various aspects of the committee’s charter. When requested by the committee, Cook & Co. reviewed committee materials and attended committee meetings and executive sessions. During its engagement, Cook & Co. was independent from NASDAQ OMX, did not provide any services to NASDAQ OMX other than to the committee, and received compensation from NASDAQ OMX, as approved by the committee chair, only for services provided to the committee. Cook & Co. reported directly to the committee, and not to management.

NASDAQ OMX’s human resources department engages Meridian Compensation Partners to assist staff in gathering data, reviewing best practices and making recommendations to the committee about our executive compensation program. At the invitation of management, Meridian Compensation Partners occasionally attends committee meetings and reviews committee materials.

NASDAQ OMX’s human resources department also engages Towers Watson to collect, tabulate and analyze the BES, which compiles feedback and other data from employees on a wide range of issues that impact the company’s effectiveness as an organization. As discussed below, the results of this survey impact each named executive officer’s annual performance-based cash incentive award.

Compensation of Our CEO

Consistent with his employment agreement, our CEO’s compensation is determined on an annual basis by the board of directors and the management compensation committee. On a semiannual basis, the board and committee review Mr. Greifeld’s performance in executive session as part of the deliberative process to evaluate CEO performance against corporate goals and determine appropriate CEO compensation. The factors considered by the board and the committee include Mr. Greifeld’s performance against his annual performance objectives, the performance of the company, the quality and development of the management team and the management of the CEO and executive succession plan. The semiannual review process is led by the chairman of the board of directors and the chairman of the management compensation committee.

Compensation of Our Other Named Executive Officers

With the support of NASDAQ OMX’s human resources department, our CEO develops compensation recommendations for each of the executive vice presidents for consideration by the management compensation committee and the board of directors. As part of this process, our CEO meets individually with each executive to discuss his or her performance against pre-established objectives determined during the previous year, as well as performance objectives and development plans for the coming year. This meeting gives each executive an opportunity to present his or her perspective of his or her performance and potential objectives and challenges for the upcoming year. Our CEO presents the results of the meetings with each executive to the management compensation committee for their review and consideration as part of the committee’s deliberation process.

Tally Sheets

When recommending compensation for the CEO and the other named executive officers, the committee reviews a peer group analysis, which is discussed further below, and tally sheets that detail the various elements of compensation, including equity compensation, for each executive. The

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committee uses these tally sheets to evaluate the appropriateness of the total compensation package, to compare each executive’s total compensation opportunity with his or her actual payout and to ensure that the compensation appropriately reflects the compensation program’s focus on pay for performance.

General Principles of the Committee When Recommending Executive Compensation

To determine the recommended amounts and mix of compensation elements, the management compensation committee considers the following general principles.

•

Pay for Performance. The primary focus of NASDAQ OMX’s executive compensation program is on pay for performance. Therefore, the committee considers the executive’s contribution to our short- and long-term financial performance, as well as his or her performance on other critical aspects of management that are qualitative in nature and may not be easily quantified into dollars (such as building our brand, employee development and regulatory excellence).

•

Retention. In addition to rewarding employees through a pay for performance philosophy, the executive compensation program also focuses on retaining employees, particularly those in roles critical to the company’s long-term success. To this end, equity grants generally have performance-based and/or time-based vesting features to ensure that an employee must remain with the company for a period of time to receive value from the grant.

•

Competitive Market Analysis. The committee identifies compensation amounts that peers/competitors within the industry are paying to executives with similar positions and levels of experience, skills, education and responsibilities. The committee also considers industry and general economic conditions in assessing market competitiveness. However, while the committee uses this analysis as one of several tools in making executive compensation recommendations, the committee does not set the compensation levels of our executives based solely upon this analysis.

•

Internal Equity. Our executives’ compensation generally increases with position and responsibility. The committee believes that compensation amounts should reflect the different levels of responsibilities and performance among our executives and between our CEO, who is responsible for the entire organization, and our other executives, who are responsible for a functional area or a line of business.

•

Collateral Implications. The committee designs our total compensation mix to encourage our executives to take appropriate risks aimed at improving the company’s performance and building long-term stockholder value. In addition, to mitigate any incentive to take inappropriate risks, each of our named executive officers is subject to the stock ownership guidelines and incentive recoupment policy discussed further below. The committee also considers the tax and accounting impact of the compensation program, as well as any regulatory compliance issues. Furthermore, the compensation program is subject to a comprehensive risk assessment process that is intended to identify any areas of the compensation structure that may unintentionally encourage inappropriate risk-taking.

The committee considers all of these principles in recommending compensation packages structured to reward the individual executive. Each individual component of compensation is considered independently and is not based on a formula; however, each component is intended to be complementary to the overall compensation package awarded to the executive.

Pay for Performance

The management compensation committee believes the compensation for NASDAQ OMX’s executives should be performance-based. Therefore, there were no guaranteed cash incentive awards for any named executive officer in 2012.

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The management compensation committee and board of directors set target compensation levels for the performance-based elements of the compensation program. With respect to cash compensation, the allocation between base salary and annual cash incentives is determined based on the amount of cash compensation that the committee and board wish to place “at risk.” “At risk” means that the executive will not realize any economic benefit unless the applicable objectives, most of which are tied to our overall company or business unit financial performance, are met or exceeded. Consistent with our compensation philosophy, our annual performance-based cash incentive plans are structured to ensure that a significant portion of each executive’s total cash compensation is contingent on performance and continued employment and, therefore, “at risk.”

Competitive Market Analysis

To evaluate the external competitiveness of our executive compensation program, the management compensation committee compares certain elements of the program to similar elements used by peer companies. The committee uses a comprehensive peer group, consisting of 20 companies, for competitive market analysis of the compensation program for our named executive officers. The committee believes that the usage and disclosure of a peer group supports good governance and provides valuable input to compensation design and amount decisions.

In initially selecting the comprehensive peer group in 2011, the committee considered potential peers among both direct industry competitors and companies in related industries with similar talent needs. After identifying potential peers on this basis, the committee used the following seven screening criteria to select appropriate peer companies:

•	revenue size;

•	market capitalization size;

•	financial performance;

•	direct exchange competitors;

•	financial services companies;

•	technology-dependent companies; and

•	companies with global complexity.

Each of these factors was initially weighted equally to develop a more refined list of companies for consideration. The committee then further reviewed each remaining company to determine its appropriateness for our final peer group with a particular focus on identifying meaningful talent peers. Certain companies were eliminated because of factors such as a significantly different market capitalization, their limited competitive position for executive talent or their limited global complexity relative to NASDAQ OMX.

In 2012, the committee reviewed the comprehensive peer group against the criteria described above but did not modify the group. The committee believes that the peer group includes an accurate representation of NASDAQ OMX’s industry competitors and size-relevant, talent-focused comparators. In addition, the committee believes that year-over-year consistency in peer group usage is desirable for reviewing trends in market pay movement.

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The peer group consists of the following 20 companies.

•     Automatic Data Processing, Inc.

•     CBOE Holdings, Inc.

•      Deutsche Börse AG

•      DST Systems, Inc.

•     Fidelity National Information Services, Inc.

•     IntercontinentalExchange, Inc.

•      Legg Mason, Inc.

•     MasterCard Incorporated

•     TD Ameritrade Holding Corporation

•      TMX Group Inc.

•     BGC Partners Inc.

•     CME Group Inc.

•      Discover Financial Services

•      E*TRADE Financial Corporation

•      Fiserv, Inc.

•     Invesco Ltd.

•     London Stock Exchange Group plc

•      NYSE Euronext

•     The Charles Schwab Corporation

•     Visa Inc.

In addition, the committee takes into account that NASDAQ OMX faces competition for talent from private firms, such as high frequency and other small trading firms and private equity funds, for which public compensation data is not available.

Peer group data serves as only one reference point that the committee considers in evaluating our executive compensation program. The committee uses this data to see how various elements of our executive compensation program compare to other companies. However, the committee does not set the compensation of our executives based on this data or target NASDAQ OMX’s executive compensation to a specific percentile of the compensation set by our competitors. Instead, the comparison is conducted solely to determine if the compensation is competitive to the market, as represented by the peer group. Therefore, each executive is evaluated individually based on skills, knowledge, performance, development potential and, in the committee’s business judgment, the value he or she brings to the organization and NASDAQ OMX’s retention risk.

ANALYSIS OF 2012 EXECUTIVE COMPENSATION ELEMENTS

Annual Base Salaries

The management compensation committee normally reviews base salaries on an annual basis before the beginning of each year so that any changes will be effective on January 1. Occasionally, the committee may recommend adjustments to base salaries during the year in response to significant changes in an executive’s responsibilities or events that would impact the long-term retention of a key executive. The committee and board establish salaries at levels commensurate with each executive’s title, position and experience, recognizing that each executive is managing a component of a complex global company.

Under the terms of Mr. Greifeld’s employment agreement, his base salary for 2012 was $1 million, which has remained unchanged since 2006. The management compensation committee and board decided that leaving his salary unchanged for 2012 was consistent with the terms of his employment agreement and the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), that limit to $1 million the amount of non-performance-based compensation paid to the CEO that the company may deduct for federal income tax purposes.

Following its compensation review at the end of 2011, the committee and board did not change the base salaries for any of the other named executive officers for 2012. The committee and board believed that each base salary is within a competitive range of the market median for base salary for a comparable position.

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The following table shows each named executive officer’s base salary at December 31, 2012 and 2011.

Named Executive Officer	Base Salary at December 31, 2012	Base Salary at December 31, 2011

Robert Greifeld	$1,000,000	$1,000,000
Lee Shavel	$500,000	$500,000
Anna M. Ewing	$500,000	$500,000
Hans-Ole Jochumsen(1)	$496,608	$518,112
Eric W. Noll	$500,000	$500,000

(1)	Mr. Jochumsen’s base salary of 3,360,000 Swedish krona did not change between December 31, 2011 and December 31, 2012. The difference in the above table is due to the difference in the average foreign exchange rate, which was $0.1478 per krona for 2012 and $0.1542 per krona for 2011. These exchange rates are used throughout the “Compensation Discussion and Analysis” and “Executive Compensation” sections to convert Swedish krona to U.S. dollars.

Annual Performance-Based Cash Incentive Awards

Annual performance-based cash incentives are an integral part of our executive compensation program. Mr. Greifeld and all of NASDAQ OMX’s executive vice presidents receive such awards through our stockholder-approved Executive Corporate Incentive Plan (ECIP).

Plan-Based Target Award Opportunities

At the beginning of each year, the management compensation committee and board of directors establish the target annual cash incentive award opportunity for our named executive officers. As provided under his employment agreement, Mr. Greifeld’s target annual cash incentive award opportunity for 2012 was 210% of base salary. For 2012, the committee and board set the target annual cash incentive award opportunity for each of the other named executive officers at approximately 150% of base salary, based on an assessment of each officer’s position and responsibilities, the competitive market analysis and the company’s retention objectives.

Performance Goals

The annual cash incentive award payments for our executives are based on the achievement of pre-established performance goals. The CEO selects and recommends goals for each executive vice president based on their areas of responsibility and on input from each executive. The management compensation committee and the board of directors review and consider our CEO’s recommendations and approve the goals for the coming year after identifying the objectives most critical to our future growth and most likely to hold executives accountable for the operations for which they are responsible.

The annual cash incentive awards are tied to results in the following areas:

•	two corporate objectives, including:

•	operating income (run rate), which measures business efficiency and profitability; and

•	net revenue, which measures the ability to drive revenue growth;

•	business unit strategic objectives, which are defined business unit-specific goals that contribute to the company’s short and long-term performance; and

•	the BES, which is survey-compiled feedback from employees on a wide range of issues that impact the company’s effectiveness as an organization.

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Operating income (run rate) and net revenue are the company’s primary measures of short-term business success and the key drivers of long-term stockholder value. Operating income (run rate) and net revenue targets are set at the beginning of each year, as part of the company’s annual budgeting process.

Business unit strategic objectives also are established at the beginning of the year, and consist of financial and non-financial strategic objectives specific to the business unit. The committee and board set the business unit strategic objectives to reflect the key responsibilities of each executive and incent focus on particular objectives in 2012.

The business unit strategic objectives are described below.

•

Mr. Shavel’s strategic objectives related to: Corporate Strategy initiatives, including transactions; and Corporate Finance goals relating to expense management, stock price performance, risk management, NASDAQ OMX’s Growth Initiative Fund Team and return on investment capital analysis.

•	Ms. Ewing’s strategic objectives related to: Global Technology Services financial results, service delivery and compliance; and Market Technology financial results and strategic initiatives goals.

•	Mr. Jochumsen’s strategic objectives related to: Transaction Services Nordic financial results; and Global Data Products financial results.

•	Mr. Noll’s strategic objectives related to: Transaction Services U.S. financial results and strategic goals; and a NASDAQ OMX NLX Limited strategic goal.

The BES is conducted at the end of each year by Towers Watson, a national human resources consulting firm. The survey compiles feedback from employees on a wide range of issues that impact the company’s effectiveness as an organization. Management uses the BES on an annual basis to assess past decisions and provide an opportunity for employees to voice their views on how management is doing and how improvements to the organization can be made. This goal is measured on a sliding scale of 1 to 100 based on survey goals. A score of less than 50 resulted in 0% payout, a score of 67 to 72 resulted in a 100% payout and a score of 90 or higher resulted in a 200% payout.

The management compensation committee and board of directors set the targets for each of the goals at levels where the maximum payout would be difficult to achieve and beyond budget assumptions. The following table shows each named executive officer’s performance objectives for 2012 and the relative weighting of these objectives.

Named Executive Officer	Target Incentive Compensation Opportunity	Corporate Objectives		Business Unit Strategic Objectives	BES

		Operating Income (Run Rate)	Net Revenue

Robert Greifeld	$2,100,000	55%	35%	—	10%
Lee Shavel	$750,000	40%	15%	35%	10%
Anna M. Ewing	$750,000	15%	15%	60%	10%
Hans-Ole Jochumsen	$739,000	10%	10%	70%	10%
Eric W. Noll	$750,000	10%	10%	70%	10%

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Potential Payouts

Payouts are determined by the management compensation committee and board of directors after the end of the year and are based on the sum of (i) actual performance under each corporate objective, (ii) where applicable, actual performance against an executive’s business unit strategic objectives and (iii) the results of the BES. Each goal applicable to the named executive officers for 2012 had a minimum, target and maximum performance level.

Scoring of each goal is based on actual goal achievement compared to the target. In 2012, as in past years, payouts on most goals could vary between 0% and 200% of the target. However, funding of non-financial business unit strategic objectives was limited to 160% of target in 2012.

Corporate Objectives Performance vs. Goals

With respect to the corporate objectives, the minimum, target and maximum performance levels, NASDAQ OMX’s actual performance for 2012 and the resultant payout percentage of the target incentive award amounts were as follows:

Corporate Objective	Minimum	Target	Maximum (for 200% payout)	NASDAQ OMX’s Results for 2012 as Measured for Compensation Purposes	Payout Percentage of Target Incentive Award Amount

Operating Income (Run Rate)(1)	$696.0 million	$730.2 million - $750.2 million	$795.0 million	$757.0 million	115%
Net Revenue(1)	$1,630.2 million	$1,682.7 million - $1,712.7 million	$1,770.2 million	$1,651.6 million	41%

(1)	For these purposes, operating income (run rate) and net revenue exclude the effects of foreign exchange and extraordinary transactions. Operating income (run rate) also excludes certain non-recurring expense items, such as charges relating to restructuring, special legal expenses, mergers and strategic initiatives, sublease reserves and other expenses, as well as a gain relating to a value-added tax refund. Net revenue also excludes gains from open positions relating to the operations of The NASDAQ Stock Market. As a result, these calculations differ from the GAAP calculations of operating income and revenues less transaction rebates, brokerage, clearance and exchange fees reported in our Form 10-K.

For further information about NASDAQ OMX’s financial results in 2012, see “Compensation Discussion and Analysis – 2012 Business Highlights.”

Business Unit Strategic Objectives Performance vs. Goals

The committee and board assessed each officer’s achievement of the business unit strategic objectives in 2012, as described below.

Mr. Shavel

Mr. Shavel’s business unit strategic objectives were scored as follows:

Goal	Goal Weighting	Score as a Percent of Target

Corporate Strategy initiatives, including transactions	10%	160%
Corporate Finance goals relating to expense management, stock price performance, risk management, NASDAQ OMX’s Growth Initiative Fund Team and return on investment capital analysis	25%	136%

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Ms. Ewing

Ms. Ewing’s business unit strategic objectives were scored as follows:

Goal	Goal Weighting	Score as a Percent of Target

Global Technology Services financial results, service delivery and compliance	45%	132%
Market Technology financial results and strategic initiatives goals	15%	111%

Mr. Jochumsen

Mr. Jochumsen’s business unit strategic objectives were scored as follows:

Goal	Goal Weighting	Score as a Percent of Target

Transaction Services Nordic financial results	40%	74%
Global Data Products financial results	30%	200%

Mr. Noll

Mr. Noll’s business unit strategic objectives were scored as follows:

Goal	Goal Weighting	Score as a Percent of Target

Transaction Services U.S. financial results and strategic goals	60%	65%
NASDAQ OMX NLX Limited strategic goal	10%	200%

BES Performance vs. Goals

With respect to the BES goal, the named executive officers received a range of payouts from 125% to 175% of the target incentive award amounts allocated to this goal.

Award Payouts

In early 2013, the committee and board received a final report on the level of achievement on each goal, and on the basis of this report, it approved payouts for 2012.

Under the ECIP, the management compensation committee may, in its sole discretion, reduce some or all of the amount that would otherwise be payable with respect to an award. For 2012, the committee and board reduced Mr. Greifeld’s ECIP payout by $542,100 and Ms. Ewing’s ECIP payout by $263,625. The committee and board explicitly considered the Facebook IPO in connection with their review and determination of these reduced payouts.

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The actual annual cash incentive award payouts to the named executive officers for 2012 and 2011 are set forth in the following table.

Named Executive Officer	2012 ECIP Award Payout	2011 ECIP Award Payout	2012 Payout vs. 2011 Payout

Robert Greifeld	$1,350,000	$3,591,000	(62)%
Lee Shavel	$878,625	$1,290,000	(32)%
Anna M. Ewing	$574,125	$1,210,500	(53)%
Hans-Ole Jochumsen	$889,387	$858,431	4%
Eric W. Noll	$688,500	$1,300,000	(47)%

Long-Term Stock-Based Compensation

Long-term incentive compensation consists entirely of equity awards. The management compensation committee and board of directors believe that equity awards align the interests of our employees with those of our stockholders by rewarding outstanding performance and providing incentives to increase the value of our stockholders’ investments.

New Performance-Based Long-Term Incentive Program. On March 16, 2012, the committee and board approved a new performance-based long-term incentive program for our CEO, executive vice presidents and senior vice presidents that focuses on TSR. Consistent with our pay for performance philosophy, this program represents 100% of our CEO and executive vice presidents’ long-term stock-based compensation and 50% of our senior vice presidents’ long-term stock-based compensation. In any event, all of the long-term stock-based compensation awarded to these individuals is performance-based.

The committee and board believe that the new program better aligns the equity structure for the CEO with the executive and senior vice presidents, optimizes the retention value of equity awards and better utilizes the accounting expense associated with equity awards.

Under the program, each individual received a grant of PSUs subject to a three-year cumulative performance period beginning on January 1, 2012 and ending on December 31, 2014. Performance is determined by comparing NASDAQ OMX’s TSR to two groups of companies, each weighted 50%. One group consists of all S&P 500 companies, and the other group consists of the following 13 exchange companies.

• ASX Ltd • Bolsa Mexicana de Valores • CBOE Holdings, Inc. • Deutsche Börse AG • Interactive Brokers Group • London Stock Exchange Group plc • TMX Group Inc.	• BGC Partners Inc. • Bolsas Y Mercados Espanoles • CME Group Inc. • ICAP plc • IntercontinentalExchange, Inc. • NYSE Euronext

NASDAQ OMX’s relative performance ranking against each of these groups will determine the final number of shares delivered to each individual under the program. The maximum payout will be 200% of the number of PSUs granted if NASDAQ OMX ranks at the 85th percentile or above of both groups. However, if NASDAQ OMX’s TSR is negative for the three-year performance period, regardless of TSR ranking, the payout will not exceed 100% of the number of PSUs granted.

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Below is a table showing the amount of shares a grantee may receive based upon different levels of achievement against each of the groups.

Percentile Rank of NASDAQ OMX’s Three-Year TSR Versus the Relevant Group	Resulting Shares Earned (% of Half of Target)

≥ 85th Percentile	200%
67.5th Percentile	150%
50th Percentile	100%
25th Percentile	50%
10th Percentile	30%
0 Percentile	0%

For levels of achievement between points, the resulting shares earned will be calculated based on straight-line interpolation.

The target amount of PSUs awarded to each of the named executive officers under this program is set forth in the table below. The awards were made on May 7, 2012, which was the date of NASDAQ OMX’s annual all-employee equity grant.

Named Executive Officer	Target Amount of PSUs Awarded

Robert Greifeld	247,440
Lee Shavel	59,727
Anna M. Ewing	59,727
Hans-Ole Jochumsen	51,195
Eric W. Noll	59,727

The management compensation committee and board of directors preliminarily determined the target amount of Mr. Greifeld’s award in connection with the negotiation of his new employment agreement in early 2012. The committee and board referenced peer group data to establish a market-competitive award level.

Mr. Greifeld recommended the specific awards for each of the other named executive officers, which varied among executives depending upon responsibilities and retention considerations. The committee and board evaluated these recommendations and determined that the amount of each award reflected the individual’s contributions, was aligned with competitive market levels and was appropriate for retention purposes.

Settlement of March 2010 PSU Grant to CEO. In March 2013, the management compensation committee and board determined the number of shares that Mr. Greifeld was entitled to receive upon vesting in connection with his March 2010 PSU grant, which had a target amount of 80,000 shares. These PSUs had a performance period from January 1, 2010 through December 31, 2012 and a performance target of non-GAAP EPS growth compounded annually over the three-year performance period. Non-GAAP EPS growth was determined based upon the amount by which our adjusted non-GAAP EPS for the fiscal year ended December 31, 2012 exceeded our non-GAAP EPS for the fiscal year ended December 31, 2009, which had been determined to be $1.81.

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The following table sets forth the number of shares that Mr. Greifeld was entitled to receive at settlement of the March 2010 PSU grant at varying non-GAAP EPS growth performance levels.

	Minimum Performance	Target Performance	Maximum Performance

Non-GAAP EPS Growth (compounded annual increase over the Performance Period)	6% growth	12% growth	18% growth
Adjusted Non-GAAP EPS Level	$2.16	$2.54	$2.97
Number of Shares Deliverable	40,000	80,000	120,000

The committee and board determined that adjusted non-GAAP EPS growth fell between the minimum and target performance levels, and therefore, Mr. Greifeld was entitled to receive a pro-rated amount of 75,789 shares, which was 95% of target.

Non-GAAP EPS was calculated by adjusting our reported GAAP EPS for significant non-recurring charges or gains (and their related income tax effects) that were not related to our core business. The non-GAAP EPS for the fiscal year ended December 31, 2012 also was adjusted for certain stock or asset acquisitions that occurred during the performance period. The committee and board relied on the company’s audited financial statements, non-GAAP reconciliations and related information for purposes of determining the amount of non-GAAP EPS growth.

General Equity Award Grant Practices

The reference price for calculating the value of equity awards is the closing market price of NASDAQ OMX’s common stock on the date of grant. The management compensation committee and board of directors consider whether to make equity awards at a regularly scheduled meeting. Regular board and committee meetings are scheduled well in advance without regard to material news announcements by NASDAQ OMX. Existing equity ownership levels are not a factor in award determinations as we do not want to discourage the named executive officers from holding significant amounts of NASDAQ OMX’s common stock.

Throughout the performance period, the management compensation committee receives updates on the executives’ progress in achieving the applicable performance measures and monitors the compensation expense that the company is incurring for outstanding equity awards. The committee believes that the current and expected expense amounts are reasonable and justified in light of the committee’s goals of aligning the long-term interests of officers and employees with those of stockholders and retaining the current management team.

Rule 10b5-1 Plans

NASDAQ OMX permits all employees, including the named executive officers, to enter into plans established under Rule 10b5-1 of the Exchange Act to enable them to trade in our stock, including stock received through equity grants, during periods in which they might not otherwise be able to trade because material nonpublic information about NASDAQ OMX has not been publicly released. These plans include specific instructions to a broker to trade on behalf of the employee if our stock price reaches a specified level or if certain other events occur, and therefore, the employee no longer controls the decision to trade in our stock. As of December 31, 2012, two of our named executive officers had Rule 10b5-1 plans in place.

Stock Ownership Guidelines

We have long recognized the importance of stock ownership as an important means of closely aligning the interests of our executives with the interests of our stockholders. In addition to using equity awards

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as a primary long-term incentive compensation tool, we have in place stock ownership guidelines for our CEO, CFO, executive vice presidents and senior vice presidents. Under its charter, the management compensation committee is responsible for reviewing annually the stock ownership guidelines and verifying compliance thereunder.

Under the guidelines, our CEO, CFO, executive vice presidents and senior vice presidents are expected to own specified dollar amounts of NASDAQ OMX common stock based on a multiple of their base salary. The multiple is determined by officer level: our CEO must hold shares valued at a 6X multiple of base salary, our CFO must hold a 4X multiple, other executive vice presidents must hold a 3X multiple and senior vice presidents must hold a 1X multiple. Individual holdings, shares jointly owned with immediate family members or held in trust, shares of restricted stock (including vested and unvested), vested shares underlying PSUs and shares purchased or held through NASDAQ OMX’s plans, such as the NASDAQ OMX Employee Stock Purchase Plan (ESPP), count toward satisfying the guidelines. New executives and executives who incur a material change in their responsibilities are expected to meet the applicable level of ownership within four years of their start date or the date of the change in responsibilities. Senior vice presidents subject to these guidelines when the guidelines were amended in 2009 to cover this level of officer are expected to meet the applicable level of ownership by October 21, 2013. All of the named executive officers were in compliance with the guidelines as of December 31, 2012.

Stock Holding Requirement

We encourage our CEO, CFO, executive vice presidents and senior vice presidents to retain equity grants until the applicable stock ownership level is reached. Under the guidelines, these officers must hold the specified dollar amounts of stock through the end of their employment with NASDAQ OMX. We feel that our stock ownership guidelines provide proper alignment of the interests of our management and our stockholders, and therefore, we do not have additional stock holding requirements beyond the stock ownership guidelines.

Prohibition on Hedging and Pledging

NASDAQ OMX does not allow directors or Section 16 officers to engage in securities transactions that allow them either to insulate themselves, or profit, from a decline in NASDAQ OMX’s stock price (with the exception of selling shares outright). Specifically, these individuals may not enter into hedging transactions with respect to NASDAQ OMX’s common stock, including short sales and transactions in derivative securities. Finally, these individuals may not pledge, hypothecate or otherwise encumber their shares of NASDAQ OMX common stock.

Retirement Savings Plans

NASDAQ OMX’s retirement savings plans are part of our overall compensation and benefits program. The management compensation committee considers appropriate retirement savings options to be a critical component of the package to retain employees at all levels. For more information about NASDAQ OMX’s retirement savings plans, see “Executive Compensation – Retirement Benefits.”

Limited Severance Arrangements

Except as described below in certain circumstances under the employment agreements with Messrs. Greifeld and Jochumsen, under the employment offer letter with Mr. Shavel and in the case of a change in control of the company, we are not obligated to pay general severance or other enhanced benefits to any named executive officer upon termination of his or her employment. However, the management compensation committee has the discretion to pay severance plan benefits. Severance plan decisions do not influence the management compensation committee’s other recommendations regarding compensation as these other decisions are focused on motivating our executives to remain with NASDAQ OMX and contribute to our future success.

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Mr. Greifeld’s employment agreement contains provisions for the payment of severance benefits if the company terminates his employment without “cause” or Mr. Greifeld terminates his employment “for good reason.” There are separate provisions for severance benefits if such termination occurs (i) without regard to a change in control or (ii) within two years of a change in control. “Good reason” includes a reduction in Mr. Greifeld’s position, duties or authority, the company’s failure to secure agreement of any successor entity that he will continue in his position, relocation of Mr. Greifeld’s principal work location beyond a 50 mile radius of the current location or any other material breach of the employment agreement.

Mr. Jochumsens’s employment agreement contains a provision for the payment of severance benefits if his employment is terminated by the company on grounds other than Mr. Jochumsen’s substantial breach of the agreement. Under this provision, the company must give Mr. Jochumsen twelve months’ notice of termination, and Mr. Jochumsen will be entitled to severance pay equal to six months’ salary payable in a lump sum on his last day of employment.

Mr. Shavel’s employment offer letter contains a provision for the payment of severance benefits in the event of a reduction-in-force or other involuntary termination of employment (other than a termination for “cause” as defined in the Equity Plan or a change in control of the company) during the first three years of employment through May 2014. Under this provision, Mr. Shavel will be eligible for 15 months of severance pay at his then current base salary and any additional severance benefits (excluding severance pay) provided under the company’s then current in-practice severance policy.

When the company completed its transition to a public company and adopted an acquisition strategy, the management compensation committee and the board of directors approved change in control agreements in 2005 for each executive not previously covered by such an agreement (letter agreements). In structuring these letter agreements, the management compensation committee evaluated comparable change in control severance arrangements offered by other peer companies in the financial services industry and considered the size of the severance package the committee might approve in other contexts. These letter agreements are intended to provide management stability and to reduce any reluctance on the part of executives to pursue potential transactions that may enhance the value of our stockholders’ investments. The management compensation committee reviews these letter agreements on a regular basis to ensure that they remain appropriate for NASDAQ OMX’s executive compensation program. Of the named executive officers, Messrs. Shavel and Noll and Ms. Ewing are currently party to these letter agreements.

The management compensation committee believes that the terms for triggering payment under each of the agreements described above are reasonable and that some of the terms are more restrictive in several important ways than change in control agreements at many other companies. For example, under the letter agreements, a severance payment is available only if termination of employment (“other than for cause” if by NASDAQ OMX or for “good reason” if by the executive) occurs within one year following a “change in control” of the company or in certain situations within 180 days prior to a change in control. For Mr. Greifeld, a severance payment as a result of a change in control is available only if termination of employment occurs within two years following the change in control. The letter agreements, Mr. Greifeld’s employment agreement and Mr. Jochumsen’s employment agreement use what is known as a “double trigger,” meaning that a severance payment as a result of a change in control is activated only upon the occurrence of both a change in control of the company and a loss of employment. Benefits under these agreements will be provided only if NASDAQ OMX is the target organization. In addition, a change in control under these agreements is limited to situations where the acquirer obtains a majority of NASDAQ OMX’s voting securities or the current members of our board of directors (or their approved successors) cease to constitute a majority of the board. Finally, the agreements do not modify or otherwise change the treatment of the executive’s outstanding equity awards upon a “double trigger” termination in connection with a change in control without cause or for good reason.

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For further information on NASDAQ OMX’s limited severance arrangements, see “Executive Compensation – Potential Payments upon Termination or Change in Control.”

Health and Welfare Benefits

We provide a voluntary comprehensive health and welfare benefits program to our executives, including the named executive officers that mirrors the program offered to our other employees. Named executive officers also are allowed to participate in our ESPP on the same terms as other employees.

Limited Perquisites

Because our executive compensation program emphasizes pay for performance, it includes very few perquisites for our executives. In view of the demands of his position, we provide Mr. Greifeld with a company car and driver for use when conducting company business. Mr. Greifeld reports his use of the company car and driver for personal reasons in the Summary Compensation Table included below under “Executive Compensation.” In 2012, this amount was $27,742, which was the incremental cost of Mr. Greifeld’s personal use of the car (including commutation) based on an allocation of the cost of the driver, tolls, fuel and maintenance.

Officers at the level of senior vice president and above are eligible to receive basic financial planning services and executive health exams. Participation in each of these programs is voluntary. We also provide extended sickness insurance to certain non-U.S. executives. We do not provide tax gross-up payments on perquisites.

GLOBAL ETHICS AND COMPLIANCE PROGRAM

The NASDAQ OMX board annually reviews the company’s global ethics and compliance program, including the code of ethics and supporting policies. NASDAQ OMX will take action to remedy any fraudulent or intentional misconduct by an employee. Discipline would vary depending on the facts and circumstances, and may include termination of employment or initiation of an action for breach of fiduciary duty under the company’s code of ethics. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

INCENTIVE RECOUPMENT POLICY

The board and committee have adopted an incentive recoupment or “clawback” policy that is applicable to the named executive officers and other executive vice presidents. The policy provides that the company may recoup any cash or equity incentive payments predicated upon the achievement of financial results or operating metrics that were subsequently determined to be incorrect on account of material errors, material omissions, fraud or misconduct.

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

The management compensation committee considers the income tax consequences of individual compensation elements when it is analyzing the overall level of compensation and the mix of compensation among individual elements.

Section 162(m) of the Code provides a limit of $1 million on the remuneration that may be deducted by a public company in any year in respect of the CEO and the three other most highly compensated executive officers (other than the principal financial officer), with an exception to this limitation for certain “performance-based compensation.” NASDAQ OMX attempts to structure our compensation arrangements so that amounts paid are tax deductible to the extent feasible and consistent with our overall compensation objectives. Depending upon the relevant circumstances at the time, the committee may determine to award compensation that may not be deductible. In making this determination, the committee balances the purposes and needs of our executive compensation program against potential tax cost.

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Elimination of Tax Gross-Up Provision

Mr. Greifeld’s 2012 employment agreement eliminated a prior provision that entitled Mr. Greifeld to a limited gross-up payment in the event of termination after a change in control to reimburse him for any excise tax imposed under Section 4999 of the Code, as well as any additional income and employment taxes resulting from such reimbursement.

Mr. Greifeld’s 2012 employment agreement includes a “best net provision” for any amounts payable to Mr. Greifeld upon a “double trigger” termination in connection with a change in control without cause or for good reason. Under this provision, if any amounts payable to Mr. Greifeld would be characterized as excess parachute payments and due to that characterization, Mr. Greifeld would be subject to an excise tax under Section 4999 of the Code, the amounts will be reduced. The reduction will be to an amount so that none of the amounts payable constitute excess parachute payments if this would result, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, in Mr. Greifeld’s receipt on an after-tax basis of the greatest amount of termination and other benefits.

Neither Mr. Jochumsen’s employment agreement nor the change in control letter agreements with our other named executive officers provide for tax gross-ups or reimbursements of any excise or other taxes that may be payable by the executive under Section 4999 of the Code in connection with the change in control of the company. The change in control letter agreements provide that, if any payments or benefits to an executive would be subject to an excise tax under Section 4999, payments and/or benefits to the executive will be reduced to an amount that does not trigger an excise tax.

2012 EMPLOYMENT AGREEMENT WITH CEO

On February 22, 2012, NASDAQ OMX entered into a new employment agreement with Robert Greifeld, NASDAQ OMX’s CEO. The new employment agreement replaces NASDAQ OMX’s prior employment agreement with Mr. Greifeld, which was entered into effective January 1, 2007.

The management compensation committee and board of directors considered the following factors important in negotiating the new employment agreement:

•

during Mr. Greifeld’s tenure, NASDAQ OMX has transformed from a single U.S.-based cash equities exchange to a global company that operates multiple exchanges, clearing organizations and central securities depositories across multiple asset classes. In addition, our technology powers more than 70 exchanges, clearing organizations and central securities depositories in over 50 countries;

•	continuity of leadership at the CEO level is important to continue building stockholder value, and it is therefore important to retain Mr. Greifeld for a fixed period of time;

•	consistent with the prior employment agreement, the new employment agreement emphasizes long-term pay for performance incentives; and

•	to the extent possible, the new employment agreement reflects best practices in executive compensation and corporate governance.

The management compensation committee and Mr. Greifeld agreed that the terms of the prior employment agreement were sufficient in most respects (e.g., base salary, benefits and short-term incentives). Therefore, the terms of the new employment agreement with Mr. Greifeld are similar in most respects to the terms of his prior agreement.

Significantly, the new employment agreement has a term of five years, with no automatic renewals thereafter. The agreement guarantees the same base salary and target annual incentive compensation award as under the prior agreement. The agreement does not guarantee the grant of any equity awards, although Mr. Greifeld may be granted equity awards under the Equity Plan, based on the management compensation committee’s evaluation of the performance of NASDAQ OMX and

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Mr. Greifeld, peer group market data and internal equity, and consistent with past practices with respect to the combined aggregate value of prior grants. Finally, the agreement sets forth the payments that Mr. Greifeld will receive under various termination scenarios and eliminates a provision from Mr. Greifeld’s prior employment agreement that provided for a modified excise tax reimbursement with a gross-up payment in limited circumstances.

In negotiating the new agreement, the committee utilized Cook & Co., its former outside, independent compensation consultant, to advise on executive compensation and corporate governance matters. When requested by the committee, Cook & Co. provided independent advice, analyzed current market conditions and helped design the compensation package to be both competitive and effective at driving long-term performance and increasing stockholder value.

For a further description of the key terms of Mr. Greifeld’s employment agreement, see “Executive Compensation – Employment Agreements” and “Executive Compensation – Potential Payments upon Termination or Change in Control.”

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MANAGEMENT COMPENSATION COMMITTEE REPORT

The management compensation committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the committee recommended to NASDAQ OMX’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into NASDAQ OMX’s Form 10-K.

The Management Compensation Committee

Michael R. Splinter, Chair

Steven D. Black

Glenn H. Hutchins

Lars R. Wedenborn

MANAGEMENT COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the management compensation committee is an executive officer, employee or former officer of NASDAQ OMX. With the exception of Mr. Greifeld, none of NASDAQ OMX’s executive officers serves as a current member of the NASDAQ OMX board of directors. None of NASDAQ OMX’s executive officers serves as a director or a member of the compensation committee of any entity that has one or more executive officers serving on the NASDAQ OMX board or management compensation committee. One of the members of NASDAQ OMX’s management compensation committee, Glenn H. Hutchins, is a Co-Founder of Silver Lake. For information on transactions with Silver Lake, see “Certain Relationships and Related Transactions.”

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation of each of the named executive officers for services rendered during the fiscal years ended December 31, 2012, 2011 and 2010.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Robert Greifeld	2012	$1,000,000	—	$5,567,400	—	$1,350,000	$916,164	$77,742	$8,911,306
Chief Executive Officer	2011	$1,000,000	—	$2,528,000	—	$3,591,000	$355,729	$93,067	$7,567,796
	2010	$1,000,000	—	$1,580,000	—	$2,627,000	$476,207	$130,427	$5,813,634

Lee Shavel(8)	2012	$500,000	—	$1,343,857	—	$878,625	—	$22,450	$2,744,932
Chief Financial Officer and Executive Vice President, Corporate Strategy	2011	$300,000	—	$6,120,027	$280,003	$1,290,000	—	$13,839	$8,003,869

Anna M. Ewing	2012	$500,000	—	$1,343,857	—	$574,125	$198,356	$57,925	$2,674,263
Executive Vice President, Global Technology Solutions	2011	$500,000	—	$1,120,005	$280,023	$1,210,500	$71,038	$54,725	$3,236,291
	2010	$500,000	—	$880,001	$219,999	$1,029,750	$96,494	$47,115	$2,773,359

Hans-Ole Jochumsen	2012	$496,608	—	$1,151,887	—	$889,387	—	$116,638	$2,654,520
Executive Vice President, Transaction Services Nordic

Eric W. Noll	2012	$500,000	—	$1,343,857	—	$688,500	—	$23,000	$2,555,357
Executive Vice President, Transaction Services U.S. and U.K.	2011	$500,000	—	$960,008	$240,018	$1,300,000	—	$19,800	$3,019,826
	2010	$500,000	$178,625	$720,006	$180,002	$771,375	—	$22,125	$2,372,133

(1)	For Mr. Jochumsen, certain amounts reported in “Compensation Discussion and Analysis” and “Executive Compensation” are paid in Swedish krona. These amounts are converted to U.S. dollars from krona at an exchange rate of $0.1478 per krona, which was the average exchange rate for 2012.

(2)	The amount reported in this column reflects a cash award made in 2010 to the named executive officer that is in addition to the amount earned under the ECIP or other performance-based incentive compensation programs, which is reported in the column entitled “Non-Equity Incentive Plan Compensation.”

(3)	(a)

The amounts reported in this column reflect the grant date fair value of the stock awards, including PSUs and restricted stock, computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K. The grant date fair value of the 2012 PSU awards was calculated using a price of $22.50 derived from a Monte Carlo simulation. The table below presents separately the grant date fair value of the awards of PSUs, assuming that the target performance level will be achieved, and restricted stock for each year.

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Name and Principal Position	Year	PSUs ($)	Restricted Stock ($)	Total Stock Awards ($)

Robert Greifeld	2012	$5,567,400	—	$5,567,400
Chief Executive Officer	2011	$2,528,000	—	$2,528,000
	2010	$1,580,000	—	$1,580,000

Lee Shavel	2012	$1,343,857	—	$1,343,857
Chief Financial Officer and Executive Vice President, Corporate Strategy	2011	$1,120,006	$5,000,021	$6,120,027

Anna M. Ewing	2012	$1,343,857	—	$1,343,857
Executive Vice President, Global Technology Solutions	2011	$1,120,005	—	$1,120,005
	2010	$880,001	—	$880,001

Hans-Ole Jochumsen	2012	$1,151,887	—	$1,151,887
Executive Vice President, Transaction Services Nordic

Eric W. Noll	2012	$1,343,857	—	$1,343,857
Executive Vice President, Transaction Services U.S. and U.K.	2011	$960,008	—	$960,008
	2010	$720,006	—	$720,006

(b)	Since the PSUs are subject to performance conditions, the grant date fair value reported for PSUs reflects the value at the grant date using the Monte Carlo simulation model based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. The table below shows the grant date fair value of the PSU awards, assuming that the maximum performance level will be achieved or exceeded.

Name and Principal Position	Year	PSUs ($)

Robert Greifeld	2012	$11,134,800
Chief Executive Officer	2011	$3,792,000
	2010	$2,370,000

Lee Shavel	2012	$2,687,715
Chief Financial Officer and Executive Vice President, Corporate Strategy	2011	$1,680,008

Anna M. Ewing	2012	$2,687,715
Executive Vice President, Global Technology Solutions	2011	$1,680,008
	2010	$1,320,001

Hans-Ole Jochumsen	2012	$2,303,775
Executive Vice President, Transaction Services Nordic	2011	$1,080,037
	2010	$839,987

Eric W. Noll	2012	$2,687,715
Executive Vice President, Transaction Services U.S. and U.K.	2011	$1,440,025
	2010	$1,080,009

THE NASDAQ OMX GROUP, INC.    58

(4)	The amounts reported in this column reflect the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K.

(5)	The amounts reported in this column reflect the cash awards made to the named executive officers under the ECIP and other performance-based incentive compensation programs.

(6)	The amounts reported in this column reflect the actuarial increase in the present value of the named executive officers’ benefits under all pension plans established by NASDAQ OMX. Assumptions used in calculating the amounts include a 4.00% discount rate as of December 31, 2012, a 5.00% discount rate as of December 31, 2011, a 5.25% discount rate as of December 31, 2010, a 5.75% discount rate as of December 31, 2009, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K. The named executive officers may not currently be entitled to receive benefits under the pension plans if such amounts are not vested. None of the named executive officers received above-market or preferential earnings on deferred compensation in 2012, 2011 or 2010.

(7)	(a) The following table sets forth the 2012 amounts reported in the “All Other Compensation” column by type.

Name and Principal Position	Incremental Cost of Personal Use of Company Car ($)	Cost of Executive Health Exam or Extended Sickness Insurance ($)	Cost of Financial/Tax Planning Services ($)	Contribution to the 401(k) Plan or Other Defined Contribution Plans ($)	Contribution to the Basic ERC ($)	Contribution to the Supplemental ERC ($)	Vacation Pay ($)	Total All Other Compensation ($)

Robert Greifeld	$27,742	—	—	$10,000	$10,000	$30,000	—	$77,742
Chief Executive Officer

Lee Shavel	—	$2,450	—	$10,000	$5,000	$5,000	—	$22,450
Chief Financial Officer and Executive Vice President, Corporate Strategy

Anna M. Ewing	—	$3,000	$14,925	$10,000	$15,000	$15,000	—	$57,925
Executive Vice President, Global Technology Solutions

Hans-Ole Jochumsen	—	$1,552	$4,342	$99,322	—	—	$11,422	$116,638
Executive Vice President, Transaction Services Nordic

Eric W. Noll	—	$3,000	—	$10,000	$5,000	$5,000	—	$23,000
Executive Vice President, Transaction Services U.S. and U.K.

(b)	The incremental cost of personal use of the company car (including commutation) is calculated based on an allocation of the cost of the driver, tolls, fuel and maintenance.

(8)	Mr. Shavel began employment at NASDAQ OMX effective May 23, 2011.

THE NASDAQ OMX GROUP, INC.    59

EMPLOYMENT AGREEMENTS

NASDAQ OMX currently has employment agreements with two of its named executive officers, Messrs. Greifeld and Jochumsen.

Robert Greifeld

On February 22, 2012, NASDAQ OMX entered into a new employment agreement with Robert Greifeld, NASDAQ OMX’s CEO. The new employment agreement replaced NASDAQ OMX’s existing employment agreement with Mr. Greifeld, which was effective January 1, 2007. In addition to the new employment agreement, NASDAQ OMX and Mr. Greifeld entered into a confidentiality, non-solicitation and invention assignment agreement.

The new employment agreement with Mr. Greifeld has a term of five years, with no automatic renewals thereafter. The agreement provides for:

•	annual base salary of not less than $1,000,000; and

•

annual incentive compensation that is targeted at not less than 200% of base salary based on the achievement of one or more performance goals established for such year by the management compensation committee of NASDAQ OMX’s board of directors.

The agreement does not guarantee the grant of any equity awards to Mr. Greifeld. Mr. Greifeld may be granted equity awards under the Equity Plan, based on the management compensation committee’s evaluation of the performance of NASDAQ OMX and Mr. Greifeld, peer group market data and internal equity, and consistent with past practices with respect to the combined aggregate value of prior grants.

The agreement prohibits Mr. Greifeld from rendering services to a competing entity for a period of two years following the date of termination of employment. To receive certain termination payments and benefits under the new employment agreement, Mr. Greifeld must execute a general release of claims against NASDAQ OMX. In addition, such termination payments and benefits are generally subject to discontinuation in the event Mr. Greifeld breaches the restrictive covenants in either the employment agreement or the confidentiality, non-solicitation and invention assignment agreement.

On December 11, 2012, NASDAQ OMX entered into a memorandum of understanding with Mr. Greifeld relating to the calculation of certain severance payments under his employment agreement. The memorandum of understanding clarifies the meanings of certain terms relevant to these calculations.

The employment agreement, as clarified by the memorandum of understanding, sets forth the payments that Mr. Greifeld will receive under various termination scenarios. For further information about these payments and benefits, see “Executive Compensation – Potential Payments Upon Termination or Change in Control.”

Hans-Ole Jochumsen

NASDAQ OMX also has an employment agreement with Hans-Ole Jochumsen, our Executive Vice President, Transaction Services Nordic. The employment agreement was entered into on July 1, 2008 and may be terminated by NASDAQ OMX, subject to twelve months’ prior notice, or by Mr. Jochumsen, subject to six months’ prior notice. If not previously terminated, the agreement will automatically terminate at the earlier of the date of Mr. Jochumsen’s retirement or his reaching the age of sixty-five.

The agreement provides for:

•	an annual base salary of not less than 3,200,000 Swedish Krona, to be reviewed each year consistent with NASDAQ OMX’s policies; and

THE NASDAQ OMX GROUP, INC.    60

•	a pension contribution totaling 20% of his monthly base salary during the term of the agreement.

The agreement does not guarantee the grant of any equity awards to Mr. Jochumsen. Mr. Jochumsen may be granted equity awards under the Equity Plan, at the discretion of the board of directors. Mr. Jochumsen is entitled to health and long term disability coverage and other benefits consistent with NASDAQ OMX’s policies.

Upon termination of employment by Mr. Jochumsen, the agreement prohibits Mr. Jochumsen from rendering services to a competing entity for a period of six months following the date of termination. During this six month period, Mr. Jochumsen will be entitled to his monthly salary. Upon termination of the employment agreement by Mr. Jochumsen or NASDAQ OMX, Mr. Jochumsen is restricted from soliciting NASDAQ OMX employees for a period of twelve months from the termination date.

The agreement sets forth the payments that Mr. Jochumsen will receive under various termination scenarios. For further information about these payments and benefits, see “Executive Compensation – Potential Payments Upon Termination or Change in Control.”

THE NASDAQ OMX GROUP, INC.    61

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to the plan-based awards granted to each of the named executive officers during the fiscal year ended December 31, 2012.

2012 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Robert Greifeld	2/22/2012	$0	$2,100,000	$4,200,000(4)	—	—	—	—	—	—	—
Chief Executive Officer	5/7/2012	—	—	—	0	247,440	494,880	—	—	—	$5,567,400

Lee Shavel	2/22/2012	$0	$750,000	$1,500,000	—	—	—	—	—	—	—
Chief Financial Officer and Executive Vice President, Corporate Strategy	5/7/2012	—	—	—	0	59,727	119,454	—	—	—	$1,343,857

Anna M. Ewing	2/22/2012	$0	$750,000	$1,500,000	—	—	—	—	—	—	—
Executive Vice President, Global Technology Solutions	5/7/2012	—	—	—	0	59,727	119,454	—	—	—	$1,343,857

Hans-Ole Jochumsen	2/22/2012	$0	$739,000	$1,478,000	—	—	—	—	—	—	—
Executive Vice President, Transaction Services Nordic	5/7/2012	—	—	—	0	51,195	102,390	—	—	—	$1,151,887

Eric W. Noll	2/22/2012	$0	$750,000	$1,500,000	—	—	—	—	—	—	—
Executive Vice President, Transaction Services U.S. and U.K.	5/7/2012	—	—	—	0	59,727	119,454	—	—	—	$1,343,857

(1)	The amounts reported in these columns represent the possible range of payments under the ECIP or other performance-based incentive compensation programs. For information about the amounts actually earned by each named executive officer under the ECIP or other performance-based incentive compensation programs, see “Executive Compensation – Summary Compensation Table.” Amounts are considered earned in fiscal year 2012 although they were not paid until 2013.

(2)	The amounts reported in these columns represent the possible range of performance share units that each named executive officer may earn under the Equity Plan, depending on his or her achievement of performance goals established by the management compensation committee and board of directors. For information about the performance share units actually earned by each named executive officer, see “Executive Compensation – 2012 Outstanding Equity Awards at Fiscal Year-End Table.”

(3)	The amounts reported in this column represent the grant date fair value of the full equity awards reported in the previous columns calculated pursuant to FASB ASC Topic 718 using a price of $22.50 derived from a Monte Carlo simulation and based upon the assumptions discussed in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K. Assuming that the maximum performance level will be achieved or exceeded, the grant date fair value of the awards would be: Mr. Greifeld ($11,134,800), Mr. Shavel ($2,687,715), Ms. Ewing ($2,687,715), Mr. Jochumsen ($2,303,775) and Mr. Noll ($2,687,715).

(4)	Under the ECIP, the maximum award payable to any named executive officer for any plan year may not exceed the greater of $3 million or 3% of the company’s before-tax net income.

THE NASDAQ OMX GROUP, INC.    62

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes certain information with respect to the value of all outstanding equity awards held by each named executive officer as of December 31, 2012.

2012 Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Robert Greifeld	700,000	—	—	$6.30	06/11/2013	—	—	—	—
Chief Executive Officer	960,000	—	—	$35.92	12/13/2016	—	—	—	—
	900,000	—	—	$21.31	06/30/2019	—	—	—	—
	—	—	—	—	—	—	—	100,000(8)	$2,499,000
	—	—	—	—	—	—	—	247,440(9)	$6,183,526

Lee Shavel	—	41,257(1)	—	$24.94	05/23/2021	—	—	—	—
Chief Financial Officer and Executive Vice President, Corporate Strategy	—	—	—	—	—	150,361(5)	$3,757,521	—	—
	—	—	—	—	—	44,908(6)	$1,122,251	—	—
	—	—	—	—	—	—	—	59,727(9)	$1,492,578

Anna M. Ewing	32,558	—	—	$35.92	12/13/2016	—	—	—	—
Executive Vice President, Global Technology Solutions	22,564	—	—	$45.38	12/12/2017	—	—	—	—
	45,528	—	—	$25.07	12/17/2018	—	—	—	—
	—	34,664(2)	—	$19.75	03/04/2020	—	—	—	—
	—	39,661(3)	—	$25.28	03/28/2021	—	—	—	—
	—	—	—	—	—	14,853(7)	$371,176	—	—
	—	—	—	—	—	44,304(6)	$1,107,157	—	—
	—	—	—	—	—	—	—	59,727(9)	$1,492,578

Hans-Ole Jochumsen	15,771	—	—	$41.36	03/24/2018	—	—	—	—
Executive Vice President, Transaction Services Nordic	39,458	—	—	$25.07	12/17/2018	—	—	—	—
	—	22,059(2)	—	$19.75	03/04/2020	—	—	—	—
	—	33,995(3)	—	$25.28	03/28/2021	—	—	—	—
	—	—	—	—	—	9,452(7)	$236,205	—	—
	—	—	—	—	—	37,976(6)	$949,020	—	—
	—	—	—	—	—	—	—	51,195(9)	$1,279,363

Eric W. Noll	—	72,319(4)	—	$19.50	07/22/2019	—	—	—	—
Executive Vice President, Transaction Services U.S. and U.K.	—	28,362(2)	—	$19.75	03/04/2020	—	—	—	—
	—	33,995(3)	—	$25.28	03/28/2021	—	—	—	—
	—	—	—	—	—	12,152(7)	$303,678	—	—
	—	—	—	—	—	37,976(6)	$949,020	—	—
	—	—	—	—	—	—	—	59,727(9)	$1,492,578

THE NASDAQ OMX GROUP, INC.    63

(1)	These unexercisable stock options vest in full on May 23, 2014.

(2)	These unexercisable stock options vest in full on March 4, 2014.

(3)	These unexercisable stock options vest in full on March 28, 2014.

(4)	These unexercisable stock options vest in full on July 22, 2013.

(5)	These restricted stock units will vest as to one-third on each of May 23, 2013, May 23, 2014 and May 23, 2015.

(6)	These performance share units were subject to a one-year performance period ending on December 31, 2011, and the remaining unvested shares will vest as to one-half on each of December 31, 2013 and December 31, 2014. Each named executive officer with this grant was awarded 150% of the target amount of performance share units as the performance exceeded the maximum level.

(7)	These performance share units were subject to a one-year performance period ending on December 31, 2010, and the remaining unvested shares will vest on December 31, 2013. Each named executive officer with this grant was awarded 100% of the target amount of performance share units as performance achieved the target level.

(8)	This performance share unit award is subject to a three-year performance period ending on December 31, 2013. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 150% of the target amount of 100,000 shares, depending on the level of achievement of certain specified performance goals established by the management compensation committee and board of directors.

(9)	This performance share unit award is subject to a three-year performance period ending on December 31, 2014. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target amount shares, depending on the level of achievement of certain specified performance goals established by the management compensation committee and board of directors.

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OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to the options exercised by and restricted stock awards that vested for the named executive officers during the fiscal year ended December 31, 2012.

2012 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Robert Greifeld	1,000,000	$19,375,672	75,789(3)	$1,893,967
Chief Executive Officer

Lee Shavel	—	—	72,575(4)	$1,654,264
Chief Financial Officer and Executive Vice President, Corporate Strategy

Anna M. Ewing	30,063	$510,506	164,142 (5)	$3,881,409
Executive Vice President, Global Technology Solutions

Hans-Ole Jochumsen	—	—	82,625(6)	$1,991,299
Executive Vice President, Transaction Services Nordic

Eric W. Noll	—	—	61,288(7)	$1,481,887
Executive Vice President, Transaction Services U.S. and U.K.

(1)	The amounts reported in this column are calculated by multiplying the number of shares received upon exercise by the difference between the closing market price of our common stock on the date of exercise and the exercise price of the option.

(2)	The amounts reported in this column are calculated by multiplying the number of shares of stock that vested by the closing market price of our common stock on the vesting date.

(3)	The amount reported includes 35,397 shares that were withheld to pay taxes in connection with the vesting of PSUs.

(4)	The amount reported include 34,002 shares that were withheld to pay taxes in connection with the vesting of PSUs and RSUs.

(5)	The amount reported includes 76,615 shares that were withheld to pay taxes in connection with the vesting of PSUs and RSUs.

(6)	The amount reported includes 47,925 shares that were withheld to pay taxes in connection with the vesting of PSUs and RSU.

(7)	The amount reported includes 28,883 shares that were withheld to pay taxes in connection with the vesting of PSUs and RSUs.

THE NASDAQ OMX GROUP, INC.    65

RETIREMENT BENEFITS

401(k) Plan

NASDAQ OMX provides a tax-qualified Section 401(k) savings plan (401(k) Plan) for eligible employees. As of December 31, 2012, all of the named executive officers, except Mr. Jochumsen, participated in the 401(k) Plan. NASDAQ OMX matches employee contributions to this plan during the year up to 4% of base salary, not to exceed the Internal Revenue Service (IRS) annual limits. For the year ended December 31, 2012, NASDAQ OMX also provided true-up matching to ensure that employees who contributed 4% of base salary to the 401(k) Plan in 2012 would receive the maximum company match for 2012, regardless of the timing of employee contributions.

Frozen Pension Plan and SERP

Effective May 1, 2007, the Pension Plan and SERP were fully frozen for all employees, and new retirement benefits were implemented on July 1, 2007. As a result, the eligible named executive officers have accrued Pension Plan and SERP benefits only through April 30, 2007. As of that date, the plan participants no longer accrue additional benefits from future salary earnings and years of service with NASDAQ OMX.

Employer Retirement Contributions (ERCs)

Retirement benefits available for service after May 1, 2007 include two features. The first part of the retirement benefits, which is provided through the existing 401(k) Plan, is available to eligible U.S. employees, including the U.S.-based named executive officers, on the same terms. Under the plan, NASDAQ OMX:

•	matches an employee’s contributions to the 401(k) Plan up to 4% of base salary;

•	makes discretionary tax-qualified contributions to the 401(k) Plan, called the Basic Employer Retirement Contributions (Basic ERC), within specified guidelines based on years of service; and

•

makes discretionary additional tax-qualified contributions, called Enhanced Employer Retirement Contributions (Enhanced ERC), for employees age 45 or older with at least 10 years of service as of December 31, 2006.

The second part of NASDAQ OMX’s retirement program is a non-qualified plan called Supplemental Employer Retirement Contributions (Supplemental ERC). The Supplemental ERC is available to officers and non-officers whose base salaries exceed the IRS compensation limit of $250,000 (for 2012) or whose total employee and NASDAQ OMX contributions to qualified plans exceed the IRS total annual contribution limit, generally $50,000 (for 2012). For years in which an ERC is contributed to the 401(k) Plan, a Supplemental ERC will be contributed for those employees for whom the ERC must be reduced by operation of these IRS limits. The Supplemental ERC is equal to the difference between the ERC that would have been contributed for the employee had the IRS limits not applied, and the actual ERC contributed to the 401(k) Plan.

Employees may direct investment of Basic ERC and Enhanced ERC contributions among the various mutual funds available through our 401(k) Plan. Supplemental ERC contributions receive interest at a rate set forth in the plan document. Unlike the Pension Plan and SERP, the ERC benefits allow for immediate vesting.

Most employees outside of the U.S. are covered by local retirement plans or by applicable social laws. Mr. Jochumsen participates in a non-U.S. defined contribution pension plan. Under this type of plan, NASDAQ OMX makes annual contributions equal to a percentage of fixed salary to participants’ personal accounts. Each participant is free to invest such contributions as he or she chooses.

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Participants are not taxed on the contributions until they are withdrawn upon retirement. Under his employment agreement, Mr. Jochumsen is entitled to receive annual contributions under this plan equal to 20% of his base salary.

PENSION BENEFITS TABLE

The table below shows the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Pension Plan and the SERP as of December 31, 2012. Messrs. Jochumsen, Noll and Shavel are not participants in the Pension Plan or SERP.

2012 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Robert Greifeld	Pension Plan	9.67	$140,556	—
Chief Executive Officer	SERP	9.67	$4,660,800	—

Anna M. Ewing	Pension Plan	12.25	$199,346	—
Executive Vice	SERP	12.25	$722,538	—
President, Global Technology Solutions

(1)	The amounts reported comprise the actuarial present value of the named executive officer’s accumulated benefit under the Pension Plan and SERP as of December 31, 2012. Assumptions used in calculating the amounts include a 4.00% discount rate as of December 31, 2012, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used for financial statement reporting purposes under generally accepted accounting principles as described in footnote 11 to the company’s audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K.

Generally, participants in the Pension Plan become vested in retirement benefits under the plan after five years of service from the participant’s date of hire. As of December 31, 2012, Mr. Greifeld and Ms. Ewing were vested in benefits payable under the Pension Plan. Participants in the SERP generally become vested in retirement benefits under the SERP after reaching age 55 and completing 10 years of service. Under the provisions of his employment agreement, Mr. Greifeld is vested in benefits payable under the SERP. None of the other named executive officers were vested in benefits payable under the SERP as of December 31, 2012.

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NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

As of December 31, 2012, the only nonqualified defined contribution plan in which our named executive officers participated was the Supplemental ERC. The table below shows the amounts contributed to this plan by, or on behalf of, our named executive officers during the fiscal year ended December 31, 2012 and other information. Mr. Jochumsen is not a participant in the Supplemental ERC.

2012 Nonqualified Deferred Compensation Table

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)(1)	Aggregate Earnings in last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)(3)

Robert Greifeld	—	$30,000	$8,868	—	$160,337
Chief Executive Officer

Lee Shavel	—	$5,000	$56	—	$1,118
Chief Financial Officer and Executive Vice President, Corporate Strategy

Anna M. Ewing	—	$15,000	$3,264	—	$59,524
Executive Vice President, Global Technology Solutions

Eric W. Noll	—	$5,000	$591	—	$11,063
Executive Vice President, Transaction Services U.S. and U.K.

(1)	The amounts reported in this column reflect contributions by the company to the named executive officers under the Supplemental ERC for the fiscal year ended December 31, 2012 which were paid in February 2013. For each named executive officer, these amounts are reported in the column “All Other Compensation” in the “Summary Compensation Table.”

(2)	The amounts reported in this column represent interest earned during 2012 on account balances. Interest is paid at an annual rate of 7% (which is the 10-year U.S. Treasury securities rate on the effective date of the Supplemental ERC program plus an additional 1%).

(3)	The amounts reported in this column represent account balances at December 31, 2012. These amounts include contributions that the company has made to the named executive officers under the Supplemental ERC and interest earned on account balances. To the extent that the named executive officers were considered named executive officers in prior years’ proxy statements, the Supplemental ERC contributions for prior years were reported in the column “All Other Compensation” in the “Summary Compensation Table” found in our proxy statement for the annual meeting of stockholders.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Agreements

Mr. Greifeld’s employment agreement provides for limited payments and benefits in the event of termination of employment following a change in control of the company. Mr. Jochumsen’s employment agreement provides for a severance payment in the event of termination of employment by the company for any reason, other than substantial breach of the agreement. In addition, we have entered into letter agreements with the other named executive officers providing limited payments and benefits to them if their employment is terminated in connection with a change in control of the company. Payments and benefits under these agreements are subject to a “double trigger,” meaning that payments are payable only upon the occurrence of both a change in control of the company and a loss of employment.

Under Mr. Greifeld’s employment agreement and the agreements with the other named executive officers (other than Mr. Jochumsen), a change in control generally consists of the first to occur of the following:

•	any person becomes the beneficial owner, directly or indirectly, of more than 50% of the company’s voting securities (except in limited circumstances);

•	a majority of the directors on the board are replaced by directors not endorsed by at least two-thirds of the members of the board before the date of appointment or election;

•

the consummation of a merger or consolidation, unless (1) the company’s voting securities prior to the transaction continue to represent more than 50% of the voting securities of the surviving entity (either by remaining outstanding or being converted into voting securities of the surviving entity) or (2) the transaction effectuates a recapitalization of the company in which no person directly or indirectly acquires more than 50% of the company’s then outstanding voting securities (other than acquisitions directly from the company); or

•	the sale or disposition by the company of all or substantially all of its assets.

We also have provisions in our Equity Plan that provide for the accelerated vesting of outstanding unvested equity awards in the event of a termination due to a change in control of the company.

Robert Greifeld

Under Mr. Greifeld’s employment agreement, if his employment is terminated within two years after a change in control either by the company without cause or by Mr. Greifeld for good reason, he will be entitled to the following severance payments and benefits from the company:

•

a cash payment for unpaid base salary through the date of termination, accrued but unpaid vacation through the date of termination and any earned but unpaid incentive compensation for the calendar year prior to the date of termination (Base Obligations);

•

a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the calendar year preceding the year in which the termination occurs and (iii) any pro rata target bonus with respect to the calendar year in which the termination occurs to the extent that performance goals are satisfied;

•

a taxable monthly cash payment equal to the Consolidated Omnibus Budget Reconciliation Act (COBRA) premium for the highest level of coverage available under the company’s group health plans, reduced by the monthly amount that Mr. Greifeld would pay for such coverage if he was an active employee, until the earlier of 24 months or the date he is eligible for coverage under the health care plans of a subsequent employer; and

•	continued life insurance and accidental death and dismemberment insurance benefits for 24 months for the same period as the continued health coverage payments.

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Under a “best net provision,” if any amounts payable to Mr. Greifeld due to a change in control would be characterized as excess parachute payments and due to that characterization, Mr. Greifeld would be subject to an excise tax under the Code, the amounts will be reduced. The reduction will be to an amount so that none of the amounts payable constitute excess parachute payments if this would result, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, in Mr. Greifeld’s receipt on an after-tax basis of the greatest amount of termination and other benefits.

Mr. Greifeld’s right to these amounts is subject to his compliance with several restrictive covenants in his employment agreement and confidentiality, non-solicitation and invention assignment agreement, including covenants that require him to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. Mr. Greifeld also is prohibited from soliciting the company’s employees or rendering services for a competing entity for a period of two years following the date of termination. Further, to receive payments and benefits upon a change in control, Mr. Greifeld must execute a general release of claims against the company. In addition, the change in control payments and benefits generally are subject to discontinuation in the event Mr. Greifeld breaches the restrictive covenants.

In addition to the payments described above, under a change in control, Mr. Greifeld would be entitled to any vested Pension Plan and SERP benefits.

Hans-Ole Jochumsen

Under Mr. Jochumsens’s employment agreement, if his employment is terminated by the company on grounds other than Mr. Jochumsen’s substantial breach of the agreement, the company must give Mr. Jochumsen twelve months’ notice of termination, and Mr. Jochumsen will be entitled to severance pay equal to six months’ salary payable in a lump sum on his last day of employment.

Other Named Executive Officers

Under the letter agreements with the named executive officers (other than Messrs. Greifeld and Jochumsen), if the executive’s employment is terminated by the company without cause or by the executive for good reason, either (x) during the 180 day period immediately prior to a change in control of the company (if the executive can reasonably demonstrate that the termination or good reason event was at the request of a third party that effects the change in control) or (y) during the one year period immediately following the change in control, then he or she will be entitled to the following severance payments and benefits from the company:

•	cash payments equal to 24 months of annual base salary;

•	100% of the annual target incentive award for the year in which termination occurs plus any earned but unpaid cash incentive award for a completed plan year;

•

payment of COBRA premiums for continued medical and dental benefits until the earlier of (1) termination of the executive’s COBRA continuation period; (2) 24 months following termination; or (3) the date the executive secures subsequent employment with comparable medical and dental coverage;

•	continued life insurance and accidental death and dismemberment insurance benefits for 24 months;

•	any vested accrued benefits under the Pension Plan or SERP; and

•	outplacement services for a period of 12 months or, if earlier, until the executive’s first acceptance of an employment offer.

An executive is not entitled to benefits under the letter agreements if his or her termination of employment is on account of his or her death or disability.

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In addition, the letter agreements do not provide for indemnification of any “golden parachute” excise taxes that may be payable by an executive under Section 4999 of the Code in connection with the change in control of the company. Rather, the agreements provide, if any payments or benefits to an executive would be subject to an excise tax under Section 4999, payments and/or benefits to the executive would be reduced to an amount that would not trigger such excise tax.

The letter agreements contain restrictive covenants, which, among other things, require the executive to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. The executive is also prohibited from soliciting the company’s employees or rendering services to a competing entity for a period of one year following termination in connection with a change in control. Further, to receive the payments and benefits, the executive must execute a general release of claims against the company. In addition, the change in control payments and benefits generally are subject to discontinuation in the event an executive breaches the restrictive covenants.

Equity Plan

With respect to a change in control, the employment agreements of Messrs. Greifeld and Jochumsen and the letter agreements of the other named executive officers do not change the terms of existing equity awards, which continue to be governed by the Equity Plan and the relevant terms and conditions of the individual award agreements. Under the Equity Plan, if an employee, including a named executive officer, is terminated by the company other than for cause within a one year period after a change in control of the company, the vesting of all outstanding unvested equity awards will accelerate to the date of termination.

Payments upon Termination (other than for Cause or Change in Control)

Robert Greifeld

Under Mr. Greifeld’s employment agreement, if his employment is terminated by the company without cause, or by Mr. Greifeld for good reason, he will be entitled to the following severance payments and benefits from the company:

•	the Base Obligations;

•

a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the calendar year preceding the year in which the termination occurs and (iii) any pro rata target bonus with respect to the calendar year in which the termination occurs to the extent that performance goals are satisfied; and

•

a taxable monthly cash payment equal to the COBRA premium for the highest level of coverage available under the company’s group health plans, reduced by the monthly amount that Mr. Greifeld would pay for such coverage if he was an active employee, until the earlier of 24 months or the date he is eligible for coverage under the health care plans of a subsequent employer.

In addition, Mr. Greifeld would be entitled to any vested Pension Plan and SERP benefits. Mr. Greifeld’s vested stock options would remain exercisable for 36 months, his unvested options, if any, would continue to vest for 30 months subject to restrictive covenants and any performance share units would continue to vest subject to the satisfaction of the related performance objectives and continued compliance with the restrictive covenants.

Mr. Greifeld also may terminate his employment by providing the company with at least 270 days prior written notice. If Mr. Greifeld’s employment is terminated due to delivery of such notice, he will be entitled to the following payments and benefits:

•	the Base Obligations;

•	a cash payment equal to any pro rata target bonus with respect to the calendar year in which the termination occurs to the extent that performance goals are satisfied; and

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•	continued vesting of all outstanding equity awards, based on actual performance during the relevant performance period.

Lee Shavel

Under the terms of Mr. Shavel’s employment offer letter, in the event of a reduction-in-force or other involuntary termination of employment (other than a termination for “cause” as defined in the Equity Plan or a change in control of the company) during the first three years of employment, Mr. Shavel will be eligible for 15 months of severance pay at his then current base salary and any additional severance benefits (excluding severance pay) provided under the company’s then current in-practice severance policy.

Hans-Ole Jochumsen

Under Mr. Jochumsens’s employment agreement, if his employment is terminated by the company on grounds other than Mr. Jochumsen’s substantial breach of the agreement, the company must give Mr. Jochumsen twelve months’ notice of termination, and Mr. Jochumsen will be entitled to severance pay equal to six months’ salary payable in a lump sum on his last day of employment.

Other Named Executive Officers

Other than Messrs. Greifeld, Jochumsen and Shavel, none of the other named executive officers has an agreement with the company providing for severance payments and benefits in the event of termination of employment for reasons other than a change in control. According to predetermined NASDAQ OMX guidelines regarding post-termination payments, in the event of a reduction-in-force or other involuntary termination of employment (other than a “for cause” termination), the other named executives are entitled to receive 15 months of base salary continuation, eligibility to purchase COBRA health benefits for 18 months and up to nine months of outplacement services. Any severance payments and benefits would be made at the sole discretion of the company.

Under the ECIP, in the event a named executive officer’s employment is terminated for any reason other than death, disability or retirement, the executive’s right to a non-equity incentive plan compensation award for the calendar year of termination is forfeited. The management compensation committee, in its sole discretion, may pay a pro rata non-equity incentive plan compensation award to the executive for the calendar year of termination. However, in the case of retirement, no such pro-rata award shall be paid unless the performance goals associated with the award have been met.

In addition, upon termination of employment, the named executive officers would receive the benefits to which they would be entitled under the company’s Pension Plan and SERP to the extent that they are vested in these plans.

Payments upon Death, Disability or Retirement

Upon termination of employment on account of death or disability, the named executive officers receive payments pursuant to life insurance or disability insurance purchased by the executive and available to employees generally. Under the ECIP, a named executive officer may, in the discretion of the management compensation committee, receive a pro rata portion of his or her non-equity incentive plan compensation award in the event of death, disability or retirement (provided that, in the case of retirement, the performance goals associated with the award have been met). Under Mr. Greifeld’s employment agreement, in the event of death or disability, he is entitled to a pro rata target bonus with respect to the calendar year in which the date of termination occurs and accelerated vesting of all unvested stock option awards. With respect to the other named executive officers, under the relevant terms and conditions of the Equity Plan and the individual equity award agreements, all stock option or restricted stock awards that would have vested within one year from the date of death or disability will

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immediately vest and all vested options may be exercised until the earlier of one year from the date of death or disability or their expiration date. Under Mr. Greifeld’s existing PSU award agreements, his unvested PSU awards will continue to vest at the end of the performance period(s) for such awards. Under the PSU award agreements for the other named executive officers, in the event of disability, unvested PSU awards will be forfeited. In the event of death, unvested PSU awards will vest at the later of the date of death or the completion of the performance period(s) for such awards.

Upon retirement, the named executive officers receive the benefits to which they would be entitled under the company’s Pension Plan and SERP to the extent that they are vested in these plans. Under the term and conditions of the Equity Plan and the equity award agreements, all stock option and restricted stock awards that would have vested within one year from the date of retirement will immediately vest and all vested options may be exercised until the earlier of one year from the date of retirement or their expiration date. Under Mr. Greifeld’s existing PSU award agreements, his unvested PSU awards will continue to vest at the end of the performance period(s) for such awards. Under the PSU award agreements for the other named executive officers, in the event of retirement, unvested PSU awards will be forfeited.

Estimated Change in Control or Termination Payments and Benefits at the End of 2012

The tables below reflect the payments and benefits payable to each of the named executive officers in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2012, given the executive’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the named executive officers in each situation. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the company. Factors that may affect the nature and amount of payments made on termination of employment, among others, include the timing of the event, compensation level, the market price of the company’s common stock and the executive’s age.

The reported value of the accelerated vesting of outstanding equity awards is based on the intrinsic value of these awards (the value based upon the market price of the company’s common stock on December 31, 2012, reduced in the case of stock options, by the option exercise price). In the case of performance share unit awards for which the performance period has not been completed, the number of shares with accelerated vesting is assumed to be at the target level and at the closing market price on December 31, 2012. The amounts reported for Pension Plan and SERP benefits represent the actuarial present value of the named executive officer’s accumulated benefit under the Pension Plan and SERP as of December 31, 2012. Assumptions used in calculating the amounts include a 4.00% discount rate as of December 31, 2012, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K. Under the Pension Plan and SERP, none of the named executive officers was eligible to retire and receive unreduced benefits as of December 31, 2012.

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Robert Greifeld	Involuntary For Cause or Voluntary Without Good Reason	Involuntary Not For Cause or Voluntary With Good Reason	Death/Disability	Non- Continuation Notice	Termination Due To Change in Control (“Double Trigger”)

Severance and Other	$0	$6,100,000	$2,100,000	$2,100,000	$6,100,000
Non-Equity Incentive Compensation	$0	$0	$0	$0	$0
Stock Option Vesting	$0	Vested options exercisable for 36 months	$0	$0	$0
Restricted Stock Vesting	$0	$0	$0	$0	$0
Performance Share Unit Vesting	$0	Vesting continues until performance period end	Vesting continues until performance period end	Vesting continues until performance period end	$3,727,184
Retirement Plan Benefits	$4,801,356	$4,801,356	$4,801,356	$4,801,356	$4,801,356
Health & Welfare Benefits	$0	$47,458	$0	$0	$52,354
Outplacement Services	$0	$0	$0	$0	$0

Total	$4,801,356	$10,948,814	$6,901,356	$6,901,356	$14,680,894

Lee Shavel	Involuntary For Cause or Voluntary	Involuntary Not For Cause	Death	Disability	Termination Due To Change in Control (“Double Trigger”)

Severance	$0	$625,000	$0	$0	$1,000,000
Non-Equity Incentive Compensation	$0	$878,625	$878,625	$878,625	$1,628,625
Stock Option Vesting	$0	$0	$0	$0	$2,063
Restricted Stock Vesting	$0	$0	$1,252,524	$1,252,524	$3,757,521
Performance Share Unit Vesting	$0	$0	$1,122,251(1)	$0	$1,619,777
Retirement Plan Benefits	$0	$0	$0	$0	$0
Health & Welfare Benefits	$0	$0	$0	$0	$50,410
Outplacement Services	$0	$22,500	$0	$0	$30,000

Total	$0	$1,526,125	$3,253,400	$2,131,149	$8,088,396

(1)	In the event of death, unvested PSU awards will vest at the later of the date of death or the completion of the performance period(s) for such awards. The value of Mr. Shavel’s 2012 PSU award is not included in this calculation since the performance period for this grant will not conclude until December 31, 2014.

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Anna M. Ewing	Involuntary For Cause or Voluntary	Involuntary Not For Cause	Death	Disability	Termination Due To Change in Control (“Double Trigger”)

Severance	$0	$625,000	$0	$0	$1,000,000
Non-Equity Incentive Compensation	$0	$574,125	$574,125	$574,125	$1,324,125
Stock Option Vesting	$0	$0	$0	$0	$181,639
Restricted Stock Vesting	$0	$0	$0	$0	$0
Performance Share Unit Vesting	$0	$0	$1,478,333(1)	$0	$1,975,859
Retirement Plan Benefits	$199,346	$199,346	$199,346	$199,346	$199,346
Health & Welfare Benefits	$0	$0	$0	$0	$35,583
Outplacement Services	$0	$22,500	$0	$0	$30,000

Total	$199,346	$1,420,971	$2,251,804	$773,471	$4,746,552

(1)	In the event of death, unvested PSU awards will vest at the later of the date of death or the completion of the performance period(s) for such awards. The value of Ms. Ewing’s 2012 PSU award is not included in this calculation since the performance period for this grant will not conclude until December 31, 2014.

Hans-Ole Jochumsen(1)	Involuntary For Cause or Voluntary	Involuntary Not For Cause	Death	Disability	Termination Due To Change in Control (“Double Trigger”)

Severance	$0	$248,304	$0	$0	$248,304
Non-Equity Incentive Compensation	$0	$889,387	$889,387	$889,387	$889,387
Stock Option Vesting	$0	$0	$0	$0	$115,589
Restricted Stock Vesting	$0	$0	$0	$0	$0
Performance Share Unit Vesting	$0	$0	$1,185,226(2)	$0	$1,611,680
Retirement Plan Benefits	$0	$49,661	$0	$0	$49,661
Health & Welfare Benefits	$0	$0	$0	$0	$0
Outplacement Services	$0	$14,780	$0	$0	$14,780

Total	$0	$1,202,132	$2,074,613	$889,387	$2,929,401

(1)	Mr. Jochumsen’s employment agreement may be terminated by NASDAQ OMX, subject to twelve months’ prior notice, or by Mr. Jochumsen, subject to six months’ prior notice. The calculations in this table assume that termination in each scenario was effective on December 31, 2012 and that any required notice period had been satisfied prior to this date.

(2)	In the event of death, unvested PSU awards will vest at the later of the date of death or the completion of the performance period(s) for such awards. The value of Mr. Jochumsen’s 2012 PSU award is not included in this calculation since the performance period for this grant will not conclude until December 31, 2014.

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Eric W. Noll	Involuntary For Cause or Voluntary	Involuntary Not For Cause	Death	Disability	Termination Due To Change in Control (“Double Trigger”)

Severance	$0	$625,000	$0	$0	$1,000,000
Non-Equity Incentive Compensation	$0	$688,500	$688,500	$688,500	$1,438,500
Stock Option Vesting	$0	$0	$397,031	$397,031	$545,648
Restricted Stock Vesting	$0	$0	$0	$0	$0
Performance Share Unit Vesting	$0	$0	$1,252,699(1)	$0	$1,750,225
Retirement Plan Benefits	$0	$0	$0	$0	$0
Health & Welfare Benefits	$0	$0	$0	$0	$50,410
Outplacement Services	$0	$22,500	$0	$0	$30,000

Total	$0	$1,336,000	$2,338,230	$1,085,531	$4,814,783

(1)	In the event of death, unvested PSU awards will vest at the later of the date of death or the completion of the performance period(s) for such awards. The value of Mr. Noll’s 2012 PSU award is not included in this calculation since the performance period for this grant will not conclude until December 31, 2014.

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PROPOSAL IV

Approval of an Amendment of NASDAQ OMX’s Restated Certificate of Incorporation to Remove and Replace the Supermajority Voting Requirements

After due consideration, and upon the recommendation of our nominating & governance committee, our board of directors has determined that it is in the best interests of NASDAQ OMX and its stockholders to amend NASDAQ OMX’s restated certificate of incorporation to remove and replace the supermajority voting requirements.

Rationale

At last year’s annual meeting, our stockholders approved, with 68% of the vote, a stockholder proposal requesting that our board of directors take the steps necessary to replace the supermajority voting requirements in NASDAQ OMX’s restated certificate of incorporation and by-laws. Following this vote, the nominating & governance committee met several times to review the restated certificate of incorporation and by-laws, discuss potential courses of action to respond to the vote and consider other potential voting requirements. Ultimately, the nominating & governance committee determined, and the board of directors agreed, that it is in the best interests of NASDAQ OMX and its stockholders to replace each supermajority voting requirement in our restated certificate of incorporation and by-laws with a “majority of outstanding shares” voting requirement.

In developing this view, the committee and board considered the relative weight of the arguments for and against supermajority voting requirements. The committee and board recognize that supermajority voting requirements protect corporations against coercive takeover tactics by requiring broad stockholder support for certain types of transactions or governance changes. However, the committee and board also recognize that corporate governance standards have evolved. Some commentators argue that supermajority requirements limit stockholders’ participation in corporate governance. The committee and board note that while it is important to protect against coercive takeover tactics, it is also critically important to obtain stockholder input and respond to stockholder concerns about corporate governance.

The committee and board believe that the proposed “majority of outstanding shares” voting requirement will continue to provide some protection against proposals that are harmful to the stockholders. While this requirement is less difficult to satisfy than the current supermajority voting requirement, it is more difficult to satisfy than a “majority of votes cast” requirement, which the committee and board considered as an alternate option. The committee and board believe that a “majority of outstanding shares” standard is a balanced outcome that responds to stockholder feedback while appropriately maintaining NASDAQ OMX’s defensive posture against hostile takeovers.

As a result and based on stockholder input, the board, on the recommendation of the committee, is submitting to the stockholders for approval a proposal to remove and replace each supermajority voting requirement in NASDAQ OMX’s restated certificate of incorporation, as described further below, with a “majority of outstanding shares” voting requirement.

NASDAQ OMX’s restated certificate of incorporation currently includes the following three supermajority voting requirements.

•

Removal of Directors. Article Fifth, Paragraph D provides that, except for directors elected by the holders of any series of preferred stock, any director, or the entire board of directors, may be removed from office at any time, but only by the affirmative vote of at least 66 2/3% of the total voting power of the outstanding shares of NASDAQ OMX’s capital stock entitled to vote generally in the election of directors (Voting Stock), voting together as a single class.

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•

Adoption, Alteration, Amendment and Repeal of By-Laws. Article Eighth, Paragraph A provides that the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding Voting Stock, voting together as a single class, shall be required in order for the stockholders to adopt, alter, amend or repeal any by-law.

•

Adoption, Alteration, Amendment and Repeal of Certain Charter Provisions. Article Ninth, Paragraph A provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph C of Article Fourth, Article Fifth, Article Seventh, Article Eighth or Article Ninth of the Charter. These provisions are described in general terms below.

•

Paragraph C of Article Fourth sets forth the 5% voting limitation, which provides that holders of NASDAQ OMX’s voting securities may not cast votes in excess of 5% of NASDAQ OMX’s outstanding voting securities.

•	Article Fifth includes certain provisions relating to the board of directors, such as board size and director elections.

•	Article Seventh prohibits stockholder action by written consent.

•	Article Eighth establishes the procedures to adopt, alter, amend or repeal NASDAQ OMX’s by-laws.

•	Article Ninth establishes the procedures to adopt, alter, amend or repeal NASDAQ OMX’s restated certificate of incorporation.

In each of the three provisions described above, NASDAQ OMX proposes to remove the supermajority voting requirement and replace it with a voting standard requiring the affirmative vote of a majority of the outstanding Voting Stock.

Conforming Changes to NASDAQ OMX’s By-Laws

NASDAQ OMX’s by-laws also include conforming supermajority voting provisions relating to the removal of directors and the adoption, alteration, amendment and repeal of the by-laws. Conditional upon approval by the stockholders of the amendments to the restated certificate of incorporation described in this proposal, NASDAQ OMX’s board, on the recommendation of the committee, has voted to remove the supermajority voting standards from the by-laws and replace them with a standard requiring the affirmative vote of a majority of the outstanding shares of stock entitled to vote.

Review and Approval By the SEC

In connection with our operation of self-regulatory organizations in the United States, NASDAQ OMX is subject to SEC oversight, as prescribed by the Exchange Act. Under the Exchange Act, these self-regulatory organizations must submit to the SEC proposed changes to any of their rules, practices and procedures, including amendments to provisions of our restated certificate of incorporation and by-laws that are deemed to constitute rules. If our stockholders approve this proposal, we will file the proposed changes to our restated certificate of incorporation, as well as the proposed changes to the by-laws described above, with the SEC. We cannot guarantee that the SEC will allow the proposed changes to become effective. In any event, the proposed changes will not become effective until they are filed and effective with the SEC and, where necessary, the state of Delaware.

Complete Text of Proposed Amendment and Restatement

The general description of the proposed amendments of NASDAQ OMX’s restated certificate of incorporation described above is qualified in its entirety by reference to the text of the proposed amended and restated certificate of incorporation, which is attached as Annex A to this proxy statement. Proposed additions are double-underlined, and proposed deletions are stricken through.

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Vote Required

The adoption of this proposal requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding Voting Stock, voting together as a single class. Abstentions and broker non-votes have the effect of a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL IV.

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PROPOSAL V

Approval of an Amendment and Restatement of NASDAQ OMX’s Restated Certificate of Incorporation to Make Other Non-Substantive Changes

After due consideration, and upon the recommendation of our nominating & governance committee, our board of directors has determined that it is in the best interests of NASDAQ OMX and its stockholders to amend and restate NASDAQ OMX’s restated certificate of incorporation to make other non-substantive changes.

Rationale

In connection with their review of the restated certificate of incorporation described in Proposal IV above, the committee and board also recommended amending and restating the document to make other non-substantive changes as described below.

•	Deletion of Obsolete References. The proposal deletes obsolete references to the following:

•	the 3.75% Series A Convertible Notes due 2012 and the 3.75% Series B Convertible Notes due 2012, which are no longer outstanding, in Article Fourth, Paragraph C and Article Eleventh;

•	a voting trust agreement, which is no longer in effect, in Article Fourth, Paragraph C(3)(b)(iii));

•

ownership of NASDAQ OMX securities by the National Association of Securities Dealers, Inc., certain affiliates of Hellman & Friedman LLC, and certain affiliates of Silver Lake, none of which currently own any NASDAQ OMX securities, in Article Fourth, Paragraph C(6); and

•	a classified board structure, which was fully eliminated in 2007, in Article Fifth, Paragraph B.

•	Correction of Typographical Error. The proposal corrects a typographical error in Article Fifth, Paragraph A.

The committee and board believe that the amendment and restatement of the restated certificate of incorporation to incorporate these non-substantive changes is in the best interests of NASDAQ OMX and its stockholders because it will simplify and streamline the document.

Review and Approval By the SEC

In connection with our operation of self-regulatory organizations in the United States, NASDAQ OMX is subject to SEC oversight, as prescribed by the Exchange Act. Under the Exchange Act, these self-regulatory organizations must submit to the SEC proposed changes to any of their rules, practices and procedures, including amendments to provisions of our restated certificate of incorporation and by-laws that are deemed to constitute rules. If our stockholders approve this proposal, we will file the proposed changes to our restated certificate of incorporation with the SEC. We cannot guarantee that the SEC will allow the proposed changes to become effective. In any event, the proposed changes will not become effective until they are filed and effective with the SEC and the state of Delaware.

Complete Text of Proposed Amendment and Restatement

The general description of the proposed amendment and restatement of NASDAQ OMX’s restated certificate of incorporation described above is qualified in its entirety by reference to the text of the proposed amended and restated certificate of incorporation, which is attached as Annex A to this proxy statement. Proposed additions are double underlined, and proposed deletions are stricken through.

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The proposed amendment and restatement also will include the amendments described in Proposal IV, if and when those amendments become effective.

Separately, the board, on the recommendation of the committee, has approved elimination of the certificate of designation of series A convertible preferred stock, which is an exhibit to the restated certificate of incorporation, since there are no longer any shares of the series A convertible preferred stock outstanding. We did not include the certificate of designation because we are not proposing any changes to that document for stockholder approval. The elimination is contingent upon filing and effectiveness with the SEC and the state of Delaware, as described above.

Vote Required

The adoption of this proposal requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding Voting Stock, voting together as a single class. Abstentions and broker non-votes have the effect of a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL V.

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OTHER BUSINESS

The NASDAQ OMX board knows of no business other than the matters described in this proxy statement that will be presented at the annual meeting. To the extent that matters not known at this time may properly come before the annual meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters as may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

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EXECUTIVE OFFICERS OF NASDAQ OMX

The executive officers of NASDAQ OMX are listed below.

Name	Age	Position

Robert Greifeld	55	Chief Executive Officer
Bruce E. Aust	49	Executive Vice President, Global Corporate Client Group
Anna M. Ewing	52	Executive Vice President, Global Technology Solutions
Ronald Hassen	61	Senior Vice President, Controller and Principal Accounting Officer
John L. Jacobs	54	Executive Vice President, Global Information Services Group
Hans-Ole Jochumsen	55	Executive Vice President, Transaction Services Nordic
Edward S. Knight	62	Executive Vice President, General Counsel and Chief Regulatory Officer
Eric W. Noll	51	Executive Vice President, Transaction Services U.S. and U.K.
Bradley J. Peterson	53	Executive Vice President and Chief Information Officer
Lee Shavel	45	Chief Financial Officer and Executive Vice President, Corporate Strategy

Robert Greifeld, a member of our board of directors, has served as Chief Executive Officer since May 2003. Prior to joining NASDAQ OMX, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991 to 1999, Mr. Greifeld was the President and Chief Operating Officer.

Bruce E. Aust has served as Executive Vice President of the Global Corporate Client Group since July 2003. Previously, Mr. Aust served as Executive Director and Vice President of the Corporate Client Group. Prior to joining NASDAQ OMX in 1998, Mr. Aust spent 12 years at Fidelity Investments in a variety of sales, trading and management positions in Dallas, Boston, Los Angeles, and San Francisco.

Anna M. Ewing has served as Executive Vice President, Global Technology Solutions since January 2013. Previously, she was Executive Vice President and Chief Information Officer since December 2005. She served as Senior Vice President of Technology Services in our Operations & Technology Group since October 2000. Before joining NASDAQ OMX, Ms. Ewing was Managing Director, Electronic Commerce at CIBC World Markets in New York and Toronto, where she served as Managing Director of Global Applications Services and as a founding member of CIBC.com. Before that, Ms. Ewing served as Vice President at Merrill Lynch, where she held various leadership positions within the Corporate and Institutional Client Group Technology Division, including Global Head of Institutional Client Technology, Global Head of Financial Futures and Options Technology, Global Head of Prime Brokerage Technology and Regional Head of Technology at Merrill Lynch Canada.

Ronald Hassen has served as Senior Vice President and Controller since March 2002 and Principal Accounting Officer since May 2002. Previously, Mr. Hassen served as Treasurer from November 2002 through January 2007. Prior to joining NASDAQ OMX, Mr. Hassen served as Controller of Deutsche Bank North America from June 1999, after its acquisition of Bankers Trust Company. Mr. Hassen joined Bankers Trust in 1989, serving as Principal Accounting Officer from 1997 until the company’s acquisition by Deutsche Bank.

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John L. Jacobs has served as Executive Vice President of the Global Information Services Group since January 2013. He served as Executive Vice President of the Global Marketing Group and Chief Marketing Officer from July 2003 until January 2013 and Executive Vice President of the Global Index Group from July 2002 until January 2013. Previously, Mr. Jacobs served as Senior Vice President of Worldwide Marketing and Financial Products from January 2000 until July 2002 and as Vice President of Investor Services and Worldwide Marketing from January 1997 until January 2000. Mr. Jacobs joined NASDAQ OMX in 1983.

Hans-Ole Jochumsen has served as Executive Vice President of Transaction Services Nordic since February 2008. Previously, Mr. Jochumsen was the President of Information Services & New Markets for OMX. Prior to that, he served as President and CEO of the Copenhagen Stock Exchange (now called NASDAQ OMX Copenhagen A/S) and FUTOP Clearingcentralen Ltd. Prior to joining OMX in 1998, Mr. Jochumsen served as President and member of the Executive Management of BG Bank from 1996 to 1998 and as President and member of the Executive Management of Girobank from 1994 to 1996. From 1990 to 1994, he was a President and member of the Executive Management of BRFkredit.

Edward S. Knight has served as Executive Vice President and General Counsel since October 2000 and Chief Regulatory Officer since January 2006. Previously, Mr. Knight served as Executive Vice President and Chief Legal Officer of FINRA from July 1999 to October 2000. Prior to joining FINRA, Mr. Knight served as General Counsel of the U.S. Department of the Treasury from September 1994 to June 1999. Mr. Knight also serves as a director of NASDAQ Dubai.

Eric W. Noll has served as Executive Vice President of Transaction Services U.S. and U.K. since July 2009. From March 1994 to July 2009, Mr. Noll served as the Managing Director of Susquehanna Financial Group, LLLP and Associate Director of Susquehanna International Group, LLP. Prior to this, Mr. Noll worked at the Philadelphia Stock Exchange from March 1993 to March 1994 as the Assistant Vice President, New Market Development, Strategic Planning and Marketing. Mr. Noll also worked at the Chicago Board Options Exchange from 1990 to 1993 in various roles as an Associate and Manager of Strategic Planning.

Bradley J. Peterson has served as Executive Vice President and Chief Information Officer since February 2013. Previously, Mr. Peterson served as Executive Vice President and Chief Information Officer at Charles Schwab, Inc. since May 2008. Mr. Peterson was Chief Information Officer at eBay from April 2003 through May 2008. From July 2001 through March 2003, Mr. Peterson was the Managing Director and Chief Operating Officer at Epoch Securities after its merger with Goldman Sachs Group, Inc. He also has held senior executive positions at Epoch Partners, Inc., Charles Schwab & Company and Pacific Bell Wireless (now part of AT&T).

Lee Shavel has served as Chief Financial Officer and Executive Vice President, Corporate Strategy since May 2011. Before joining NASDAQ OMX, Mr. Shavel was Americas Head of Financial Institutions Investment Banking at Bank of America Merrill Lynch. Previously, he was Head of Finance, Securities and Technology and Global Chief Operating Officer for the Financial Institutions Group at Merrill Lynch. Mr. Shavel joined Merrill Lynch in 1993 as an Associate, coming from Citicorp where he worked as an Associate in the Financial Institutions Group.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of March 15, 2013 by:

•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each current director and nominee for director;

•	each named executive officer; and

•	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock underlying options that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Holders of restricted stock units granted under the Equity Plan have the right to direct the voting of the shares underlying those units only to the extent the shares are vested. As of March 15, 2013, 165,686,036 shares of common stock were outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class

Borse Dubai Limited(1) Level 7, Precinct Building 5, Gate District DIFC, Dubai UAE	29,780,515	18.0%
Investor AB(2) Patricia Holding AB, Arsenalsgatan 8C, S-103 32, Stockholm, Sweden V7	19,394,142	11.7%
FMR LLC(3) 82 Devonshire Street, Boston, MA 02109	11,576,455	7.0%
Steven D. Black	—	—
Börje E. Ekholm(4)	17,999	*
Glenn H. Hutchins(5)	265,863	*
Essa Kazim(6)	15,151	*
John D. Markese(7)	49,339	*
Ellyn A. McColgan	—	—
Thomas F. O’Neill(8)	8,678	*
James S. Riepe(9)	22,911	*
Michael R. Splinter(10)	24,494	*
Lars R. Wedenborn(11)	48,867	*
Robert Greifeld(12)	3,273,447	1.9%
Anna M. Ewing(13)	308,264	*
Hans-Ole Jochumsen(14)	115,835	*
Eric W. Noll(15)	58,127	*
Lee Shavel(16)	38,573	*
All directors and executive officers of NASDAQ OMX as a group (20 persons)	5,187,563	3.1%

*	Represents less than 1%.

(1)	As of December 31, 2012, based solely on information included in an amendment to Schedule 13D, filed March 27, 2012, Borse Dubai had shared voting and dispositive power over

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29,780,515 shares. Borse Dubai is a majority-owned subsidiary of Investment Corporation of Dubai, and therefore, each of Borse Dubai and Investment Corporation of Dubai may be deemed to be the beneficial owner of the 29,780,515 shares held by Borse Dubai. Borse Dubai is entitled to the number of votes equal to the number of shares of common stock that it holds, subject to the 5% voting limitation contained in our restated certificate of incorporation. All of the shares held by Borse Dubai are pledged as security for outstanding indebtedness.

(2)	As of December 31, 2012, based solely on information included in a Form 4, filed May 25, 2012, Patricia Holding AB had sole voting and dispositive power over 19,394,142 shares. Patricia Holding AB is 100% owned and controlled by Investor AB, and therefore, each of Patricia Holding AB and Investor AB may be deemed to be the beneficial owner of the 19,394,142 shares held by Patricia Holding AB. Patricia Holding AB is entitled to the number of votes equal to the number of shares of common stock that it holds, subject to the 5% voting limitation contained in our restated certificate of incorporation.

(3)

As of December 31, 2012, based solely on information included in a Schedule 13G, filed February 14, 2013, FMR LLC indicated that it has sole dispositive power with respect to 11,576,455 shares. It also indicated that it has sole power to vote or direct the vote on 3,257,784 shares. In addition, FMR LLC indicated as follows: Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC and a registered investment advisor, beneficially owns 7,194,556 of the shares as a result of acting as investment adviser to various registered investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 7,194,556 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Fidelity Management Trust Company (FMTC), a wholly-owned subsidiary of FMR LLC and a bank, beneficially owns 36,583 shares as a result of its serving as investment manager of institutional account(s). Edward C. Johnson 3d and FMR LLC, through its control of FMTC, each has sole power to dispose of 36,583 shares and sole power to vote or to direct the voting of 36,583 shares owned by institutional account(s). Strategic Advisers, Inc. (Strategic), a wholly-owned subsidiary of FMR LLC and a registered investment advisor, beneficially owns 2,597 of the shares in connection with providing investment advisory services to individuals. Each of FMR LLC, Fidelity, FMTC and Strategic has its principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. Pyramis Global Advisors, LLC (PGALLC), an indirect wholly-owned subsidiary of FMR LLC and a registered investment advisor, beneficially owns 343,340 of the shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds or registered investment companies owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole power to dispose of 553,550 shares and sole power to vote or to direct the voting of 343,340 shares owned by institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (PGATC), an indirect wholly-owned subsidiary of FMR LLC and a bank, beneficially owns 2,865,990 of the shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole power to dispose of 3,746,580 shares and sole power to vote or to direct the voting of 2,831,120 shares owned by institutional accounts managed by PGATC. Each of PGALLC and PGATC has its principal place of business at 900 Salem Street, Smithfield, Rhode Island 02917. FIL Limited (FIL), which has a principal place of business at Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution, beneficially owns 1,133,089 of the shares. Partnerships controlled predominantly by members of

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the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. Such FIL voting stock normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC has reported shares held by FIL as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. The foregoing description of voting rights is subject to the 5% voting limitation contained in our restated certificate of incorporation.

(4)	Represents (i) 7,999 vested shares of restricted stock granted under the Equity Plan and (ii) 10,000 shares acquired through open-market purchases. Excludes shares of NASDAQ OMX common stock owned by Patricia Holding AB. Patricia Holding AB is a wholly owned subsidiary of Investor AB, of which Mr. Ekholm is President and Chief Executive Officer. Mr. Ekholm disclaims beneficial ownership of such shares.

(5)	Represents 24,563 vested shares of restricted stock granted under the Equity Plan. Under Mr. Hutchins’ arrangements with Silver Lake or its affiliates with respect to director compensation, 16,564 shares or proceeds therefrom are expected to be assigned to Silver Lake or its affiliates. Mr. Hutchins disclaims beneficial ownership of any NASDAQ OMX securities that may be held by Silver Lake or its affiliates, except to the extent of any pecuniary interest he may have therein. Also includes 241,300 shares held by the Hutchins Family Foundation, a private charitable foundation. Mr. Hutchins serves as chairman of the Hutchins Family Foundation and as such may be deemed to beneficially own such shares, which he disclaims.

(6)	Represents 15,151 vested shares of restricted stock granted under the Equity Plan. Excludes shares of NASDAQ OMX common stock owned by Borse Dubai. Mr. Kazim, who is Chairman of Borse Dubai, disclaims beneficial ownership of such shares.

(7)	Represents (i) 1,424 shares of stock acquired upon exercise of vested stock options and (ii) 47,915 vested shares of restricted stock granted under the Equity Plan. Of these shares, 47,915 are held by the John D. Markese Trust September 2, 1999, of which Dr. Markese is a trustee and beneficiary.

(8)	Represents 8,678 vested shares of restricted stock granted under the Equity Plan.

(9)	Represents 22,911 vested shares of restricted stock granted under the Equity Plan. Excludes shares of common stock owned by T. Rowe Price Group, Inc. and its affiliates, of which Mr. Riepe is Senior Advisor. Mr. Riepe disclaims beneficial ownership of such shares.

(10)	Represents 24,494 vested shares of restricted stock granted under the Equity Plan.

(11)	Represents (i) 28,867 vested shares of restricted stock granted under the Equity Plan and (ii) 20,000 shares acquired through open-market purchases by a pension insurance fund in the name of Foundation Asset Management, which is Mr. Wedenborn’s employer.

(12)	Represents (i) 300,000 shares of stock acquired upon exercise of vested stock options, (ii) 2,560,000 vested options to purchase stock granted under the Equity Plan, (iii) 209,383 vested shares of restricted stock and (iv) 204,064 vested shares underlying PSUs granted under the Equity Plan.

(13)	Represents (i) 7,000 shares of stock acquired upon exercise of vested stock options, (ii) 100,650 vested options to purchase stock granted under the Equity Plan, (iii) 135,403 vested shares of restricted stock granted under the Equity Plan, (iv) 48,257 vested shares underlying PSUs granted under the Equity Plan and (v) 16,954 shares of stock purchased pursuant to the ESPP.

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(14)	Represents (i) 55,229 vested options to purchase stock granted under the Equity Plan, (ii) 29,700 vested shares of restricted stock granted under the Equity Plan, (iii) 27,455 vested shares underlying PSUs granted under the Equity Plan and (iv) 3,451 shares of stock purchased pursuant to the ESPP.

(15)	Represents (i) 14,194 vested shares of restricted stock granted under the Equity Plan and (ii) 43,933 vested shares underlying PSUs granted under the Equity Plan.

(16)	Represents (i) 26,639 vested shares of restricted stock granted under the Equity Plan and (ii) 11,934 vested shares underlying PSUs granted under the Equity Plan.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder, require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities collectively, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by NASDAQ OMX, or on written representations from reporting persons that no other reports were required for such persons, we believe that during 2012, our executive officers, directors and 10% stockholders complied with all of the Section 16(a) filing requirements.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The audit committee of our board of directors has adopted a written policy regarding related party transactions. For purposes of the policy, a “related party” generally includes directors, director nominees, executive officers, greater than 5% stockholders, immediate family members of any of the foregoing, entities that are affiliated with any of the foregoing and our independent auditing firm. Under the policy, all transactions with related parties are subject to ongoing review and approval or ratification by the audit committee.

In determining whether to approve or ratify a related party transaction, the audit committee considers, among other things, the following factors:

•	whether the terms of the related party transaction are fair to NASDAQ OMX and whether such terms would be on the same basis if the transaction did not involve a related party;

•	whether there are business reasons for NASDAQ OMX to enter into the related party transaction;

•	whether the related party transaction would impair the independence of an outside director;

•	whether the related party transaction would present a conflict of interest for any director or executive officer of NASDAQ OMX, taking into account:

•	the size of the transaction;

•	the overall financial position of the director or executive officer;

•	the direct or indirect nature of the director’s or executive officer’s interest in the transaction;

•	the ongoing nature of any proposed relationship; and

•	any other factors deemed relevant;

•	whether the related party transaction is material, taking into account:

•	the importance of the interest to the related party;

•	the relationship of the related party to the transaction and of related parties to each other;

•	the dollar amount involved; and

•	the significance of the transaction to NASDAQ OMX investors in light of all the circumstances.

Under the policy, related party transactions that are conducted in the ordinary course of NASDAQ OMX’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to NASDAQ OMX’s employees on a broad basis are considered pre-approved by the audit committee.

The following section describes transactions since the beginning of the fiscal year ended December 31, 2012, in which NASDAQ OMX or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an executive officer, a security holder known to own more than five percent of our common stock or an immediate family member of any of the foregoing had, or will have, a direct or indirect material interest. In accordance with our policy on related party transactions, all of the transactions discussed below, other than those that received pre-approval as discussed above, have been approved or ratified by the audit committee of our board of directors.

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BORSE DUBAI

As of March 15, 2013, Borse Dubai owned approximately 18.0% of NASDAQ OMX’s common stock. NASDAQ OMX is obligated by the terms of a stockholders’ agreement with Borse Dubai to nominate and generally use best efforts to cause the election to the NASDAQ OMX board one director designated by Borse Dubai, subject to certain conditions. Essa Kazim, the Chairman of Borse Dubai, has been designated by Borse Dubai as its nominee with respect to the 2013 annual meeting. During the fiscal year ended December 31, 2012, Borse Dubai paid NASDAQ OMX approximately $0.8 million for technology services.

INVESTOR AB

As of March 15, 2013, Investor AB owned approximately 11.7% of NASDAQ OMX’s common stock. NASDAQ OMX is obligated by the terms of a stockholders’ agreement with Investor AB to nominate and generally use best efforts to cause the election to the NASDAQ OMX board one director designated by Investor AB, subject to certain conditions. Börje E. Ekholm, the President and Chief Executive Officer of Investor AB, has been designated by Investor AB as its nominee with respect to the 2013 annual meeting. During the fiscal year ended December 31, 2012, Investor AB paid NASDAQ OMX approximately $0.2 million for market data, issuer and other services in the ordinary course of business.

Investor AB is an industrial holding company that invests in other companies in the ordinary course of business. One of Investor AB’s portfolio companies is Skandinaviska Enskilda Banken AB (SEB), a financial services company, which is a lender under NASDAQ OMX’s credit facilities and a customer of NASDAQ OMX. During the fiscal year ended December 31, 2012, NASDAQ OMX paid SEB approximately $18.7 million in principal payments, interest payments and other fees under its credit facilities and approximately $0.2 million in fees relating to other financing transactions. During the fiscal year ended December 31, 2012, SEB paid NASDAQ OMX approximately $24.2 million for transaction, market data, issuer and index services in the ordinary course of business.

Investor AB’s portfolio companies also include certain companies that are listed on one or more of the exchanges that we operate. During the fiscal year ended December 31, 2012, these entities or their affiliates made the following approximate payments to NASDAQ OMX for issuer services in the ordinary course of business: ABB ($0.5 million), Achillion Pharmaceuticals ($0.2 million), Astra Zeneca ($0.4 million), Atlas Copco ($0.2 million), Electrolux ($0.4 million), Ericsson ($0.2 million), Husqvarna ($0.2 million), KYTHERA Biopharmaceuticals, Inc. ($0.1 million), Raptor Pharmaceutical Corp. ($0.3 million) and Wärtsilä ($0.2 million).

FMR LLC

As of March 15, 2013, FMR LLC owned approximately 7.0% of NASDAQ OMX’s common stock. During the fiscal year ended December 31, 2012, FMR LLC or its affiliates paid NASDAQ OMX approximately $0.4 million for financial products in the ordinary course of business.

BLACKROCK INC.

On August 8, 2012, BlackRock Inc. filed Amendment No. 2 to its Schedule 13G to report that as of July 31, 2012, it no longer owned greater than 5% of NASDAQ OMX’s common stock. Prior to that date, however, BlackRock Inc. was considered a related party. During the fiscal year ended December 31, 2012, BlackRock Inc. or its affiliates paid NASDAQ OMX approximately $1.9 million for market data, transaction, mutual fund and issuer services and financial products in the ordinary course of business.

SILVER LAKE

Glenn H. Hutchins, one of our directors, is a Co-Founder of Silver Lake. Silver Lake or its affiliates disposed of all of their shares in NASDAQ OMX in February 2011, other than shares received by

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Mr. Hutchins under NASDAQ OMX’s compensation policy for non-employee directors and shares distributed-in-kind to certain affiliates of Silver Lake for the purpose of facilitating charitable giving.

Silver Lake is a private investment firm that invests in other companies in the ordinary course of business. Silver Lake’s portfolio companies include Groupon, Inc., Interactive Data Corporation, SunGard Data Systems Inc., Virtu Financial and Zynga Inc. During the fiscal year ended December 31, 2012, Groupon, Inc. paid us approximately $0.2 million for issuer services, and we paid Groupon, Inc. approximately $3.7 million for advertising services, all in the ordinary course of business. Interactive Data Corporation or its affiliates paid us approximately $3.4 million for market data, transaction, issuer and other services, in the ordinary course of business. SunGard or its affiliates paid us approximately $4.7 million for market data and transaction services in the ordinary course of business, and we paid SunGard or its affiliates approximately $1.8 million for license fees, professional services and market data. Virtu Financial or its affiliates paid us approximately $37.2 million for market data, transaction and issuer services in the ordinary course of business, and we paid an affiliate of Virtu Financial $5.8 million in connection with the sale of our majority-owned subsidiary International Derivatives Clearing Group, LLC, of which the affiliate of Virtu Financial was a member. Finally, Zynga Inc. paid us approximately $0.4 million for issuer services, and we paid Zynga Inc. approximately $2.0 million for advertising services, all in the ordinary course of business.

OTHER TRANSACTIONS WITH ENTITIES AFFILIATED WITH OUR DIRECTORS

Michael Casey, one of our former directors, is an advisor to the Chief Executive Officer and Chief Financial Officer of Starbucks, which is listed on The NASDAQ Stock Market. During the fiscal year ended December 31, 2012, Starbucks paid us approximately $0.2 million for issuer services in the ordinary course of business.

James S. Riepe, one of our directors, is a Senior Advisor at T. Rowe Price Group, Inc., which engages in trading and other commercial activities with us. During the fiscal year ended December 31, 2012, T. Rowe Price or its affiliates paid us approximately $0.3 million for market data, transaction, mutual fund and issuer services in the ordinary course of business.

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STOCKHOLDER COMMUNICATION WITH DIRECTORS

We regularly engage with our stockholders to discuss executive compensation, corporate governance and other issues. Stockholders and other parties interested in communicating directly with the board of directors, the chairman of the board, other individual directors or particular NASDAQ OMX board committees may do so by addressing correspondence to the intended recipient at the following address.

Joan C. Conley

Senior Vice President and Corporate Secretary

The NASDAQ OMX Group, Inc.

One Liberty Plaza

50th Floor

New York, New York 10006

Email: corporatesecretary@nasdaqomx.com

NASDAQ OMX’s corporate secretary regularly forwards all correspondence to the board, board members or committees. In addition, concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of NASDAQ OMX’s internal audit department and office of general counsel and handled in accordance with procedures established by the audit committee with respect to such matters.

ONLINE ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our online annual report to stockholders is available at http://ir.nasdaqomx.com/annuals.cfm. Our Form 10-K is available at http://ir.nasdaqomx.com/annuals.cfm and www.proxyvote.com. We will furnish, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, to any stockholder upon request to the NASDAQ OMX Investor Relations Department, Attention: Edward Ditmire, One Liberty Plaza, 49th Floor, New York, New York 10006, in writing or by email (investor.relations@nasdaqomx.com).

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STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

NASDAQ OMX stockholders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for NASDAQ OMX’s 2014 annual meeting must submit them on or before December •, 2013 to NASDAQ OMX’s corporate secretary, Joan C. Conley, The NASDAQ OMX Group, Inc., One Liberty Plaza, 50th Floor, New York, New York 10006, in writing or by email (corporatesecretary@nasdaqomx.com), and must otherwise comply with the requirements of Rule 14a-8.

A stockholder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in NASDAQ OMX’s by-laws. Under these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice to be received by NASDAQ OMX’s corporate secretary at the above address in accordance with the following time frames.

•

In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year’s meeting. Assuming the 2014 annual meeting is held according to this year’s schedule, the notice must be delivered on or prior to the close of business on February 21, 2014, but no earlier than January 22, 2014.

•

However, if NASDAQ OMX holds its annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of (i) the ninetieth day prior to the date of the annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by NASDAQ OMX.

•

If NASDAQ OMX holds a special meeting to elect directors, the notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of (i) the ninetieth day prior to the date of the special meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the NASDAQ OMX board is first made by NASDAQ OMX.

The notice required by our by-laws shall contain:

•

as to each person whom a stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under SEC rules and such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

•

as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the by-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder, as they appear on NASDAQ OMX’s books, and of such beneficial owner;

•	the class and number of shares of capital stock of NASDAQ OMX that are owned beneficially and of record by such stockholder and such beneficial owner;

•

a representation that the stockholder is a holder of record of stock of NASDAQ OMX entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

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•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of NASDAQ OMX’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from NASDAQ OMX stockholders in support of such proposal or nomination.

In addition, NASDAQ OMX stockholders may recommend individuals for consideration by the nominating & governance committee for nomination to the NASDAQ OMX board. Holders should submit such recommendations in writing, together with any supporting documentation the holder deems appropriate, to NASDAQ OMX’s corporate secretary at the address set forth above prior to December 31, 2013.

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CORPORATE SUSTAINABILITY

NASDAQ OMX has always been a believer in the virtues of sustainability. We were practicing corporate sustainability – in many different places and in many different ways – long before the term became so prevalent and fashionable. Efficiency and transparency formed the foundation of our brand 40 years ago, and they still drive our decision-making every day.

Key 2012 highlights include the following.

•	We completed our first substantive energy and water usage audit of all global facilities.

•	We officially submitted our first comprehensive Global Reporting Initiative report.

•	We improved our reporting to the Carbon Disclosure Project.

•	NASDAQ OMX was accepted into the United Nations Global Compact.

•	NASDAQ OMX entered into a historic agreement with other key exchanges to develop and promote sustainability standards.

•	We made significant infrastructure improvements, including an increasing number of LEED and other environmental certifications for our global offices.

•	NASDAQ OMX Helsinki was the first exchange to receive a WWF Green Office diploma, and one of the first in the world to go carbon neutral.

•	Through the World Federation of Exchanges, we promoted sustainability dialogue and consensus with other stock markets and exchanges.

•	We regularly assisted our listed companies in various ways, helping them better handle sustainability as an aspect of their own operation.

•	We forged several partnerships with advocacy groups, non-governmental organizations and economists in the last year to better understand the interplay of sustainability metrics and market dynamics.

THE NASDAQ OMX GROUP, INC.

April •, 2013

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ANNEX A

Proposed Amendment and Restatement of NASDAQ OMX’s Restated Certificate of Incorporation

Proposed additions are double-underlined; proposed deletions are ~~stricken through~~.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF THE NASDAQ OMX GROUP, INC.

The undersigned, ~~Joan C. Conley~~                    , ~~Corporate Secretary~~                     of The NASDAQ OMX Group, Inc. (“Nasdaq”), a Delaware corporation, does hereby certify:

FIRST: That the name of the corporation is The NASDAQ OMX Group, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 13, 1979. The name under which Nasdaq was originally incorporated was “NASD Market Services, Inc.”

SECOND: ~~That the Restated Certificate of Incorporation of Nasdaq dated May 27, 2003, as previously amended by the Certificate of Amendment dated May 25, 2005; the Certificate of Amendment dated August 1, 2006; the Certificate of Amendment dated March 11, 2006; the Certificate of Elimination of the Series A Cumulative Preferred Stock, Series B Preferred Stock, and Series C Cumulative Preferred Stock dated March 31, 2006; the Certificate of Designation of Series D Preferred Stock dated December 14, 2005; the Certificate of Amendment dated February 27, 2008;~~ and ~~the Certificate of Elimination of Series D Preferred Stock dated March 10, 2009 is hereby restated and integrated to read in its entirety as follows:~~Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation further amends and restates the provisions of Nasdaq’s Restated Certificate of Incorporation filed on May 11, 2009, to read in its entirety as follows:

ARTICLE FIRST

The name of the corporation is The NASDAQ OMX Group, Inc.

ARTICLE SECOND

The address of Nasdaq’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of Nasdaq’s registered agent at such address is The Corporation Trust Company.

ARTICLE THIRD

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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ARTICLE FOURTH

A.

The total number of shares of Stock which Nasdaq shall have the authority to issue is Three Hundred Thirty Million (330,000,000), consisting of Thirty Million (30,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as “Preferred Stock”), and Three Hundred Million (300,000,000) shares of Common Stock, par value $.01 per share (hereinafter referred to as “Common Stock”).

B.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of Nasdaq (the “Board”) is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not limited to, determination of the following:

(1)	The designation of the series, which may be by distinguishing number, letter or title.

(2)

The number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3)	The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4)	Dates at which dividends, if any, shall be payable.

(5)	The redemption rights and price or prices, if any, for shares of the series.

(6)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7)	The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Nasdaq.

(8)

Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of Nasdaq or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

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(9)	Restrictions on the issuance of shares of the same series or of any other class or series.

(10)	The voting rights, if any, of the holders of shares of the series.

C.

1.    ~~(a)~~ Except as may otherwise be provided in this Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

~~(b)~~

~~Except as may otherwise be provided in this Restated Certificate of Incorporation or by applicable law, the holders of the 3.75% Series A Convertible Notes due 2012 (as may be amended, supplemented or otherwise modified from time to time, the “Series A Notes”) and the 3.75% Series B Convertible Notes due 2012 (as may be amended, supplemented or otherwise modified from time to time, the “Series B Notes” and, together with the Series A Notes, the “Notes”) which may be issued from time to time by Nasdaq shall be entitled to vote on all matters submitted to a vote of the stockholders of Nasdaq, voting together with the holders of the Common Stock (and of any other shares of capital stock of Nasdaq entitled to vote at a meeting of stockholders) as one class. Each principal amount of Notes shall be entitled to a number of votes equal to the number of votes represented by the Common Stock of Nasdaq that could then be acquired upon conversion of such principal amount of Notes into Common Stock, subject to adjustments as provided in the Notes and the Indenture dated as of April 22, 2005 between Nasdaq and Law Debenture Trust Company of New York, as trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time. Holders of the Notes shall be deemed to be stockholders of Nasdaq, and the Notes shall be deemed to be shares of stock, solely for the purpose of any provision of the General Corporation Law of the State of Delaware or this Restated Certificate of Incorporation that requires the vote of stockholders as a prerequisite to any corporate action.~~

2.

Notwithstanding any other provision of this Restated Certificate of Incorporation, but subject to subparagraph 6 of this paragraph C. of this Article Fourth, in no event shall ~~(i)~~ any record owner of any outstanding Common Stock or Preferred Stock which is beneficially owned, directly or indirectly, as of any record date for the determination of stockholders ~~and/or holders of Notes entitled to vote on any matter, or (ii) any holder of any Notes which are beneficially owned, directly or indirectly, as of any record date for the determination of stockholders and/or holders of Notes~~ entitled to vote on any matter, by a person (other than an Exempt Person) who beneficially owns shares of Common Stock~~,~~ and/or Preferred Stock ~~and/or Notes~~ in excess of five

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percent (5%) of the then-outstanding shares of stock generally entitled to vote as of the record date in respect of such matter (“Excess Shares ~~and/or Notes~~”), be entitled or permitted to vote any Excess Shares ~~and/or Notes~~ on such matter. For all purposes hereof, any calculation of the number of shares of stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of stock of which any person is the beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of filing this Restated Certificate of Incorporation.

3.	The following definitions shall apply to this paragraph C. of this Article Fourth:

(a)

“Affiliate” shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of filing this Restated Certificate of Incorporation.

(b)	A person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities:

(i)

which such person or any of such person’s Affiliates is deemed to beneficially own, directly or indirectly, within the meaning of Rule l3d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of the filing of this Restated Certificate of Incorporation;

(ii)

which such person or any of such person’s Affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person

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in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)

which are beneficially owned, directly or indirectly, by any other person and with respect to which such person or any of such person’s Affiliates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (b)(ii)(B) above) or disposing of such securities; provided, however, that ~~(A)~~ no person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such person’s status or authority as such, to be the “beneficial owner” of, to have “beneficial ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined herein), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person~~, and (B) the Voting Trustee, as defined in the Voting Trust Agreement by and among Nasdaq, the National Association of Securities Dealers, Inc., a Delaware corporation (the “NASD”), and The Bank of New York, a New York banking corporation, as such may be amended from time to time (the “Voting Trust Agreement”), shall not be deemed, solely by reason of such person’s status or authority as such, to be the “beneficial owner” of, to have “beneficial ownership” of or to “beneficially own” any securities that are governed by and held in accordance with the Voting Trust Agreement~~.

(c)	A “person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

(d)

“Exempt Person” shall mean Nasdaq or any Subsidiary of Nasdaq, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of Nasdaq or of any Subsidiary of Nasdaq, or any entity or trustee holding stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of Nasdaq or of any Subsidiary of Nasdaq.

(e)

“Subsidiary” of any person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such person, and any corporation or other entity that is otherwise controlled by such person.

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(f)

The Board shall have the power to construe and apply the provisions of this paragraph C. of this Article Fourth and to make all determinations necessary or desirable to implement such provisions, including, but not limited to, matters with respect to (1) the number of shares of stock beneficially owned by any person, (2) ~~the number of Notes beneficially owned by any person, (3)~~ whether a person is an Affiliate of another, (~~4~~3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (~~5~~4) the application of any other definition or operative provision hereof to the given facts, or (~~6~~5) any other matter relating to the applicability or effect of this paragraph C. of this Article Fourth.

4.

The Board shall have the right to demand that any person who is reasonably believed to hold of record or beneficially own Excess Shares ~~and/or Notes~~ supply Nasdaq with complete information as to (a) the record owner(s) of all shares ~~and/or Notes~~ beneficially owned by such person who is reasonably believed to own Excess Shares ~~and/or Notes~~, and (b) any other factual matter relating to the applicability or effect of this paragraph C. of this Article Fourth as may reasonably be requested of such person.

5.

Any constructions, applications, or determinations made by the Board, pursuant to this paragraph C. of this Article Fourth, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon Nasdaq~~,~~ and its stockholders ~~and the holders of the Notes~~.

6.

Notwithstanding anything herein to the contrary, subparagraph 2 of this paragraph C. of this Article Fourth shall not be applicable to any Excess Shares ~~and/or Notes beneficially owned by (a) the NASD or its Affiliates until such time as the NASD beneficially owns five percent (5%) or less of the outstanding shares of stock and/or Notes entitled to vote on the election of a majority of directors at such time, (b) any other~~beneficially owned by any person as may be approved for such exemption by the Board prior to the time such person beneficially owns more than five percent (5%) of the outstanding shares of stock ~~and/or Notes~~ entitled to vote on the election of a majority of directors at such time ~~or (c) Hellman & Friedman Capital Partners IV, L.P., H & F International Partners IV-A, L.P., H & F International Partners IV-B, L.P., H& F Executive Fund, IV L.P.; Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.L.C., Silver Lake Partners TSA, L.P., and Silver Lake Investors, L.P. or their respective affiliated investment funds that are: (i) under common management and control, (ii) comprised of members or partners with the same ultimate ownership, and (iii) subject to terms and conditions that are substantially identical in all material respects, if the Board has approved an exemption for any other person pursuant to Section 6(b) of this paragraph C. of this Article Fourth (other than an exemption granted in connection with the establishment of a strategic alliance with another exchange~~

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~~or similar market) provided that in no event shall the exemption contained in Section 6(c) cause a registered broker or dealer or an Affiliate thereof (a “Broker Affiliate,” provided that, a Broker Affiliate shall not include an entity that either owns ten percent or less of the equity of a broker or dealer, or for which the broker or dealer accounts for one percent or less of the gross revenues received by the consolidated entity) to receive an exemption for a greater percentage of voting securities than has been granted to another Broker Affiliate by the Board~~. The Board, however, may not approve an exemption under Section 6(b): (i) for a ~~Broker~~registered broker or dealer or an Affiliate thereof or (ii) an individual or entity that is subject to a statutory disqualification under Section 3(a)(39) of the Exchange Act. The Board may approve an exemption for any other stockholder ~~or holder of Notes~~ if the Board determines that granting such exemption would (A) not reasonably be expected to diminish the quality of, or public confidence in, Nasdaq or The NASDAQ Stock Market LLC or the other operations of Nasdaq and its subsidiaries, on the ability to prevent fraudulent and manipulative acts and practices and on investors and the public, and (B) promote just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities or assist in the removal of impediments to or perfection of the mechanisms for a free and open market and a national market system.

7.

In the event any provision (or portion thereof) of this paragraph C. of this Article Fourth shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this paragraph C. of this Article Fourth shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision (or portion hereof) had been stricken herefrom or otherwise rendered inapplicable, it being the intent of Nasdaq~~,~~ and its stockholders ~~and the holders of the Notes~~ that each such remaining provision (or portion thereof) of this paragraph C. of this Article Fourth remains, to the fullest extent permitted by law, applicable and enforceable as to all stockholders ~~and all holders of Notes~~, including stockholders ~~and holders of Notes~~ that beneficially own Excess Shares ~~and/or Notes~~, notwithstanding any such finding.

ARTICLE FIFTH

A.

The business and affairs of Nasdaq shall be managed by, or under the direction of, the Board. The total number of directors constituting the entire Board shall ~~he~~be fixed from time to time by the Board.

B.

~~Subject to the provisions of this paragraph B, the Board~~The directors (other than those directors elected by the holders of any series of Preferred Stock provided for, or fixed pursuant to the provisions of Article Fourth hereof (the “Preferred Stock Directors”))

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shall be ~~divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Each director elected or appointed prior to this effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware shall serve for his or her full term, such that the term of each Class I director shall expire at the 2007 annual meeting of stockholders~~; ~~the term of each Class II director shall expire at the 2005 annual meeting of stockholders; and the term of each Class III director shall expire at the 2006 annual meeting of stockholders. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible. The term of each director elected at the 2005 annual meeting of stockholders and at each subsequent annual meeting of stockholders shall expire at the first annual meeting of stockholders following his or her election. Commencing with the 2007 annual meeting of stockholders, the foregoing classification of the Board shall cease, and the directors, other than the Preferred Stock Directors, shall be~~ elected at an annual meeting of stockholders, or at a special meeting called for such purpose in lieu of the annual meeting, by the holders of the Voting Stock (as hereinafter defined) and shall hold office until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

C.

Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall only be filled by the Board. No decrease in the number of directors shall shorten the term of any incumbent director.

D.

Except for Preferred Stock Directors, any director, or the entire Board, may be removed from office at any time, but only by the affirmative vote of ~~at least 66 2/3% of the total voting power~~a majority of the outstanding shares of capital stock of Nasdaq entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class.

E.

During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article Fourth hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of Nasdaq shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions

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establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of Nasdaq shall automatically be reduced accordingly.

ARTICLE SIXTH

A.

A director of Nasdaq shall not be liable to Nasdaq or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

B.

Any repeal or modification of paragraph A shall not adversely affect any right or protection of a director of Nasdaq existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE SEVENTH

No action that is required or permitted to be taken by the stockholders of Nasdaq at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

ARTICLE EIGHTH

A.

In furtherance of, and not in limitation of, the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend or repeal the By-Laws of Nasdaq; provided, however, that the By-Laws adopted by the Board under the powers hereby conferred may be amended or repealed by the Board or by the stockholders having voting power with respect thereto, provided further that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of ~~at least 66 2/3% percent of the total voting power~~a majority of the outstanding Voting Stock, voting together as a single class, shall be required in order for the stockholders to adopt, alter, amend or repeal any By-Law.

B.

For so long as Nasdaq shall control, directly or indirectly, The NASDAQ Stock Market LLC, any proposed adoption, alteration, amendment, change or repeal (an “amendment”) of any By-Law shall be submitted to the Board of Directors of The NASDAQ Stock Market LLC (the “Exchange Board”), and if the Exchange Board

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determines that such amendment is required, under Section 19 of the Exchange Act and the rules promulgated thereunder, to be filed with, or filed with and approved by, the Securities and Exchange Commission (the “Commission”) before such amendment may be effective, then such amendment shall not be effective until filed with, or filed with and approved by, the Commission, as the case may be.

ARTICLE NINTH

A.

Nasdaq reserves the right to amend, alter, change, or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred herein are granted subject to this reservation; provided, however, that the affirmative vote of the holders of ~~at least 66 2/3% of the voting power~~a majority of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph C. of Article Fourth, Article Fifth, Article Seventh, Article Eighth or this Article Ninth~~; provided further, however, the affirmative vote of at least 66 2/3% of the voting power of the holders of the outstanding Notes shall also be required to (i) amend paragraph C. of Article Fourth in a manner that would adversely affect the rights of the holders of the Notes thereunder without similarly affecting the rights of the holders of the Common Stock thereunder or (ii) amend this clause~~.

B.

For so long as Nasdaq shall control, directly or indirectly, The NASDAQ Stock Market LLC, any proposed amendment of any provisions contained in this Restated Certificate of Incorporation shall be submitted to the Exchange Board, and if the Exchange Board determines that such amendment is required, under Section 19 of the Exchange Act and the rules promulgated thereunder, to be filed with, or filed with and approved by, the Commission before such amendment may be effective, then such amendment shall not be filed with the Secretary of State of the State of Delaware until filed with, or filed with and approved by, the Commission, as the case may be.

ARTICLE TENTH

Nasdaq shall have perpetual existence.

ARTICLE ELEVENTH

In light of the unique nature of Nasdaq and its subsidiaries, including the status of The NASDAQ Stock Market LLC as a self regulatory organization, the Board of Directors, when evaluating (A) any tender or exchange offer or invitation for tenders or exchanges, or proposal to make a tender or exchange offer or request or invitation for tenders or exchanges, by another party, for any equity security of Nasdaq, (B) any proposal or offer by another party to (1) merge or consolidate Nasdaq or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of Nasdaq or any subsidiary, or sell or otherwise dispose of to Nasdaq or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve,

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reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize Nasdaq, (C) any action, or any failure to act, with respect to any holder or potential holder of Excess Shares ~~and/or Notes~~ subject to the limitations set forth in subparagraph 2 of paragraph C. of Article Fourth, (D) any demand or proposal, precatory or otherwise, on behalf of or by a holder or potential holder of Excess Shares ~~and/or Notes~~ subject to the limitations set forth in subparagraph 2 of paragraph C. of Article Fourth or (E) any other issue, shall, to the fullest extent permitted by applicable law, take into account all factors that the Board of Directors deems relevant, including, without limitation, to the extent deemed relevant, (i) the potential impact thereof on the integrity, continuity and stability of Nasdaq and The NASDAQ Stock Market LLC and the other operations of Nasdaq and its subsidiaries, on the ability to prevent fraudulent and manipulative acts and practices and on investors and the public, and (ii) whether such would promote just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities or assist in the removal of impediments to or perfection of the mechanisms for a free and open market and a national market system.

~~THIRD: That such Restated Certificate of Incorporation has been duly adopted by Nasdaq in accordance with the applicable provisions of Sections 245 of the General Corporation Law of the State of Delaware;~~

~~FOURTH: That such Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of Nasdaq’s certificate of incorporation as heretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of such Restated Certificate of Incorporation.~~

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IN WITNESS WHEREOF, the undersigned has executed this certificate this ~~11th~~    day of ~~May~~    , ~~2009~~        .

THE NASDAQ OMX GROUP, INC.

By:	~~/s/ Joan C. Conley~~
	Name:	~~Joan C. Conley~~
	Office:	~~Senior Vice President and Corporate Secretary~~

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THE NASDAQ OMX GROUP, INC. ONE LIBERTY PLAZA 49TH FLOOR NEW YORK, NY 10006 ATTN: EDWARD DITMIRE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M57301-P33529	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE NASDAQ OMX GROUP, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain
Nominees

1a.    Steven D. Black

1b.    Börje E. Ekholm

1c.    Robert Greifeld

1d.    Glenn H. Hutchins

1e.    Essa Kazim

1f.    John D. Markese

1g.    Ellyn A. McColgan

1h.    Thomas F. O’Neill

1i.    James S. Riepe

1j.    Michael R. Splinter

1k.    Lars R. Wedenborn

			☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

2.        To ratify the appointment of Ernst & Young LLP as NASDAQ OMX’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.        To approve the company’s executive compensation on an advisory basis.

4.        To approve an amendment of NASDAQ OMX’s restated certificate of incorporation to remove and replace the supermajority voting requirements.

5.        To approve an amendment and restatement of NASDAQ OMX’s restated certificate of incorporation to make other non-substantive changes.

NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

								For ☐ ☐ ☐ ☐	Against ☐ ☐ ☐ ☐	Abstain ☐ ☐ ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M57302-P33529

THE NASDAQ OMX GROUP, INC.

Annual Meeting of Stockholders

May 22, 2013 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Edward S. Knight and Joan C. Conley, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE NASDAQ OMX GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on 5/22/2013, at NASDAQ OMX’s principal executive offices located at One Liberty Plaza, 50th floor, New York, NY 10006 and any adjournment or postponement thereof. Directions: Available at http://ir.nasdaqomx.com/annuals.cfm.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side